UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ACCURAY INCORPORATED
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF
2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 13, 2025
To Our Stockholders:
You are cordially invited to attend the 2025 Annual Meeting of Stockholders, and any adjournment, postponement or other delay thereof (the “Annual Meeting”), of Accuray Incorporated, a Delaware corporation (“Accuray” or the “Company”), which will be held virtually via live audio webcast on Thursday, November 13, 2025 at 9:00 a.m. PST. In order to attend and vote at the Annual Meeting, see “How can I attend the Annual Meeting virtually?” in the proxy statement (the “Proxy Statement”) that accompanies this Notice of 2025 Annual Meeting of Stockholders.
We are holding the Annual Meeting for the following purposes:
1.	To elect three Class I directors named in the proxy statement to hold office until our 2028 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified;
2.	To approve our 2026 Equity Incentive Plan;
3.	To conduct an advisory vote to approve the compensation of our named executive officers;
4.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2026; and
5.
To transact any other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or any adjournment or postponement of the meeting.

These items of business to be transacted at the Annual Meeting are more fully described in the Proxy Statement. The Annual Meeting this year will be a virtual-only meeting of stockholders to provide convenience to our stockholders and enable increased stockholder participation. Stockholders will be able to attend and participate in the Annual Meeting, vote their shares electronically, and submit questions during the live audio webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/ARAY2025 and entering their control number.
The Annual Meeting will begin promptly at 9:00 a.m. PST. Only holders of record and beneficial owners of shares of our common stock at the close of business on September 17, 2025, the record date, are entitled to notice of, to attend, and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available by writing to the Corporate Secretary at our principal executive offices located at 1240 Deming Way, Madison, WI 53717.
It is important that you use this opportunity to vote on the business to come before the stockholders at the Annual Meeting. After reading the Proxy Statement and Annual Report on Form 10-K for the fiscal year ended June 30, 2025 (the “Annual Report”), you are urged to cast your vote as promptly as possible. If you are accessing the Proxy Statement and Annual Report using notice and access, you will have received a Notice of Internet Availability of Proxy Materials, which was mailed on or about the date of this Notice, and should vote by telephone or over the Internet. If you have received your proxy materials by mail, please promptly sign, date and return the enclosed proxy card in the prepaid envelope provided to you or vote by telephone or over the Internet to ensure that your shares are represented at the Annual Meeting. For more information, see “Why did I receive a Notice of Internet Availability of Proxy Materials?” in the Proxy Statement.
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All stockholders are cordially invited to attend the Annual Meeting. Even if you plan to attend the Annual Meeting, please cast your vote as promptly as possible by telephone, Internet or by signing and dating your proxy card and returning it promptly. This will ensure that your vote will be counted if you later decide not to, or are unable to, attend the Annual Meeting. Even if you have given your proxy, you may still attend and vote at the Annual Meeting.

By order of the Board of Directors,

/s/ SUZANNE WINTER
Suzanne Winter
President and Chief Executive Officer

Madison, Wisconsin
October 1, 2025

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PROXY STATEMENT FOR
ACCURAY INCORPORATED
2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 13, 2025
This proxy statement (“Proxy Statement”) is furnished to our stockholders of record as of the close of business on September 17, 2025 (the “Record Date”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use in connection with our 2025 Annual Meeting of Stockholders, and any adjournment, postponement or other delay thereof (the “Annual Meeting”), to be held virtually via live audio webcast on Thursday, November 13, 2025, at 9:00 a.m. PST. In order to attend and vote at the Annual Meeting, please follow the instructions in the section titled “Questions and Answers Regarding This Solicitation and Voting at the Annual Meeting—How can I attend the Annual Meeting virtually?” This Proxy Statement and the proxy card are first being made available to our stockholders on or about October 1, 2025. Our Company’s fiscal year ended on June 30, 2025.
QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION
AND VOTING AT THE ANNUAL MEETING

Why did I receive a Notice of Internet Availability of Proxy Materials?
We are pleased to again be using the U.S. Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish proxy materials to their stockholders primarily over the Internet instead of mailing printed copies of those materials to each stockholder. On October 1, 2025, we mailed to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including this Proxy Statement and our Annual Report on Form 10-K (the “Annual Report”), online. The Notice of Internet Availability of Proxy Materials also instructs you as to how to vote over the Internet or by telephone.

This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the Annual Meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials by mail or your proxy materials by email and have not previously elected to do so, please follow the instructions included in the Notice of Internet Availability of Proxy Materials to submit your request. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Why am I receiving these proxy materials?
You are receiving this Proxy Statement because you were a stockholder of record or beneficial owner at the close of business on the Record Date. As such, you are invited to attend our Annual Meeting and are entitled to vote on the items of business described in this Proxy Statement. This Proxy Statement contains important information about the Annual Meeting and the items of business to be transacted at the Annual Meeting. You are strongly encouraged to read this Proxy Statement and Annual Report, which include information that you may find useful in determining how to vote.

Who is entitled to attend and vote at the Annual Meeting?	Stockholders as of the Record Date are entitled to attend and to vote at the Annual Meeting.

How many shares are outstanding?
On the Record Date, 112,719,901 shares of our common stock were issued and outstanding. Each share of common stock outstanding on the Record Date is entitled to one vote on each item brought before the stockholders at the Annual Meeting. We do not have cumulative voting for directors.

How many shares must be present or represented to conduct business at the Annual Meeting (that is, what constitutes a quorum)?
The presence at the Annual Meeting, in person or represented by proxy, of the holders of at least a majority of the voting power of the shares of our common stock issued and outstanding as of the Record Date and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. If, however, a quorum is not present, then no business shall be conducted and the chairperson of the Annual Meeting may adjourn the Annual Meeting until a later time.

What items of business will be voted on at the Annual Meeting?	The items of business to be voted on at the Annual Meeting are as follows:
1.
The election of three Class I directors named in the Proxy Statement to hold office until our 2028 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified;

	2.	The approval of our 2026 Equity Incentive Plan;
	3.	An advisory vote to approve the compensation of our named executive officers; and
	4.	The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2026.

What happens if additional matters are presented at the Annual Meeting?
The only items of business that our Board intends to present at the Annual Meeting are set forth in this Proxy Statement. As of the date of this Proxy Statement, no stockholder has advised us of the intent to present any other matter, and we are not aware of any other matters to be presented at the Annual Meeting. However, if any other matter or matters are properly brought before the Annual Meeting, the person(s) named as your proxyholder(s) or you, if you are attending the Annual Meeting, will have the discretion to vote your shares on such matters in accordance with their best judgment and as they deem advisable.

What shares can I vote at the Annual Meeting?
You may vote all of the shares you owned as of the Record Date, including shares held directly in your name as the stockholder of record and all shares held for you as the beneficial owner through a broker or other nominee, such as a bank.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Most of our stockholders hold their shares through a bank, broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those beneficially owned.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the stockholder of record, and we are sending our proxy materials directly to you. As the stockholder of record, you have the right to vote at the Annual Meeting or direct a proxyholder to vote your shares on your behalf at the Annual Meeting by following the procedures set forth in the Notice of Internet Availability of Proxy Materials for voting over the Internet or by telephone, or if you have received printed proxy materials, by signing and dating the enclosed proxy card and returning it to us in the enclosed postage-paid return envelope.

Beneficial Owner. If your shares are held by a bank, broker or other nominee, you are considered the beneficial owner of those shares and they are considered to be held in street name for your account. Proxy materials are made available to you together with a voting instruction card by delivery to your bank, broker or other nominee. As the beneficial owner, you have the right to direct your bank, broker or other nominee to vote your shares as you instruct with your voting instruction card. The bank, broker or other nominee will vote your shares at the Annual Meeting as you have instructed on your voting instruction card.

How can I vote my shares without attending the Annual Meeting?
If you hold shares directly as the stockholder of record, you may direct how your shares are voted without attending the Annual Meeting by voting on the Internet, by phone or by proxy card. If you provide specific instructions with regard to items of business to be voted on at the Annual Meeting, your shares will be voted as you instruct on those items. If you just sign your proxy card with no further instructions, or if you submit your proxy by telephone or internet, but do not direct your vote on particular items, your shares will be voted in accordance with the Board’s recommendation on those items. If you hold your shares in street name as a beneficial owner, you may generally vote on the Internet, by phone or by submitting a voting instruction card to your bank, broker or other nominee. Please follow the voting instructions provided by your bank, broker or other nominee. If you do not instruct your bank, broker or other nominee how to vote your shares, your bank, broker or other nominee will only be able to vote your shares with respect to the routine matter of the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2026. Please see “What is a broker non-vote?” below.

How can I attend the Annual Meeting virtually?
We will be hosting the Annual Meeting via live audio webcast only. Both stockholders of record and street name stockholders will be able to attend the Annual Meeting via live audio webcast, submit their questions during the meeting and vote their shares electronically at the Annual Meeting by visiting www.virtualshareholdermeeting.com/ARAY2025. Attending the Annual Meeting via this webcast is the same as attending in person under applicable law.

The Annual Meeting live audio webcast will start at 9:00 a.m. Pacific Time on Thursday, November 13, 2025. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures. In order to enter the meeting, you will need the control number. The control number will be included in the Notice of Internet Availability of Proxy Materials or on your proxy card if you are a stockholder of record of shares of common stock, or included with your voting instructions received from your broker, bank or other organization if you hold your shares of common stock in a “street name.” Instructions on how to attend and participate online are available at www.virtualshareholdermeeting.com/ARAY2025.

Even if you plan to attend the Annual Meeting, we recommend that you also vote by Internet, telephone or sign and date the proxy card or voting instruction card and return it promptly in order to ensure that your vote will be counted if you later decide not to, or are unable to, attend the Annual Meeting.

What if I have technical difficulties during the check-in time or during the Annual Meeting?
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page. Please be sure to check in by 8:45 a.m. Pacific Time on November 13, 2025, the day of the Annual Meeting, so that any technical difficulties may be addressed before the Annual Meeting live audio webcast begins.

Can I submit questions in advance or during the Annual Meeting?
Stockholders may also submit questions in advance of the annual meeting by emailing your question, along with proof of ownership, to investor.relations@accuray.com.

Alternatively, stockholders will be able to submit questions live during the virtual meeting by typing the question into the “Ask a Question” field and clicking submit.

To allow us to answer questions from as many stockholders as possible, we request that each stockholder limit themselves to a total of no more than two questions or comments and provide their name, affiliation and contact details when submitting a question. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized, and answered together. We will answer questions that comply with the meeting rules of conduct during the Annual Meeting, subject to time constraints. Questions relevant to meeting matters, including those that we do not have time to answer during the meeting, will be posted to our website following the meeting. Questions regarding personal matters or matters not relevant to meeting matters will not be answered.

Can I change my vote or revoke my proxy?
You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by (i) submitting a new proxy bearing a later date (including voting again by internet or telephone) in accordance with the instructions on the Notice or proxy card, which automatically revokes your earlier proxy, (ii) providing a written notice of revocation to our Corporate Secretary at our principal executive offices prior to the Annual Meeting, or (iii) attending the Annual Meeting and voting at the Annual Meeting. However, attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. If you are a beneficial owner, you may generally change your vote by voting again by Internet or phone or by submitting a new, later-dated voting instruction card to your bank, broker or other nominee. However, you should contact your bank, broker or other nominee for specific instructions.

What is a “broker non-vote”?
Brokers that hold shares in street name for the benefit of their clients, banks, brokers and other nominees have the discretion to vote such shares on routine matters only. At the Annual Meeting, only the ratification of the appointment of our independent registered public accounting firm is considered a routine matter. Therefore, if you do not otherwise instruct your bank, broker or other nominee on how to vote your shares, your bank, broker or other nominee may vote your shares on this matter only. Your bank, broker or other nominee will not be able to vote your shares for the election of three Class I directors; the approval of our 2026 Equity Incentive Plan; the advisory vote to approve the compensation of our named executive officers; or any other matters properly brought before the Annual Meeting without your specific instruction because these are not considered routine matters. A “broker non-vote” occurs when a broker or other nominee does not receive timely instructions from the beneficial owner and therefore cannot vote such shares on the matter.

How are “broker non-votes” counted?
Broker non-votes will be counted as present at the Annual Meeting for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will not be considered to be present and entitled to vote or votes cast for purposes of tabulating the voting results for any non-routine matter. Accordingly, broker non-votes, if any, will have no effect on the outcome of the votes at the Annual Meeting.

What happens if the Annual Meeting is adjourned?
If our Annual Meeting is adjourned until another time and information about the time and location that the meeting will be continued is announced at the time of adjournment, no additional notice will be provided, unless the adjournment is for more than 30 days, in which case a notice of the time and location will be given to each stockholder of record entitled to vote at the Annual Meeting. Any items of business that might have been properly transacted at the Annual Meeting may be transacted after any adjournment.

Who will serve as inspector of elections?	A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as Inspector of Elections at the Annual Meeting.

What should I do in the event that I receive more than one set of proxy materials?
You may receive more than one copy of the Notice of Internet Availability of Proxy Materials or more than one set of these proxy solicitation materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card from each brokerage account in which you hold shares. In addition, if you are a stockholder of record and your shares are registered in more than one name, you may receive more than one Notice of Internet Availability of Proxy Materials or proxy card. Please vote over the Internet, by telephone, or sign, date and return each proxy card and voting instruction card that you receive to ensure that all of your shares are voted.

We have adopted a procedure called “householding,” which the SEC has approved, where we deliver a single copy of the Notice of Internet Availability of Proxy Materials and, if applicable, the proxy materials to multiple stockholders who share the same address. Please see “Stockholders Sharing the Same Address” for further information regarding householding and how to request additional copies of the materials or enroll in householding.

Who is soliciting my vote and who will bear the costs of this solicitation?
The proxy is being solicited on behalf of our Board. The Company will bear the entire cost of solicitation of proxies, including preparation, Internet posting, assembly, printing and mailing of this Proxy Statement. In addition to solicitation by mail, our directors, officers and employees may also solicit proxies in person, by telephone, by electronic mail or by other means of communication. We will not pay any additional compensation to our directors, officers or other employees for soliciting proxies. We have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for a fee of approximately $15,000 plus reasonable out-of-pocket costs and expenses. Copies of the proxy materials will be furnished to banks, brokers and other nominees holding beneficially owned shares of our common stock, who will forward the proxy materials to the beneficial owners. We are required to reimburse brokers and other nominees for the costs of forwarding the proxy materials.

If any stockholders need assistance voting their shares, please contact MacKenzie Partners, Inc. at (212) 929-5500, 800-322-2885 (Toll Free) or via email at proxy@mackenziepartners.com.

Where can I find the voting results of the Annual Meeting?
We intend to announce preliminary voting results at the Annual Meeting and publish the final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

What is the deadline for submitting proposals for consideration at next year’s Annual Meeting of stockholders or to nominate individuals to serve as directors?
As a stockholder, you may be entitled to present proposals for action at a future annual meeting of stockholders, including director nominations. Please refer to “—Stockholder Proposals” and “—Recommendations and Nominations of Director Candidates” below.

PROPOSAL ONE

ELECTION OF DIRECTORS
Classes of Our Board
Our Amended and Restated Certificate of Incorporation provides that our Board shall be divided into three classes, designated Class I, Class II and Class III, with each class serving for a staggered three-year term. Our Board currently consists of nine directors: three Class I directors, three Class II directors and three Class III directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. Proxies cannot be voted for more than three persons.
Robert C. Kill, one of our Class I directors, is not standing for re-election at the Annual Meeting and his term will end at the Annual Meeting. We thank Mr. Kill for his service to our Company and Board.
The following information is provided for each of the nominees and continuing directors: name, class in which each director or nominee serves, age as of August 31, 2025, and length of service on our Board.

Name	Term Expires	Age	Director Since
Class I Directors/Nominees
Anne B. Le Grand	2025	74	2020
Joseph E. Whitters	2025	67	2018
Chan W. Galbato	—(1)	62	—(1)
Class II Directors
Beverly A. Huss	2026	65	2018
Mika Nishimura	2026	62	2021
Byron C. Scott	2026	62	2021
Class III Directors
James M. Hindman	2027	64	2019
Steven F. Mayer	2027	65	2025
Suzanne Winter	2027	62	2022

(1)
Mr. Galbato is not currently a member of our Board and has been nominated for election as a Class I nominee. If elected by stockholders at the Annual Meeting, he will serve as a Class I director with a term expiring at the 2028 annual meeting

Listed below are the biographies of each director nominee and continuing director and the experiences, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) to recommend, and our Board to determine, that the person should serve as a director for the Company. There are no family relationships among any of our directors or executive officers.
Director Nominees—Class I Directors
Our Board has nominated Ms. Le Grand and Messrs. Whitters and Galbato for election as Class I directors to serve until our 2028 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Each of the nominees other than Mr. Galbato is currently serving as a Class I director. Each nominee for director has consented to being named in this Proxy Statement and has indicated a willingness to serve if elected. If a nominee is unavailable for election, the persons named as proxyholders will use their discretion to vote for any substitute nominee in accordance with their best judgment. Each nominee is an incumbent director currently serving on the Board. All nominees were recommended for approval by our Nominating and Corporate Governance Committee. Mr. Galbato was recommended for election to the Board by the non-management members of our Board.
Anne B. Le Grand has served as a member of our Board since July 2020. Ms. Le Grand served as a consultant to IBM Watson Health, a machine intelligence company that is a division of IBM, a publicly traded information technology company, from January 2021 to January 2023. Prior to that, Ms. Le Grand also served as Vice President and General Manager of Imaging, Life Sciences, Oncology and Genomics at IBM Watson Health

from July 2019 to December 2020 and VP and General Manager of Imaging at IBM Watson Health from April 2016 to July 2019. Prior to her roles at IBM Watson Health, Ms. Le Grand served as Senior Vice President of Healthcare and General Manager of Therapeutics from January 2015 to April 2016 and Senior Vice President of Healthcare Business Transformation from January 2014 to January 2015 at Koninkliike Philips N.V., a health technology company. Ms. Le Grand previously served in various senior leadership positions at GE HealthCare Technologies Inc. and Eastman Kodak Company and began her career at 3M Company in the Medical Imaging Division. Ms. Le Grand has served as a member of the board of directors of Medimaps Group, SA, a private medical analytics software company, since May 2022. Ms. Le Grand holds a B.S. in Chemistry from Queens University of Charlotte.
As a former executive with more than 25 years of experience running global healthcare businesses, Ms. Le Grand brings to our Board extensive experience in the medical device industry, including operations, management and business development, as well as financial acumen.
Joseph E. Whitters has served as a member of our Board since July 2018. Mr. Whitters has been an advisor/consultant to Frazier Healthcare, a private equity firm, since 2005. From 1986 to 2005, Mr. Whitters served in various capacities with First Health Group Corp., a publicly traded managed care company, most recently as its Chief Financial Officer. He also previously served as the Controller for United Healthcare Corp, a publicly traded health care management company, from 1984 to 1986. Prior to that, Mr. Whitters served as the Manager of Accounting and Taxation for Overland Express, a publicly traded trucking company, and he began his career in public accounting with Peat Marwick (now KPMG). Whitters has served on the boards of directors and audit committees of various public companies, including Cutera, Inc., a global aesthetics device company, from February 2019 through June 2023; InfuSystem Holdings, Inc., a publicly traded provider of infusion pumps and related products and services, from April 2012 through May 2019; Analogic Corporation, a private healthcare and security technology solutions company, from October 2017 through June 2018; PRGX Global, Inc., a private provider of recovery audit and spend analytics services, from February 2013 to March 2021; Spark Networks, a private operator of premium online dating sites and mobile applications, from July 2021 to February 2024; and Air Methods Corp., a private air medical transportation and air tourism company, from March 2016 through April 2017. Mr. Whitters has also been an advisor or board member of several private companies. Mr. Whitters holds a B.A. in Accounting from Luther College.
As a former Chief Financial Officer with significant public company governance experience in the medical technology and medical device industry, Mr. Whitters brings to our Board extensive experience in finance, accounting, public company governance, operations and strategy.
Chan W. Galbato has been Senior Advisor to Barington Capital Group, LP, a private investment firm, since March 2025, and Alvarez Marsal Holdings, LLC, a consulting firm, since August 2025. Previously, he was the Chief Executive Officer of Cerberus Operations and Advisory Company, LLC, the global operating platform of Cerberus Capital Management, a private investment company, from 2012 to 2024. Prior to joining Cerberus in 2009, Mr. Galbato served as President and Chief Executive Officer of the Controls Group of Invesys plc, a global technology company. Prior to that, he served as President of Services and of the commercial distribution arm of companies for The Home Depot; President and Chief Executive Officer of Armstrong Floor Products, a division of Armstrong World Industries; Chief Executive Officer of Choice Parts, a joint venture start-up; and President and Chief Executive Officer of Coregis Insurance Company, a GE Capital company. He spent fourteen years with General Electric Company, holding several operating and finance leadership positions within their various industrial divisions (including Transportation Systems, Aircraft Engines, Medical Systems and Appliances). Mr. Galbato has served on the boards of directors, audit committees, nominating and governance committees, compensation committees, finance committees and technology committees of various companies, including The Eastern Company, a publicly traded engineering and manufacturing company, since May 2025, NFI Group Inc., a publicly-traded multinational bus manufacturer, from January 2025 to April 2025; Albertsons Companies, Inc., a publicly traded food and drug retail company, from April 2021 to October 2024; Blue Bird Corporation, a publicly-traded manufacturer of school buses and specialty vehicles, from February 2015 to April 2023; Autoweb, Inc., a publicly-traded digital marketing company for the automotive industry, from January 2019 to May 2022; and Avon Products, Inc., a publicly-traded cosmetics and beauty company, from March 2016 to January 2020. Mr. Galbato holds a B.A. in Economics from the State University of New York and an M.B.A. from the University of Chicago.

As a former Chief Executive Officer with significant experience in running multinational businesses and finance as well as his public company board experience, Mr. Galbato will bring to our Board extensive experience in leadership, governance, business development, operations and strategy.
Continuing Directors—Class II and Class III Directors
Beverly A. Huss has served as a member of our Board since January 2018. From January 2021 to July 2022, Ms. Huss served as the Chief Executive Officer of Pagonia Medical, Inc. (“Pagonia”), a private company focused on creating a novel non-invasive device for the preservation of tissue following a heart attack, stroke, traumatic brain injury and other medical conditions. From September 2013 until December 2020, she served as President and Chief Executive Officer of Qool Therapeutics, Inc. (“Qool”), formerly Thermocure, Inc., a private company focused on temperature management therapies. Prior to joining Qool, Ms. Huss was President and Chief Executive Officer at start-up medical device company Vibrynt, Inc., and held multiple senior level leadership positions at Guidant Corporation, a public company that designs and manufactures cardiovascular products, including, most recently President, Endovascular Solutions, Vice President, Global Marketing, Vascular Intervention and Vice President of the Stent Business Unit. Ms. Huss has served on the board of directors of Vicarious Surgical Inc., a public medical robotics company, since October 2022; Infusystems Holdings, Inc, a national healthcare service provider since May 2024; Iridex Corporation, a public medical device company, since March 2022; Ancora Heart, Inc., a privately-held medical device company developing heart failure treatments, since June 2021; and Clarius Mobile Health, an inventor of high-definition handheld ultrasound systems, since October 2024. Her prior private company board experience includes Pagonia; Coala Life, Inc.; Artes Medical, Inc.; Madorra Inc.; Wright Medical Group, Inc.; and Dade Behring Holdings, Inc. Ms. Huss holds a M.S. in technology management from Pepperdine University and a B.S. in metallurgical engineering from the University of Illinois. Ms. Huss has National Association of Corporate Directors (“NACD”) certification.
As a former Chief Executive Officer with more than 25 years of management experience in the medical device industry, and a current and former member of several public and private company boards with two decades of board experience, Ms. Huss brings to our Board extensive experience in the medical device industry, including experience in the areas of business operations, management and corporate governance.
Mika Nishimura has served as a member of our Board since August 2021. Since 2011, Ms. Nishimura has served as an Operational Partner with Gilde Healthcare Partners, a life-science focused venture fund. From 2015 to 2020, Ms. Nishimura served as Vice President of Commercialization at nVision Medical Corporation, an early clinical-stage medical device company acquired by Boston Scientific. Previously, she served as Vice President, Commercial Development at Auxogyn, Inc., a private medical technology company, acquired by Progyny, Inc. Earlier in her career, Ms. Nishimura served as Vice President of International Sales Operations and Marketing at ev3 Inc., a provider for specialists treating a wide range of vascular diseases and disorders, where she held P&L responsibilities for the emerging markets. She has also served as a board member of SI-BONE, Inc., a public medical device company dedicated to solving musculoskeletal disorders of the sacropelvic anatomy, since March 2021; a board member of HOYA Corp, a publicly listed Japanese company manufacturing optical products, since June 2022; a board advisor to Tristel, plc, a UK public medical technology company, since January 2021; and a board member of NEC Corporation, a publicly listed Japanese company leveraging its IT, AI, and communication technologies since June 2025. Ms. Nishimura holds an MBA from Harvard Graduate School of Business Administration and a B.A. in Economics from Yale University.
As a leader who has worked with and for various medical device companies, Ms. Nishimura brings to the board extensive leadership experience in the medical device industry, including experience with commercialization and commercial development.
Byron C. Scott has served as a member of our Board since February 2021. Dr. Scott has served as the interim Chief Operating Officer at Direct Relief, a nonprofit humanitarian aid organization, since January 2024. He was interim Chief Executive Officer at Direct Relief from January 2025 to April 2025. Dr. Scott previously served on the Board of Directors at Direct Relief from June 2016 to January 2024. Dr. Scott has served as Adjunct Faculty at the University of Massachusetts, Amherst, Isenberg School of Management since 2016 and Adjunct Faculty at Jefferson University, College of Population Health since December 2019 where he teaches healthcare quality, patient safety, and performance improvement. Dr. Scott served as Adjunct, Associate Professor at New York University Stern School of Business from January 2023 to December 2023. Dr. Scott served as Deputy Chief Health Officer at IBM Watson Health from March 2017 to June 2020, where he served as a consultant helping healthcare organizations align strategies and improve performance, along with supporting sales, marketing, and thought leadership. Dr. Scott served at Truven Health Analytics., an IBM Watson Health company that provides healthcare analytics, from January 2014 to February 2017, most recently as Associate Chief Medical Officer from 2015 to 2017, prior to its acquisition by IBM in 2016. Dr. Scott previously served at EmCare Holdings Inc., a private hospital-based physician practice management company that was part of Envision Healthcare, from 1995 to 2013, where he held positions of increasing responsibility, including most recently as Executive Vice President of the West Division from 2011 to 2013. Dr. Scott is board certified in emergency medicine and previously practiced medicine for over 25 years. He currently serves as a member of the Board of Directors of Providence Health Plan, a privately held health insurance provider. In addition, Dr. Scott also currently serves as Board Trustee, and member of the Quality, Patient Safety, and Medical Affairs Committee of the Board of Directors at Rady Children’s Hospital San Diego and Board Trustee for Rady Children’s Health. Dr. Scott holds a B.S. in Psychobiology from the University of California, Los Angeles, a M.D. from the University of California, San Diego, and a M.B.A. from the University of Massachusetts, Amherst, Isenberg School of Management. He is Directorship Certified by the NACD and a CERT Cybersecurity Oversight Certification issued by Carnegie Mellon University and NACD.
As a former executive in the healthcare industry and practicing physician, Dr. Scott brings to our Board extensive experience in management, operations and strategy in the healthcare industry, perspective and experience as a physician, and clinical and academic background in healthcare.
James M. Hindman has served as a member of our Board since September 2019. Mr. Hindman served in various positions at Allergan, Inc. (“Allergan”), a multi-specialty healthcare company that was acquired by Actavis PLC in 2015, from 1984 to March 2015, where he held positions of increasing responsibility, including most recently as the Executive Vice President, Finance and Business Development, and Chief Financial Officer from August 2014 to March 2015. Mr. Hindman served as Senior Vice President of Treasury, Risk and Investor Relations at Allergan from March 2002 to August 2014, and, from 1984 to 2002, Mr. Hindman served a variety of other finance positions at Allergan, including Senior Vice President, Finance and Controller; Vice President, Finance; Vice President, Financial Planning and Analysis; and Assistant Corporate Controller. Mr. Hindman currently serves on the board of directors of Aatru Medical, LLC, a private medical device company. In the past five years, Mr. Hindman served on the board of directors of Millendo Therapeutics, Inc., a public biotechnology company, from June 2016 to June 2021; Sienna Biopharmaceuticals, Inc., a public clinical-stage medical dermatology and aesthetics company, from August 2018 to December 2019; Urovant Sciences, Inc., a private biopharmaceutical company, from June 2020 to March 2023; and Amolyt Pharma SAS, a private company specializing in developing therapeutic peptides for endocrine and metabolic disease, from July 2021 to July 2024. He has also provided financial consulting services to Cidara Therapeutics, Inc., a public biotechnology company, since July 2015, and to RANI Therapeutics Holdings, Inc., a private biotechnology company, from December 2017 to December 2018. Mr. Hindman holds a B.S. in Accounting from Loyola Marymount University and a M.B.A. from Pepperdine University. He is a certified public accountant in the state of California (inactive).
As a former Chief Financial Officer of a publicly traded global healthcare company with significant financial experience in the medical device industry, Mr. Hindman brings to our Board extensive experience in business development, strategy, financial planning and reporting, accounting, and public company governance.
Suzanne Winter has served as our President and Chief Executive Officer since July 2022, as our President since July 2021 and as our Senior Vice President, Chief Commercial Officer from October 2019 to June 2021. Ms. Winter has also served as a member of our Board since April 2022. Prior to joining the Company, Ms. Winter was Vice President, Americas at Medtronic plc, a public medical device company, from June 2015 to October 2019, and General Manager, Detection and Guidance Solutions at General Electric Healthcare, a subsidiary of General Electric Company providing medical technology and pharmaceutical diagnostics, from March 2011 to June 2015. Prior to that, Ms. Winter had served various senior roles in worldwide sales, marketing and business development across a range of healthcare industry segments. Ms. Winter holds a B.S. with a specialization in chemistry from Saint Lawrence University and an M.B.A. from Harvard University Graduate School of Business.
Ms. Winter brings to our Board industry experience with global medical device and healthcare companies. Ms. Winter’s qualifications to serve on our Board include the perspective she brings as our Chief Executive Officer and, among other skills and qualifications, her strategic management, sales and marketing and business development skills, commercial leadership experience and executive vision.

Steven F. Mayer has served as a member of our Board since June 2025. Mr. Mayer has served as Chairman of the Operations Advisory Counsel and Senior Advisor to the private credit group of TCW, a $200 billion investment group, since 2023; a senior strategic advisor to Red Arts Capital, a private equity firm focused on supply chain investments, since 2024; Chairman and Co-founder of 9Squared, LLC, a technology company, since 2023; and Chief Executive Officer of Dedication Capital, LLC, a privately held investment vehicle, since 2018. Previously, Mr. Mayer was the Executive Chairman of Grifols, SA, a publicly traded global healthcare company, from 2022 to 2023 and Senior Managing Director, Co-Head of Global Private Equity, and Chairman of the Investment Committee of Cerberus Capital Management, L.P. from 2002 to 2018. Mr. Mayer currently serves on the Board of Directors of Pace Industries Holdings, LLC, a privately held die cast manufacturer in North America; the holding company of Landmark Structures I, LP, a privately held engineering and contracting company in North America; and 9Squared LLC, an early stage, privately held technology company, and previously served on the Boards of Directors of Grifols, SA, a global healthcare company, from June 2011 to February 2023 and Knowles Corporation, a manufacturer of specialty electronic components, from May 2019 through October 2019. Mr. Mayer holds a J.D. from Harvard Law School and a B.A. in public and international affairs from Princeton University. Mr. Mayer was appointed to our Board in connection with the Company’s debt refinancing in June 2025 pursuant to the terms of the Governance Agreement dated June 6, 2025, by and between the Company and TCW Asset Management Company LLC.
As a former private equity executive and member of the boards of directors of more than 30 public and private companies spanning a range of industries including medical technology and biotherapeutics, Mr. Mayer brings to our Board extensive management, financial, strategic, operations and governance experience.
Non-Continuing Director
Robert C. Kill has served as a member of our Board since January 2023. From 2016 to 2022, Mr. Kill served as a board member of Ascension Ventures, a venture capital fund. From 2017 to 2022, Mr. Kill also served as CEO of Parata Systems, a private pharmacy automation technology provider serving hospital, retail, long term care, mail order and government pharmacies. Prior to joining Parata Systems, Mr. Kill was an operating partner of Frazier Healthcare Partners from 2016 to 2017. Mr. Kill has also served in varying capacities at Cogentix Medical (formerly Uroplasty), a publicly traded medical device company that manufactured and marketed neuromodulation and endoscopy technologies, from 2010 to 2016, including most recently as its Chairman & Chief Executive Officer. Mr. Kill’s earlier experience includes executive leadership positions with healthcare service and healthcare IT companies. He began his career at Baxter Healthcare and holds a B.A. in Economics from the University of Notre Dame.
Board Diversity
The table below provides certain information regarding the composition of our continuing directors and nominees that are existing directors.

Board Diversity Matrix (as of August 31, 2025)
Board Size:
Total Number of Directors	8
	Female	Male
Gender Identity:
Directors	4	4
Demographic Background:
African American or Black	—	1
Asian	1	—
White	3	3

How Votes Are Counted
To be elected, directors must receive a majority of votes cast, meaning that the number of shares voted “FOR” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. You may vote either “FOR” or “AGAINST” each director nominee or you may abstain by voting “ABSTAIN”. Abstentions will not be counted for purposes of determining the number of votes cast with respect to the election of such a director, and thus will have no effect on the outcome of the vote. Broker non-votes will have no effect on the outcome of the vote.
Under our Corporate Governance Guidelines, in advance of his or her nomination, each director submits an irrevocable, conditional resignation that the Board may accept if an incumbent fails to be elected by a majority of votes cast. In that situation, our Nominating and Corporate Governance Committee would make a recommendation to the Board about whether to accept such resignation, which the Board will promptly consider. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation. If a nominee who is not an incumbent does not receive a majority of the votes cast, such nominee will not be elected as a director.
Board of Directors’ Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE THREE NOMINEES FOR CLASS I DIRECTORS LISTED ABOVE.

 PROPOSAL TWO
APPROVAL OF THE ACCURAY INCORPORATED 2026 EQUITY INCENTIVE PLAN
We are asking our stockholders to approve the Accuray Incorporated 2026 Equity Incentive Plan the (“2026 Plan”) and its material terms so that we may continue to achieve our goals of attracting, motivating, and retaining the services of key individuals essential to our long-term growth and financial success, through grants of equity awards, which the Board believes to be in the best interests of the Company and its stockholders.
As further described below, the 2026 Plan provides for grants of equity awards to executives and employees of Accuray as well as non-employee directors and consultants. We rely on equity awards to retain and attract key employees and other service providers and believe that equity incentives are necessary for us to remain competitive with regard to retaining and attracting highly qualified individuals upon whom, in large measure, the future growth and success of Accuray depend. The availability of an equity plan under which we may grant such awards is an important factor in fulfilling these purposes. The Board adopted the 2026 Plan subject to the approval of our stockholders at the Annual Meeting. If stockholders approve the 2026 Plan, the 2026 Plan will become effective as of such approval date, our Amended and Restated 2016 Equity Incentive Plan (the “2016 Plan”), which is currently set to expire on August 24, 2026, will terminate as of the same date, and we will cease granting awards under the 2016 Plan. Notwithstanding such termination, the 2016 Plan will continue to govern the terms of outstanding awards previously granted under it.
If stockholders approve the 2026 Plan, a maximum of 3,896,000 shares of our common stock will be reserved for issuance under the 2026 Plan, plus certain shares previously approved by the Board and our stockholders for issuance under the 2016 Plan, which consist of the shares remaining in the share reserve under the 2016 Plan immediately before the effective date of the 2026 Plan and shares subject to outstanding awards granted under the 2016 Plan that would be added to the 2026 Plan on or after the effective date of the 2026 Plan (as described further in the summary of the 2026 Plan below).
As of June 30, 2025, 4,815,031 shares remained available for grant under the 2016 Plan and no shares remained available for grant under the Company’s 2007 Incentive Award Plan, as amended (the “2007 Plan”). As of the same date, no equity awards have been granted under the 2026 Plan, but equity awards covering an aggregate of 12,235,804 shares were outstanding. Of that number, 1,838,906 were subject to stock options, 7,164,841 shares were subject to restricted stock units, and 3,232,057 shares were subject to performance units (assuming target achievement of the applicable performance goals, or a total of 4,848,086 shares assuming maximum achievement). The weighted-average remaining contractual term of the outstanding stock options as of the same date was 5.62 years and the weighted-average exercise price per share of those stock options was $3.03. After applying the fungible share ratio applicable to such awards outstanding as of the same date, the maximum aggregate number of shares of our common stock that potentially could return to the 2026 Plan (provided that the Company expects a significantly lesser number of shares actually would return to the 2026 Plan) pursuant to such outstanding awards is 16,242,990 shares.
The following factors were considered by the Compensation Committee and the Board when determining the number of shares of our common stock to be reserved for issuance under the 2026 Plan (in addition to which have been reserved but not issued pursuant to any awards granted under the 2016 Plan, and shares that may become available with respect to outstanding awards under the 2016 Plan):
•
Historical Grant Practices and Burn Rate. The Compensation Committee and the Board considered the number of equity awards that we granted in the last three fiscal years. In fiscal years 2023, 2024 and 2025, we granted equity awards covering 4,520,397 shares, 4,961,405 shares, and 5,578,543 shares of our common stock, respectively, for a total of approximately 15,060,345 shares over that three-year period. Our burn rate for each such fiscal year was 3.53%, 3.90%, and 4.23%, respectively, or an average three-year burn rate of 3.89%. We calculated burn rate for a fiscal year as the aggregate number of shares of common stock subject to time-based equity awards granted and performance-based awards vested during such year divided by the weighted average number of shares of our common stock outstanding during such year.

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Forecasted Grants. The Compensation Committee and the Board reviewed a forecast that considered the following factors in order to project the rate at which shares of our common stock will be issued under the 2026 Plan: (i) the shares of our common stock remaining available for issuance under the 2016 Plan that will become available under the 2026 Plan, (ii) the shares of our common stock subject to outstanding equity awards granted under the 2016 Plan, (iii) forecasted future grants (including by type of award), certain of which are determined based on our stock price and the competitive dollar value to be delivered to the participant, and (iv) the number of shares under awards described in (iii) that may return to the 2026 Plan (for example, due to the awards’ forfeiture). We expect the number of shares of our common stock to be reserved for issuance under the 2026 Plan to be sufficient to permit us to continue granting equity-based compensation at appropriate levels for at least the next year. However, given that we typically determine the size of certain equity awards to be granted based on the value of our stock price, our actual share usage could deviate significantly from our forecasted share usage if our stock price on the date the award is granted is significantly different from the stock price assumed in the forecast. For example, if our stock price on the date the award is granted is significantly lower than the stock price assumed in the forecast, we would need a larger number of shares than the number projected by the forecast in order to deliver the same value to participants. Other factors, such as greater or lesser turnover and changes in headcount during the forecasted period, also may affect our actual share usage.
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Number of Shares Remaining Under Stock Incentive Plans. As of June 30, 2025, we had outstanding awards granted under our 2016 Plan. As of June 30, 2025, the number of shares of our common stock that remained available for issuance in the form of new grants under the 2016 Plan was 4,815,031 shares, subject to increase for any shares of our common stock subject to outstanding equity awards granted under our 2016 Plan that are added or returned to the 2016 Plan under the 2016 Plan’s terms, and there were no shares of our common stock that remained available for new awards under our 2007 Plan. For additional information on the number of shares subject to outstanding equity awards under our existing stock incentive plans as of June 30, 2025, see the tables under the headings entitled “Stock Options” and “Restricted Stock and Performance Stock” set forth under Note 10 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed with the Securities and Exchange Commission on August 28, 2025. There have been no material changes to such numbers as of the date of this proxy, other than an increase of approximately 295,000 in the number of shares remaining available for issuance as a result of termination of options and restricted stock units without issuance of shares.

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Overhang. As of the end of our fiscal year 2025, our overhang was 11%. We calculated overhang as the number of shares subject to equity awards outstanding as of the end of our fiscal year 2025 (and with respect to performance-based equity awards, based on the maximum number of shares of our common stock subject to such awards), divided by the sum of the number of shares of our common stock outstanding as of such date, and the number of shares of our common stock subject to outstanding equity awards under the 2016 Plan and any outstanding stand-alone inducement equity awards.

•	Proxy Advisory Firm Guidelines. In light of our significant institutional stockholder base, the Compensation Committee and the Board considered proxy advisory firm guidelines.
If stockholders do not approve our 2026 Plan, the 2016 Plan will continue under its current terms and we will continue to grant future equity awards from the 2016 Plan until it expires. This would mean that we may soon be unable to continue making grants of equity awards under the 2016 Plan, jeopardizing our ability to attract and retain the talent critical for us to continue and succeed in our business. The 2007 Plan was replaced by the 2016 Plan when the 2016 Plan was adopted in 2016, and no equity awards have been or no longer may be granted under the 2007 Plan. No equity awards remain outstanding under the 2007 Plan.
Reasons for Voting for the Proposal
The 2026 Plan includes provisions that are designed to reflect corporate governance best practices, including, without limitation:
•	Administration. The 2026 Plan will be administered by Board or the Compensation Committee of the Board, which consists entirely of independent non-employee directors.
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Flexibility in Designing Equity Compensation Scheme. The 2026 Plan allows us to provide a broad array of equity incentives, including stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance unit awards and performance share awards. By providing this flexibility, we can quickly and effectively react to trends in compensation practices and continue to offer competitive compensation arrangements to attract and retain the talent necessary for the success of our business.

•
No “Evergreen” Provision; Stockholder Approval Is Required for Additional Shares. The 2026 Plan does not provide for an automatic annual increase in shares available for grant based on the number of outstanding shares of common stock and instead fixes the maximum number of shares available for future grants. Stockholder approval is required to increase that number.

•
No Discounted Stock Options or Stock Appreciation Rights. The 2026 Plan requires that stock options and stock appreciation rights issued under it must have an exercise price equal to at least the fair market value of our common stock on the date the award is granted, except in certain situations in which we are assuming or replacing options granted by another company that we are acquiring.

•
No Repricing of Stock Options or Stock Appreciation Rights, nor Exchange of Awards. The 2026 Plan generally prohibits the repricing of stock options or stock appreciation rights (“SARs”) as well as any award exchange program under which outstanding awards are being cancelled in exchange for new awards of the same type, a different type, and/or cash.

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No Liberal Share Counting Provisions. Shares used to pay the exercise or purchase price of an award or to satisfy the tax withholding obligations related to an award will not become available for future grant or sale under the 2026 Plan. With respect to stock appreciation rights settled in shares, the gross number of Shares exercised under the stock appreciation right award will cease to be available under the 2026 Plan. No shares purchased by us with proceeds received from the exercise of an option will become available for issuance under the 2026 Plan.

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Minimum Vesting Requirement. Equity-based awards are subject to a one-year minimum vesting requirement, subject to limited exceptions as described in the summary below and in the 2026 Plan, including an exception for up to 5% of the shares available for grant under the 2026 Plan.

•	No Automatic Grants. The 2026 Plan does not provide for “reload” or other automatic grants to participants.
•	Annual Limits on Non-Employee Director Awards. The 2026 Plan provides limits on the total compensation, which includes the grants of equity awards, to non-employee directors each fiscal year.
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Clawback. The 2026 Plan provides that awards granted under the 2026 Plan will be subject to our clawback policy, which we adopted in November 2023 as discussed further in the section of this Proxy Statement entitled “Compensation Discussion and Analysis,” as may be amended and in effect from time to time, and subject to any other clawback required by, and clawback policy we may adopt to comply with, applicable laws. The administrator of the 2026 Plan also may impose forfeiture, recovery or recoupment of awards granted under the 2026 Plan pursuant to such terms specified by such administrator in an award agreement.

•	No Award May Be Transferred for Value. The 2026 Plan prohibits the transfer of unexercised, unvested, or restricted awards to third parties for value.
•
No Liberal Definition of “Change in Control.” The Change in Control definition contained in the 2026 Plan is not a “liberal” definition that would be activated on mere shareholder approval of a transaction.

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Ability to Grant RSUs under the Macron II Regime of the Loi Macron. The approval of the 2026 Plan will afford us the opportunity to grant French-qualified RSUs under the Macron II Regime. If we adopt a French sub-plan to the 2026 Plan, French-qualified RSUs granted to employees of our French subsidiary may benefit from certain tax and social security treatment, provided the requirements under the Loi Macron are met. The 2026 Plan provides that the administrator has the full authority, in its sole discretion, to prescribe, amend and rescind rules and regulations relating to sub-plans. Therefore, should we obtain stockholder approval for the 2026 Plan and determine to grant French-qualified RSUs under the Loi Macron to employees of our French subsidiary, our Board or Compensation Committee may grant French-qualified RSUs under a French sub-plan to the 2026 Plan setting forth any required terms and conditions. We are not required to grant French-qualified RSUs in France and may choose, at our discretion, to grant non-qualified awards to employees of our French subsidiary depending on the circumstances.

Summary of the 2026 Plan
The following paragraphs provide a summary of the main features of the 2026 Plan and its operation. However, this summary does not provide a complete description of all of the 2026 Plan’s provisions and is qualified in its entirety by the specific language of the 2026 Plan. A copy of the 2026 Plan is provided as Appendix A to this Proxy Statement.
Purposes of the 2026 Plan
The purposes of the 2026 Plan are to attract and retain the best available personnel; to provide additional incentive to employees, directors, and consultants; and to promote the success of our business. These incentives are provided through the grant of equity awards, which may consist of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares, as the administrator (as defined below) may determine.
Shares Available for Issuance
If the 2026 Plan is approved, the total number of shares of our common stock that will be reserved for issuance under the 2026 Plan will be, subject to adjustment for changes in capitalization of Accuray as provided in the 2026 Plan and for adjustment as shares return to the 2026 Plan as described in the paragraph below, (a) 3,896,000 shares, plus (b) any shares that have been reserved but have not been issued pursuant to any awards granted under the 2016 Plan as of immediately prior to the date of approval of the 2026 Plan by our stockholders (the 2026 Plan’s “Effective Date”) plus (c) any shares subject to equity awards granted under the 2016 Plan that, on or after the Effective Date, with respect to stock options and stock appreciation rights, expire or become unexercisable without having been exercised in full, or with respect to any other types of awards granted under the 2016 Plan, are forfeited to or repurchased by the Company due to failure to vest, or are not issued under an award due to the award being paid out in cash rather than shares; provided, however, that (i) shares used to pay for any tax withholdings related to the award or exercise price of the award under the 2016 Plan will not become available as described in (c) above, and (ii) the maximum number of shares that may be added as described in (b) and (c) above will not exceed an aggregate of 21,058,021. The shares of our common stock issued pursuant to the 2026 Plan may be authorized, but unissued or reacquired common stock.
If any award granted under the 2026 Plan expires or becomes unexercisable without having been exercised in full or with respect to restricted stock, restricted stock units, performance units or performance shares, is forfeited to or repurchased by us due to failure to vest, then the unpurchased, forfeited, or repurchased shares of our common stock subject to such award will become available for future grant or sale under the 2026 Plan. Upon the exercise of stock appreciation rights, the gross number of shares of our common stock so exercised will cease to be available under the 2026 Plan. Shares of our common stock actually issued under the 2026 Plan pursuant to any award will not be returned to the 2026 Plan for future distribution thereunder, other than if shares issued pursuant to awards of restricted stock, restricted stock units, performance units or performance shares are repurchased by the Company or are forfeited to the Company due to the failure to vest (which shares will become available for future grant under the 2026 Plan). Shares otherwise issuable under an award granted under the 2026 Plan that are used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will not become available for future grant or sale under the 2026 Plan. If an award is paid out in cash rather than shares of our common stock, such payment will not reduce the number of shares of our common stock available for issuance under the 2026 Plan. No shares purchased by us with proceeds received from the exercise of an option or stock appreciation right will become available for issuance under the 2026 Plan.
For purposes of determining the number of shares of our common stock available for issuance under the 2026 Plan and the number of shares of our common stock that return to the 2026 Plan’s share reserve, each share subject to an award will count as 1.00 share. Under the 2016 Plan, any full-value award (which refers to any award other than an option, a stock appreciation right, or other award that is based solely on an increase in value of the shares following the grant date) counted as, (i) for any such award granted before November 10, 2022, 1.71 shares or (ii) for any such award granted on or after November 10, 2022, 1.38 shares.
Certain Limitations
The administrator may not implement a program under which awards granted under the 2026 Plan are surrendered or cancelled in exchange for different awards (whether the same or different type as the cancelled award and whether having higher or lower exercise prices and different terms) and/or cash, an outstanding award granted under the 2026 Plan is transferred to a financial institution or other person or entity selected by the administrator, or the exercise price of any outstanding award under the 2026 Plan is reduced.
Under the 2026 Plan, in any fiscal year, no non-employee director may be granted equity awards (valued for this purpose based on their grant date fair value in accordance with U.S. generally accepted accounting principles), and be provided any cash retainers or fees in amounts that, in the aggregate, exceed $750,000; provided that such amount is increased to $1,000,000 for an individual in the Company’s first fiscal year of his or her service as a non-employee director. Any award or other compensation provided to a participant while he or she was an employee or a consultant (other than a non-employee director) will not count for purposes of this limitation.
Awards granted under the 2026 Plan generally cannot vest before the one-year anniversary of the date of grant unless the vesting of such award is accelerated due to a termination of the participant’s service under certain circumstances, due to the participant’s death or disability, or pursuant to a Change in Control (as defined in the 2026 Plan). However, awards may be granted without regard to this minimum vesting limitation to the extent the shares subject to such awards would not represent more than 5% of the maximum aggregate number of shares reserved for issuance pursuant to all outstanding awards granted under the 2026 Plan (the “5% exception”). Further, under the 2026 Plan, awards granted to non-employee directors that vest on the earlier of the one-year anniversary of the grant date and the next Annual Meeting of stockholders which is at least fifty (50) weeks after the immediately preceding year’s Annual Meeting will not be subject to these minimum vesting period requirements or count against the 5% exception.
No right to receive dividends or any other rights as a stockholder will exist for shares of our common stock subject to any options or stock appreciation rights granted under the 2026 Plan until such shares are issued under the award, including without limitation notwithstanding any exercise of such award. Further, no adjustment will be made for a dividend or other right for which the record date is before the date the shares are issued under such award, except with respect to certain changes in capitalization of Accuray as specified in the 2026 Plan. Unless the administrator provides otherwise, holders of restricted stock that have not yet vested and become transferable will be entitled to receive all dividends and other distributions paid with respect to the shares, provided that any such dividends or distributions will be subject to the same vesting criteria and forfeitability provisions as the shares of restricted stock with respect to which they were paid. With respect to restricted stock units, performance units, and performance shares, until such shares are issued, no right to receive dividends or any other rights as a stockholder will exist with respect to such shares, unless determined otherwise by the administrator; provided, however, that any such dividends or distributions that the administrator determines will be payable with respect to such shares will be subject to the same vesting criteria and forfeitability provisions as the shares subject to the award with respect to which they were paid.
Under the 2016 Plan, the grant of equity awards in any fiscal year to a non-employee director was limited to up to $500,000 in grant date fair value (determined in accordance with GAAP). Further under the 2016 Plan, the one-year minimum vesting period provision, except as permitted by the provisions regarding to 5% exception under the 2016 Plan and certain accelerations similar to the 2026 Plan, generally applied to all awards, including annual director awards, granted under the 2016 Plan. The 2016 Plan also had included provisions for any equity awards under the 2016 Plan intended to satisfy the “performance-based compensation” provisions of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”), including for example, rules regarding the administration of such awards, grant timing, annual award limits per “covered employee” within the meaning of Section 162(m), types of performance goals applicable to such awards, and administrator discretion to decrease or eliminate payout under an award notwithstanding performance achievement. The “performance-based compensation” provisions of Section 162(m) were eliminated by the Tax Cuts and Jobs Act of 2017 for tax years commencing after December 31, 2017, and, accordingly, these provisions are not included in the 2026 Plan.
Administration
The Board, any directors or other individuals satisfying applicable laws appointed by the Board or any duly authorized committee of the Board, may administer the 2026 Plan. For purposes of this summary of the 2026 Plan, the term “administrator” will refer to the Board or any such committee designated to administer the 2026 Plan. To the extent desirable to qualify transactions as exempt under Rule 16b-3 of the Securities Exchange

Act of 1934, as amended, applicable transactions under the 2026 Plan will be structured to satisfy such requirements for exemption. The 2026 Plan also authorizes the administrator to delegate to one or more individuals the day-to-day administration of the 2026 Plan and any of the functions assigned to it in the 2026 Plan, subject to applicable laws.
Subject to the terms of the 2026 Plan, the administrator has the sole discretion to determine the awards to be granted and select the service providers who will receive awards; to determine the terms and conditions of awards; to approve forms of award agreements for use with the 2026 Plan; to modify or amend each award (subject to the repricing restrictions of the 2026 Plan); and to interpret the provisions of the 2026 Plan and outstanding awards. The administrator may allow a participant to defer the receipt of payment of cash or delivery of shares that otherwise would be due to such participant. The administrator may permit a participant to satisfy tax withholdings for an award pursuant to procedures the administrator specifies, which may include (without limitation) by (a) paying cash or cash equivalent, (b) having us withhold cash or shares otherwise deliverable to the participant, (c) delivering already-owned shares of our common stock, or (d) selling shares otherwise deliverable to the participant (whether through a broker or otherwise), (e) such other consideration and method of payment as determined by the administrator subject to applicable laws, or (f) a combination of the above. The shares used for tax withholdings in the case of the methods under (b), (c) and (d) above will have a fair market value equal to the minimum statutory amount (or with respect to (d) above, the amount otherwise required to be withheld), or if determined by the administrator, with respect to (a) through (f) above, up to the maximum federal, state or local rates applicable to the participant or a greater amount if such greater amount will not result in adverse accounting consequences, as determined by the administrator. The administrator may make rules and regulations relating to sub-plans established for the purpose of facilitating compliance with applicable non-U.S. laws and may make all other determinations deemed necessary or advisable for administering the 2026 Plan. All decisions, determinations and interpretations by the administrator will be final and binding on all holders of awards granted under the 2026 Plan and be given the maximum deference permitted by applicable laws.
Eligibility
Stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares may be granted to our non-employee directors, and to employees (including our officers) and consultants of the Company or any of its parents, subsidiaries, or affiliate entities. An affiliate entity generally refers to any entity that directly or indirectly controls, or is controlled by, or is under common control with, the Company. Incentive stock options may be granted only to employees of the Company or any parent or subsidiary corporation of the Company. As of June 30, 2025, we had approximately 1,012 employees (including five executive officers, one of whom also is a director), eight non-employee directors, and 111 consultants.
Stock Options
An option gives a participant the right to purchase a specified number of shares of our common stock for a fixed exercise price during a specified period of time.
Except in limited circumstances relating to certain transactions, as set forth in the 2026 Plan, the exercise price per share of each option may not be less than the fair market value of a share of our common stock on the date of grant, and further, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of our stock or any parent or subsidiary corporation of ours (a “ten percent stockholder”) must have an exercise price per share equal to at least 110% of the fair market value of a share on the date of grant. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options held by a participant which first become exercisable by such participant during any calendar year also may not exceed $100,000. The fair market value of our common stock is generally the closing sales price of our stock on the date of determination, as reported on The Nasdaq Stock Market.
Options will be exercisable at such times or under such conditions as determined by the administrator and set forth in the award agreement, subject to the minimum vesting limitation described above.
Unless provided otherwise by the administrator, upon the termination of a participant’s service, the unvested portion of the participant’s option expires. The vested portion of the option will remain exercisable for the period following the participant’s termination of service that was determined by the administrator and specified in the participant’s award agreement, and if no such period was determined by the administrator, such portion will remain exercisable for: (i) 3 months following termination of the participant’s service for reasons other than death or disability, or (ii) 12 months following termination of the participant’s service due to death or disability. However, if the exercise of an option is prevented by applicable law, the exercise period may be extended under certain circumstances described in the 2026 Plan. In no event will the option be exercisable after the end of the option’s term.
The maximum term of an option will be specified in the award agreement but may not be more than ten years (or five years for an incentive stock option granted to a ten percent stockholder).
The 2026 Plan provides that the administrator will determine the acceptable form(s) of consideration for exercising an option, which may consist of cash, check, promissory note (to the extent permitted by applicable law), other shares of our common stock with a fair market value on the date of surrender equal to the aggregate exercise price of the shares being exercised (provided that payment using such shares will not result in adverse accounting consequences to us, as determined by the administrator), payment under a cashless exercise program implemented by us for purposes of the 2026 Plan, net exercise, such other method permitted by applicable laws, or any combination of these methods. An option will be deemed exercised when we receive the notice of exercise and full payment of the exercise price for the shares of our common stock to be exercised, together with applicable tax withholdings.
Stock Appreciation Rights
A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of our common stock between the date an award is granted and the date it is exercised. Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive an amount determined by multiplying: (i) the difference between the fair market value of a share on the date of exercise and the exercise price by (ii) the number of shares exercised under the stock appreciation right. We may pay the appreciation in cash, in shares of our common stock, or a combination of both. Each stock appreciation right granted under the 2026 Plan will be evidenced by an award agreement specifying the exercise price and the other terms and conditions of the award.
Except in limited circumstances relating to certain transactions, as set forth in the 2026 Plan, the exercise price per share of each stock appreciation right may not be less than the fair market value of a share of our common stock on the date of grant.
Stock appreciation rights will be exercisable at such times or under such conditions as determined by the administrator and set forth in the award agreement, subject to the minimum vesting limitation described above.
Unless provided otherwise by the administrator, upon the termination of a participant’s service, the unvested portion of the participant’s award of stock appreciation rights expires. The vested portion of such award will remain exercisable for the period following the participant’s termination of service that was determined by the administrator and specified in the participant’s award agreement, and if no such period was determined by the administrator, the vested portion of the award will remain exercisable for: (i) 3 months following termination of the participant’s service for reasons other than death or disability, or (ii) 12 months following termination of the participant’s service due to death or disability. However, if the exercise of an award of stock appreciation rights is prevented by applicable law, the exercise period may be extended under certain circumstances described in the 2026 Plan. In no event will an award of stock appreciation rights be exercisable after the end of the award’s term.
The maximum term of a stock appreciation right will be specified in the award agreement but may not be more than ten years.
Restricted Stock Awards
Awards of restricted stock are grants of shares of our common stock (including pursuant to the purchase of shares by the participant, such as upon early exercise of an option) that vest in accordance with the terms and conditions established by the administrator in its sole discretion, subject to the minimum vesting limitation described above. Unless otherwise provided by the administrator, a participant will forfeit any shares of restricted stock that have not vested by the date set forth in the award agreement (typically, as of the termination of the participant’s service). Each restricted stock award granted will be evidenced by an award agreement specifying the number of shares of our common stock subject to the award and the other terms and conditions of the award.

Unless the administrator provides otherwise, participants holding shares of restricted stock will have voting rights with respect to such shares and have the rights to dividends and other distributions as described further above under the section titled “Certain Limitations.” The administrator has the discretion to accelerate the time at which any restrictions will lapse or be removed. Unless the administrator determines otherwise, the Company as escrow agent will hold shares of restricted stock until the restrictions have lapsed. Subject to the terms of the 2026 Plan, the administrator, in its sole discretion, may determine that an award of restricted stock will not be subject to any vesting period.
Restricted Stock Units
Each restricted stock unit is a bookkeeping entry that represents an amount equal to the fair market value of a share of our common stock and becomes payable if the performance goals or other vesting criteria set by the administrator are achieved or the restricted stock unit otherwise vests. Each award of restricted stock units granted under the 2026 Plan will be evidenced by an award agreement specifying the number of shares of our common stock subject to the award and other terms and conditions of the award.
The administrator may set vesting conditions based upon the achievement of company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the administrator, or that an award of restricted stock units will not be subject to any vesting period, in each case in its discretion, subject to the minimum vesting limitation described above.
After an award of restricted stock units has been granted, the administrator has the discretion to reduce or waive any restrictions or vesting criteria that must be met to receive a payout. Unless determined otherwise by the administrator, a participant will forfeit any unearned restricted stock units as of the date set forth in the award agreement (typically, as of the termination of his or her service). The administrator in its sole discretion may pay earned restricted stock units in cash, shares of our common stock, or a combination of both.
Performance Units and Performance Shares
Performance units and performance shares are awards that will result in a payment to a participant if performance goals established by the administrator are achieved or the awards otherwise vest. Generally, each award of performance units or performance shares will have an initial value established by the administrator on or before the date of grant. Each award of performance units or performance shares granted under the 2026 Plan will be evidenced by an award agreement specifying the vesting conditions, including any performance objectives and the relevant performance period and other terms and conditions of the award. The administrator may set vesting criteria based upon the achievement of company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the administrator, in its discretion, subject to the minimum vesting limitation described above.
The administrator has the discretion to settle earned performance units or performance shares in the form of cash, shares of our common stock, or a combination of both. Subject to the terms of the 2026 Plan, the administrator has the discretion to reduce or waive any vesting provisions for performance units or performance shares. Unless determined otherwise by the administrator, a participant will forfeit any performance units or performance shares that have not been earned or have not vested as of the date set forth in the award agreement (typically, as of the termination of his or her service).
Transferability of Awards
Unless determined otherwise by the administrator, awards granted under the 2026 Plan generally are not transferable other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the participant, only by the participant. If the administrator makes an award transferable, the award will contain such additional terms and conditions as the administrator deems appropriate.
Under the 2016 Plan, any transferability that could be authorized by the administrator was further restricted to only certain transfers, such as under a domestic relations order or marital settlement, to family members or as required under applicable law.

Adjustments
In the event of any dividend or other distribution (whether in the form of cash, shares of our common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase or exchange of shares of our common stock or our other securities or other change in our corporate structure affecting our common stock (other than any ordinary dividends or other ordinary distributions), the administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2026 Plan, will adjust the number and class of shares that may be delivered under the 2026 Plan, and/or the number, class and price of shares of stock subject to outstanding awards, and the numerical share limits under the 2026 Plan discussed above in the section titled “Shares Available for Issuance.”
Dissolution or Liquidation
In the event of a proposed dissolution or liquidation of the Company, the administrator will notify each participant under the 2026 Plan as soon as practicable before the effective date of such proposed transaction. Unless provided otherwise by the administrator, to the extent it has not been previously exercised, vested or settled (as applicable), an award will terminate immediately prior to consummation of such proposed action.
Change in Control
The 2026 Plan provides that, in the event of our merger with or into another company or entity or our Change in Control (as defined in the 2026 Plan), each award will be treated as the administrator determines, which may include (without limitation) that awards be (a) assumed or substantially equivalent awards substituted by the acquiring or succeeding entity or its affiliate, with appropriate adjustments made; (b) continued by Accuray, subject to any adjustment as described above; (c) upon written notice to the participant, terminated upon or immediately before such merger or Change in Control; (d) vested and exercisable, realizable or payable, or that restrictions applicable to the award will lapse, in whole or in part before or upon such merger or Change in Control, and, to the extent the administrator determines, terminate upon or immediately before such merger or Change in Control; (e) terminated in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the transaction (and, for purposes of clarity, which may result in no payment if as of the date of the occurrence of the transaction the administrator determines in good faith that no amount would have been attained upon the exercise of such award or realization of the participant’s rights); (f) replaced with other rights or property selected by the Administrator in its sole discretion; or (g) treated in any combination of the foregoing. The administrator will not be required to treat all awards, all awards held by a participant, all awards of the same type, or all portions of awards, similarly in the transaction.
If the successor or its affiliate does not assume or substitute for the award (or portion thereof), and Accuray does not continue the award (or portion thereof), as described above, the participant will fully vest in and have the right to exercise such options and stock appreciation rights to the extent not assumed, substituted for or continued, and all restrictions on such restricted stock, restricted stock units, performance units or performance shares will lapse. With respect to such awards or portions thereof with performance-based vesting that are not so assumed, substituted for or continued, all such performance goals or other vesting criteria will be deemed achieved at target levels, and all other terms and conditions met, in each case, unless specifically provided otherwise under the applicable award agreement or other written agreement authorized by the administrator between the participant and Accuray or any of its subsidiaries, parents or affiliates, as applicable. In addition, unless specifically provided otherwise under the applicable award agreement or other written agreement authorized by the administrator between the participant and Accuray or any of its subsidiaries, parents or affiliates, as applicable, to the extent that an option or stock appreciation right (or portion thereof) is not assumed, substituted for or continued in the event of such merger or Change in Control, the administrator will notify the participant in writing or electronically that the option or stock appreciation right (or portion thereof) will be exercisable for a period of time determined by the administrator, in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.
For awards granted to our non-employee directors (at the time the recipient was a non-employee director) that are assumed, substituted for or continued in a merger or Change in Control, upon the termination of a non-employee director’s service as a director of ours or the successor (other than a voluntary resignation that is not made at the acquiror’s request), then (i) the non-employee director will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, (ii) all restrictions on the non-employee director’s restricted stock, restricted stock units, performance shares and performance units will lapse, (iii) with respect to the non-employee director’s awards with performance-based vesting, if any, all performance goals or other vesting criteria will be deemed achieved at target levels, and (iv) all other terms and conditions of the non-employee director’s awards with performance-based vesting will be deemed met, in each case unless specifically provided otherwise under the applicable award agreement or other written agreement authorized by the administrator between the participant and Accuray or any of its subsidiaries, parents or affiliates, as applicable.
Forfeiture Events
Awards under the 2026 Plan will be subject to any applicable compensation recoupment policy that we adopt from time to time as required by law, any clawback policy in effect when the award is granted under the 2026 Plan (including our clawback policy adopted in November 2023, which may be amended and in effect from time to time), and any other clawback that is necessary or appropriate to comply with applicable laws. In addition, the administrator may specify in an award agreement that a participant’s award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursements or reacquisition upon certain specified events, in addition to any otherwise applicable vesting or performance requirements. These events may include without limitation, termination for cause or any action or inaction by the participant that would constitute cause for termination. No recovery pursuant to these recoupment provisions under the 2026 Plan will constitute or contribute to any right of a participant to resign for good reason or any constructive termination of the participant under any agreement with us or any parent, subsidiary or affiliate of ours, unless the applicable provision in the 2026 Plan specifically is mentioned and waived in the award agreement or other applicable document.
Termination or Amendment
The 2026 Plan will automatically terminate ten years from the 2026 Plan’s Effective Date, unless terminated at an earlier time by the administrator. Notwithstanding the foregoing, no options that qualify as incentive stock options within the meaning of Section 422 of the Code may be granted after ten (10) years from the date of Board approval of the 2026 Plan (or if earlier, upon termination of the 2026 Plan by the administrator). The administrator may amend, alter, suspend, or terminate the 2026 Plan at any time and for any reason; provided that the Company will obtain stockholder approval of an amendment of the 2026 Plan to the extent approval is necessary or desirable to comply with any applicable laws. Further, no amendment, alteration, suspension, or termination may materially impair the rights of any participant generally unless mutually agreed otherwise between the participant and the administrator.
Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2026 Plan. The summary is based on existing U.S. federal income tax laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the tax laws of any municipality, state or non-U.S. jurisdiction to which the participant may be subject. As a result, tax consequences for any particular participant may vary based on individual circumstances.
Stock Options
Options granted under the 2026 Plan may be either “incentive stock options,” within the meaning of Section 422 of the Code, or nonstatutory stock options.
No taxable income is reportable when an incentive stock option is granted or exercised, although the exercise may subject the participant to the alternative minimum tax and may affect the determination of the participant’s alternative minimum tax (unless the shares are sold or otherwise disposed of in the same year as exercise). If the participant exercises an incentive stock option and then later sells or otherwise disposes of the shares acquired more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price generally will be taxed as capital gain or loss. If the participant exercises the incentive stock option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option. For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares on the exercise date generally is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise (unless the shares are sold or otherwise disposed of in the same year as exercise). In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits for alternative minimum tax purposes.
Any options that do not qualify as incentive stock options are referred to as nonstatutory stock options. No taxable income is reportable when a nonstatutory stock option, with an exercise price per share at least equal to the fair market value of a share of the underlying share on the date of grant, is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to any excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the exercised shares subject to the option. Any taxable income recognized in connection with the exercise of a nonstatutory stock option by an employee is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares generally would be capital gain or loss to the participant, and will be either long term or short term depending on whether the shares were held for more than one year.
Stock Appreciation Rights
No taxable income is reportable when a stock appreciation right, with an exercise price per share equal to at least the fair market value of a share of the underlying share on the date of grant, is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the amount of any cash received and the fair market value of any shares of our common stock received. Any taxable income recognized in connection with the exercise of a stock appreciation right by an employee is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares generally would be capital gain or loss to the participant, and will be either long term or short term depending on whether the shares were held for more than one year.
Restricted Stock Awards
No taxable income is reportable when an award of restricted stock is granted to a participant. Instead, the participant will recognize ordinary income in the first taxable year in which the shares underlying the award becomes transferable or no longer subject to a substantial risk of forfeiture, at the then fair market value of the shares. However, a participant who is granted a restricted stock award may elect to recognize ordinary income at the time the participant receives shares under the award in an amount equal to the then fair market value of the shares less any amount paid for the shares. If the participant is an employee, such ordinary income generally is subject to tax withholding by us. Any gain or loss recognized upon any later disposition of shares acquired under the restricted stock generally will be treated as capital gain or loss, and will be either long term or short term depending on whether the shares were held for more than one year.
Restricted Stock Unit, Performance Shares and Performance Unit Awards
A participant generally will not have taxable income at the time an award of RSUs, performance units or performance shares are granted. Instead, the participant will recognize ordinary income in an amount equal to the amount of any cash received and the fair market value of any shares of our common stock issued to the participant upon vesting or, if later, the settlement of the award. If the participant is an employee, such ordinary income generally is subject to tax withholding by us. Any gain or loss recognized upon any later disposition of shares acquired under the restricted stock units, performance units or performance shares generally will be treated as capital gain or loss, and will be either long term or short term depending on whether the shares were held for more than one year.
Medicare Surtax
A participant’s annual “net investment income,” as defined in Section 1411 of the Code may be subject to a 3.8% federal surtax (generally referred to as the “Medicare Surtax”). Net investment income may include capital gain and/or loss arising from the disposition of shares subject to a participant’s awards under the 2026 Plan. Whether a participant’s net investment income will be subject to the Medicare Surtax will depend on the participant’s level of annual income and other factors.
Section 409A
Section 409A of the Code (“Section 409A”) provides certain requirements for nonqualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2026 Plan with a deferral feature will be subject to the requirements of Section 409A. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (for example, the individual’s separation from service, a predetermined date, or the individual’s death). For certain individuals who are key employees under Section 409A, and subject to certain exceptions, Section 409A requires that distributions in connection with his or her separation from service commence no earlier than six months after such separation from service.
If an award granted under the 2026 Plan is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as potential penalties and interest, on such deferred compensation. Certain states such as California have enacted laws similar to Section 409A which impose additional taxes, and potential penalties and interest, on nonqualified deferred compensation arrangements that fail to comply with such state laws. We will also have withholding and reporting requirements with respect to such amounts. The 2026 Plan provides that neither we nor any of our parents, subsidiaries or affiliates will have any obligation to reimburse, indemnify, or hold harmless a participant or any other person in respect of awards granted under the 2026 Plan for any taxes, interest or penalties imposed, or other costs incurred, as a result of Section 409A.
Tax Effect for the Company
We generally will be entitled to a tax deduction in connection with an award under the 2026 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, upon the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” within the meaning of Code Section 162(m). Under Code Section 162(m), the annual compensation paid to any of these specified employees will be deductible only to the extent that it does not exceed $1,000,000.
Plan Benefits
Our executive officers and non-employee directors have an interest in this proposal because they are eligible to receive awards under the 2026 Plan. The benefits that will be awarded or paid under the 2026 Plan are not currently determinable. The number of awards that an employee, director, or consultant may receive under the 2026 Plan is in the discretion of the administrator and therefore cannot be determined in advance. Any future awards granted to eligible participants under the 2026 Plan will be made at the discretion of the administrator, and no such determination as to future awards or who might receive them has been made except as follows. Pursuant to guidelines for annual equity awards adopted by our Board in November 2017 and most recently affirmed in September 2025, each of our non-employee directors receives an annual restricted stock unit award covering the number of shares of our common stock obtained by dividing $150,000 by the fair market value of a share of our common stock, with the grant of such awards effective on the last day of the month in which our Annual Meeting of Stockholders occurs. The vesting schedule of these annual restricted stock unit awards under the guidelines as adjusted in September 2025 provides for the awards to vest in full on the earlier of the one-year anniversary from grant and the next annual meeting of stockholders provided that such meeting occurs at least 50 weeks after the most recent annual meeting and are subject to full acceleration of vesting in the event of a change in control of the Company. As of August 29, 2025, the closing price of a share of our common stock was $1.52. The following table sets forth the dollar value of such restricted stock unit awards expected to be granted to our non-employee directors under the 2026 Plan on the last day of the month in which our Annual Meeting of Stockholders occurs, assuming election of the nominees for Class I directors who are standing for election at the Annual Meeting. The number of Shares that will be subject to such restricted stock unit awards will not be known until their date of grant.

New Plan Benefits
2026 Equity Incentive Plan

	Dollar Value of Restricted Stock Units(1)	Number of Shares Subject to Restricted Stock Units
Non-executive directors as a group	$1,200,000	Not yet determinable(2)

(1)	Consists of all eight current directors who are not executive officers, consisting of Ms. Le Grand, Mr. Kill, Mr. Whitters, Ms. Huss, Ms. Nishimura, Dr. Scott, Mr. Hindman and Mr. Mayer.
(2)
Unless otherwise determined by our Board, the number of shares of our common stock to be subject to each restricted stock unit award granted to the non-employee director will be obtained by dividing $150,000 by the fair market value of a share of our common stock, with the grant of such awards effective on the last day of the month in which our Annual Meeting of Stockholders occurs.

The following table sets forth: (i) the aggregate number of shares subject to service-based restricted stock units (“RSUs”) and performance units (“PSUs”) granted under the 2016 Plan during our fiscal year 2025 to each of our named executive officers; executive officers, as a group; directors who are not executive officers, as a group; and all employees who are not executive officers, as a group; and (ii) the grant-date value of shares subject to such RSUs and PSUs. No options were granted under the 2016 Plan to any of our named executive officers, directors or employees during our fiscal year 2025.

Name and Position or Group	Number of Shares Subject to RSUs Granted	Dollar Value of RSUs Granted(2)	Number of Shares Subject to PSUs Granted(1)	Dollar Value of PSUs Granted(2)
Suzanne Winter President and Chief Executive Officer	518,867	$1,157,073	518,867	$1,157,073
Ali Pervaiz Senior Vice President, Chief Financial Officer	132,075	$294,527	132,075	$294,527
Sandeep Chalke Senior Vice President, Chief Commercial Officer	150,943	$336,603	150,943	$336,603
Jesse Chew Senior Vice President, Chief Legal Officer and Corporate Secretary	187,500	$418,125	187,500	$418,125
Executive officers as a group	1,324,274	$2,879,455	989,385	$2,206,329
Current directors who are not executive officers as a group	441,841	$946,072	—	$—
Employees, including all current officers who are not executive officers, as a group	2,823,043	$5,878,173	—	$—

(1)
With respect to PSUs granted, reflects the target number of shares covered by the PSUs granted to our employees. The maximum number of shares covered by the PSUs granted to our employees are (i) 778,301 shares for Ms. Winter, (ii) 198,113 shares for Mr. Pervaiz, (iii) 226,415 shares for Mr. Chalke, (iv) 281,250 shares for Mr. Chew, and (v) 1,484,078 shares for the executive officers, as a group. Mr. Chew resigned from the Company effective September 19, 2025.

(2)	Reflects the aggregate grant date fair value of awards computed in accordance with ASC 718.
How Votes are Counted
The 2026 Plan must be approved by the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. For purposes of this proposal, abstentions will have the same effect as a vote AGAINST the proposal. Broker non-votes will have no effect on the outcome of the vote. This vote will also constitute approval of the 2026 Plan under the Listing Rules of the Nasdaq Stock Market (the “Nasdaq Listing Rules”).
Board of Directors’ Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2026 EQUITY INCENTIVE PLAN.

PROPOSAL THREE

ADVISORY VOTE TO APPROVE THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
(“SAY-ON-PAY” VOTE)
General
We are submitting to our stockholders for approval, on an advisory (non-binding) basis, the compensation of our named executive officers (“NEOs,” or each, an “NEO”) as disclosed in this Proxy Statement in accordance with Section 14A of the Securities Exchange Act of 1934, as amended (a “say-on-pay” vote). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. In this proposal, we are asking our stockholders to provide advisory approval of the compensation of our NEOs, as such compensation is described in “Compensation Discussion and Analysis,” the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in this Proxy Statement. We have held a say-on-pay vote annually since our first say-on-pay vote in 2011 and our next say-on-pay vote will be held at next year’s annual meeting of stockholders.
The Compensation Committee of our Board (the “Compensation Committee”) considers the results of each annual stockholder advisory vote on the compensation of our NEOs and stockholder feedback on our executive compensation program. At our 2024 Annual Meeting of Stockholders, approximately 93.2% of the votes cast (excluding abstentions and broker non-votes) were voted in favor of the compensation of our then-named executive officers and, indirectly, our executive compensation program. The Compensation Committee viewed these results as support for our executive compensation program and, as a result, continued to apply the same general principles and philosophy as in the prior fiscal year to our executive compensation programs, policies and practices for fiscal 2025 and kept such programs consistent with the prior fiscal year, which is discussed in more detail in “Compensation Discussion and Analysis” below.
Summary of Fiscal 2025 Executive Compensation Program
Our executive compensation program is designed to enable us to attract, retain, motivate and appropriately reward the individuals who can help us successfully execute our business strategy and promote the best interests of our stockholders. In deciding how to vote on this proposal, our Board urges you to consider the following factors, which are more fully discussed in “Compensation Discussion and Analysis” below:
•	We provide reasonable base salaries.
•	We link pay to performance.
•
We provide reasonable change in control and severance arrangements. Each NEO’s employment agreement has reasonable post-employment cash payment and benefit levels and contains a “double trigger” acceleration provision for unvested and unearned equity awards in the event of a change in control of the Company. For the terms of the employment agreements for our NEOs, please refer to the information set forth under “—Employment, Change in Control and Severance Arrangements”.

•	We maintain a compensation recovery (“clawback”) policy that applies to both our cash incentive award and long-term incentive compensation plans.
•	We maintain sound corporate governance standards. We have adopted the following executive compensation policies and practices:
•	Independent Compensation Consultant. The Compensation Committee has engaged its own independent compensation consultant.
•
We mitigate unnecessary compensation-related risk. We have implemented robust Board and management-level processes to identify compensation-related risks, and we mitigate undue risk with business controls, including limits on payout levels under our cash incentive award plan that applies to both our cash incentive award and long-term incentive compensation plans.

•
We have adopted stock ownership requirements. The Compensation Committee believes it is important for our executives, including our NEOs, and non-employee directors to hold a minimum amount of our equity securities in order to align their interests with those of our stockholders.

Consistent with this belief, we have adopted stock ownership requirements for our executives and non-employee directors. All of our executives and non-employee directors are in compliance or are on track to be in compliance with these stock ownership requirements within the periods established in the requirements.
•
No hedging or pledging transactions allowed. Our insider trading policy prohibits all of our employees, including our NEOs, and non-employee directors from engaging in any speculative transactions in Company securities, including purchasing on margin, holding Company securities in margin accounts, purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), engaging in short sales, engaging in transactions in derivative securities or engaging in any other forms of hedging transactions. Our employees, including our NEOs, and our non-employee directors are also prohibited from pledging or using Company securities as collateral for loans.

•	We do NOT engage in the following compensation practices:
•	We do not provide excessive perquisites or other personal benefits to our NEOs.
•
We do not currently offer pension arrangements, retirement plans (other than our Section 401(k) employee savings plan), or nonqualified deferred compensation plans or arrangements to our senior executives, including our NEOs, except for those who are employed internationally in accordance with local customs and regulations.

•	We do not provide change of control excise tax gross-ups.
The Compensation Committee will continue to analyze our executive compensation policies and practices and adjust them as appropriate to reflect our performance and competitive needs.
How Votes Are Counted
The proposal requires the affirmative vote of a majority of the voting power of the shares present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the same effect as a vote AGAINST the proposal. Broker non-votes, if any, will have no effect on the outcome of the vote.
Because your vote is advisory, it will not be binding on our Board or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and approving our executive compensation program, and our Board value the opinions expressed by our stockholders and will consider the outcome of the vote when making future compensation decisions for our NEOs.
Board of Directors’ Recommendation
Based on the information provided above and within “Compensation Discussion and Analysis” in this Proxy Statement, we request that you indicate your support for our executive compensation philosophy, policies and practices by voting in favor of the following resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s NEOs as described in the Company’s 2025 Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables, and the other narrative compensation disclosures.”
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
The Audit Committee of our Board (the “Audit Committee”) has selected Grant Thornton LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending June 30, 2026. Grant Thornton LLP has audited our consolidated financial statements since fiscal year 2007.
Stockholder ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2026 is not required by law, the Nasdaq Listing Rules, our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws (“Bylaws”). However, our Board is submitting the selection of Grant Thornton LLP to our stockholders for ratification as a matter of good corporate governance and practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Grant Thornton LLP. Even if the selection is ratified, we may appoint a different independent registered public accounting firm during the fiscal year if the Audit Committee determines that such a change would be in the best interests of our Company and our stockholders.
Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from our stockholders.
Audit and Non-Audit Services
The Audit Committee is directly responsible for the appointment, compensation and oversight of our independent auditors. The Audit Committee retained Grant Thornton LLP to audit our consolidated financial statements for the fiscal year ended June 30, 2025. The estimated aggregate fees billed by Grant Thornton LLP for all services relating to fiscal 2025 and 2024 are as follows:

	Fiscal Year Ended June 30,
Service Category	2025	2024
Audit Fees(1)	$2,805,627	$3,355,139
Audit Related Fees(2)	—	—
Tax Fees(3)	9,576	2,396
All Other Fees(4)	—	—
Total	$2,815,203	$3,357,535

(1)
Audit Fees primarily consist of fees for professional services performed for the audit of our consolidated annual financial statements and the review of our unaudited quarterly financial statements. Audit Fees also include fees for the audit of our internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, issuance of consents and fees for statutory audits.

(2)
Audit Related Fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3)	Tax Fees consist of fees for tax compliance, tax advice and tax planning services related to an international statutory tax audit.
(4)	All Other Fees consist of fees billed for products and services provided by the independent registered public accountants other than those that meet the criteria above.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services and tax services, as well as, to a very limited extent, specifically designated non-audit services that, in the opinion of the Audit Committee, will not impair the independence of the registered public accounting firm. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit

Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, including the fees for the services performed to date. In addition, the Audit Committee also may pre-approve particular services on a case-by-case basis, as required.
How Votes Are Counted
The proposal requires the affirmative vote of a majority of the voting power of the shares present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the same effect as a vote AGAINST the proposal. Broker non-votes, if any, will have no effect on the outcome of the vote.
Board of Directors’ Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2026.

AUDIT COMMITTEE REPORT
The Audit Committee is responsible for overseeing our accounting and financial reporting processes and internal control systems, the appointment, compensation, retention and oversight of Grant Thornton LLP, our independent registered public accounting firm, and audits of our financial statements, all pursuant to the Audit Committee’s written charter. Grant Thornton LLP reports directly to the Audit Committee. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and to receive appropriate funding, as determined by the Audit Committee, from our Company for such advice and assistance.
Management is responsible for preparing our financial statements and for our financial reporting processes, accounting policies, systems of internal controls and disclosure controls and procedures. For our fiscal year ended June 30, 2025, Grant Thornton LLP was responsible for expressing an opinion on the effectiveness of our internal control over financial reporting. Grant Thornton LLP was also responsible for performing an independent audit and expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States. In this context, the Audit Committee hereby reports as follows:
1.	The Audit Committee has reviewed and discussed our audited financial statements for fiscal 2025 with our management.
2.	The Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
3.
The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence and has discussed with Grant Thornton LLP its independence.

4.
Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, for filing with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
James M. Hindman, Chairperson
Anne B. Le Grand(1)
Joseph E. Whitters
The foregoing Audit Committee report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under these acts, except to the extent we incorporate by reference into such filings.
(1)
Ms. Le Grand served as a member of the Audit Committee through August 18, 2025 when she was replaced as a member of the Audit Committee by Ms. Nishimura. Ms. Nishimura did not participate in the Audit Committee actions reported above.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis provides information regarding the fiscal 2025 compensation program for our named executive officers (“NEOs”), which includes (i) two individuals who served as our principal executive officer during fiscal 2025 and (ii) our other two most highly compensated executive officers at fiscal year-end, who were as follows:

Named Executive Officer	Title
Suzanne Winter(1)	President and Chief Executive Officer
Ali Pervaiz	Senior Vice President, Chief Financial Officer
Sandeep Chalke(1)	Senior Vice President, Chief Commercial Officer
Jesse Chew(2)	Senior Vice President, Chief Legal Officer and Corporate Secretary

(1)	Ms. Winter took a medical leave of absence from September 3, 2024 through October 15, 2024 (the “Interim Period”). During the Interim Period, Mr. Chalke was appointed and served as Interim CEO.
(2)	Mr. Chew resigned from the Company effective September 19, 2025.
This Compensation Discussion and Analysis describes the material elements of our executive compensation program during fiscal 2025. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. Finally, it analyzes how and why the Compensation Committee and in the case of our President and Chief Executive Officer (“CEO”), the independent members of our Board, arrived at their specific compensation decisions for our NEOs in fiscal 2025 and discusses the key factors that they considered in determining NEO compensation, which included stockholder feedback and the results of our 2024 “Say-on-Pay” vote. References to “CEO” in this section refer to Ms. Winter serving in such role, and not to Mr. Chalke as Interim CEO, except where specifically indicated otherwise.
Executive Summary
Fiscal 2025 Business Highlights
In fiscal 2025, we achieved mixed financial results, including the following:
•	Achieved revenue of $459 million for fiscal year 2025, which was 87% of the pre-established target level under our cash incentive plan (the “Company Bonus Plan”) for fiscal 2025;
•	Generated orders (net of cancellations) of $288 million for fiscal year 2025, which was 97% of the pre-established target level under our Company Bonus Plan for fiscal 2025; and
•	Achieved adjusted EBITDA (excluding bonus accrual) of $28.8 million for fiscal year 2025, which was 65% of the pre-established target level under our Company Bonus Plan for fiscal 2025.
Fiscal 2024 Say on Pay Vote and Stockholder Engagement
Our Board and management are committed to maintaining sound and effective compensation and governance programs, with policies and programs reflecting best practices and designed to build value for our stockholders. At our 2024 Annual Meeting of Stockholders, approximately 93.2% of the votes cast (excluding abstentions and broker non-votes) were voted in favor of the compensation of our then-named executive officers and, indirectly, our executive compensation program. In evaluating our executive compensation program, policies, and practices for fiscal 2025, the Compensation Committee was mindful of the support our stockholders expressed for the Company’s efforts to better enhance the link between executive pay and company performance in prior years, including fiscal 2024, as well as other discussions with our stockholders. As a result, the Compensation Committee concluded that the general compensation principles and philosophy used to determine the components of executive compensation for fiscal 2024 continue to closely align the interests of our executive officers to the long-term interests of our stockholders and promote retention. Accordingly, the Compensation Committee continued to apply the same general principles and philosophy in determining executive compensation for fiscal 2025.

The Compensation Committee recognizes the importance of having on-going and open conversations with our stockholders to solicit their feedback. In an effort to continue to increase the level of stockholder engagement, the Company continued its investor outreach efforts to engage with our stockholders and better understand their perspectives on a variety of matters, including the Company’s performance, governance, human capital management, and executive compensation.
In fiscal 2025, the Compensation Committee invited each of our top 15 institutional stockholders to discuss our executive compensation programs, policies, and practices. In addition to the foregoing, we engaged with our stockholders throughout fiscal 2025 through various meetings with members of our executive team, including our CEO and Chief Financial Officer, and on occasion members of the Board, including the Chairman of the Board. These interactions included the following:
•	presentations at investor and industry conferences, which included individual one-on-one meetings; and
•
one-on-one investor calls and virtual and in-person meetings, initiated by the Board, members of management, and our stockholders over the course of the fiscal year, including following the Company’s quarterly conference calls.

In fiscal 2025, we held over 36 such meetings with one or more institutional stockholders so that they could provide feedback to our executive officers and, in some instances, directly to members of our Board, including the Chairman of our Board. Such ongoing investor outreach helps us understand investor perspectives and to communicate on a variety of corporate governance topics, including our executive compensation program, policies, and practices. We strive to make these events an open forum to actively engage our stockholders in dialogue about all matters, from our financial and operational trends to governance issues, including executive compensation. These interactions allow investors the opportunity to meet, ask questions of, and provide advice to, our executive officers. We value the insights gained from our discussion with our stockholders and find them to be helpful even when points of view vary. The Compensation Committee, as well as the independent members of our Board, consider such stockholder feedback when adopting policies affecting our executive compensation program. We will continue to seek opportunities for dialogue with our stockholders on executive compensation and other matters on an ongoing basis. We are committed to maintaining or improving our level of stockholder engagement going forward.

Fiscal 2025 Executive Compensation Highlights
Based on its desire to incentivize our senior leadership team for fiscal 2025, which it believes embodies the appropriate experience and skills to successfully execute our long-term business objectives, and taking into account global supply chain challenges, inflation, and other global macroeconomic conditions and the uncertainties caused with respect to the Company and its performance, the Compensation Committee (and, in the case of our CEO, the independent members of our Board) took the following actions with respect to the compensation of our NEOs:

Base Salaries	• After considering individual performance, competitive market data and retention, certain of our NEOs received base salary increases of up to 4%.
Cash Incentive Awards
•
Under the Company Bonus Plan, orders (net of cancellations), revenue and adjusted EBITDA were the performance objectives for fiscal 2025.
•
Based on our performance with respect to such performance objectives, as well as the fact that the Company would not be in compliance with the debt covenants in effect at the beginning of fiscal 2025 and to reduce operating expenses and conserve cash in light of uncertain macroeconomic environment due to tariffs, the Compensation Committee and our Board determined not to pay cash incentive awards for fiscal 2025.

Annual “Refresh” Equity Awards
•
Consistent with our compensation philosophy that equity awards increase our executive officers’ stake in the Company, thereby reinforcing their incentive to manage our business as owners and tying a significant portion of their target total direct compensation (consisting of base salary, target cash incentive, and equity awards) to our stock price performance, the Compensation Committee and, in the case of our CEO, the independent members of our Board, granted to our NEOs “refresh” equity awards.
•
With respect to fiscal 2025 annual “refresh” equity awards, 50% of the grant date fair value of the mix of our NEOs’, including our CEO’s, fiscal 2025 annual “refresh” equity awards was in the form of a PSU award and the balance was in the form of a RSU award. Specifically, our NEOs (other than our CEO) received annual “refresh” awards consisting of a PSU award and RSU award, each in equal amounts ranging from 132,075 shares to 187,500 shares (which, in the case of the PSU awards, are at target levels of performance). Our CEO received annual “refresh” awards consisting of a PSU award for a target number of 518,867 shares of our common stock and an RSU award for 518,867 shares of our common stock.

“Pay-for-Performance”
We believe that there should be a strong relationship between pay and performance, and our executive compensation program reflects this belief. In particular, cash incentive award opportunities and long-term incentive compensation in the form of equity awards represent a majority of the target total direct compensation opportunities of our executive officers, including our NEOs, as reflected in the charts below. These variable compensation elements are considered “at risk” as they are directly dependent upon the achievement of pre-established performance objectives and/or stock price performance.
We structured our cash incentive award opportunities to focus on the achievement of specific short-term financial performance goals that are aligned with our business strategy and would further our longer-term growth objectives. As such, our Company Bonus Plan only funds if we achieve multiple pre-established financial performance objectives, placing our NEOs’ target cash incentive opportunities entirely at risk.
For fiscal 2025, our long-term incentive compensation program was comprised of a combination of service-based RSU awards and PSU awards. The Compensation Committee continued with the strategy from prior years of including PSU awards rather than options to purchase shares of our common stock to continue to better align executive compensation with sustained financial and operational performance. The Compensation Committee believes that this combination of awards appropriately balances the various objectives of our long-term incentive compensation program because it promotes long-term value creation critical to driving stockholder value, directly aligns executive compensation with stockholder interests through share ownership, and encourages our key executive officers to remain engaged with our organization through the vesting date of the awards, which is typically a multi-year period.
The following charts illustrate the mix of the fiscal 2025 target total direct compensation opportunities for our NEOs between base salary, target cash incentive opportunities and long-term incentive compensation in the form of equity awards, which are further discussed under the heading “Compensation Elements” below.

The following chart illustrates the allocation of the fiscal 2025 target and realized direct compensation for our NEOs among base salary, cash incentive award opportunities and long-term incentive compensation in the form of equity awards. None of the “at-risk” cash compensation subject to bonus pool funding under our Company Bonus Plan and performance-based equity compensation of our NEOs were earned in fiscal 2025 as a result of generally below-threshold achievement of the applicable pre-established performance objectives, and the decision by the Compensation Committee and the Board not to pay cash incentive awards subject to bonus pool funding under the Company Bonus Plan for fiscal 2025.

FY 2025 Target and Realized Compensation ($000)
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
$3,814
$1,508
$1,493
$788
Target
Realized
Target
Realized
CEO
Average NEO
Time-Based Equity
Performance-Based Equity
Bonus
Salary

Target total direct compensation in the chart above includes base salary, target cash incentive award opportunities and the grant date fair value of equity awards, but excludes “other compensation” as reported in the Fiscal 2025 Summary Compensation Table under “Executive Compensation” below. Realized compensation includes base salary paid, cash bonuses paid, and the value of equity awards granted prior to, but vesting in, fiscal 2025.
What Guides Our Program
Compensation Philosophy
To achieve our objectives, we need a highly talented and seasoned management team with the integrity, skills, and dedication necessary to oversee a dynamic and growing organization and the vision to anticipate and respond to future market developments. Our executive officers must be capable of fulfilling our long-term business strategy, including expanding the growth of our products into the market.

Accordingly, the overarching compensation philosophy approved by the Compensation Committee for fiscal 2025 was grounded in the following principles and objectives:

Pay for Performance	Emphasize “variable” pay that is tied to the achievement of specific, pre-established performance objectives or stock price appreciation over “fixed” pay
Stockholder Alignment
More closely align our executive officers’ interests with the interests of our stockholders by focusing on long-term equity incentives that correlate with sustainable long-term value growth for our stockholders

Attract, Retain and Motivate	Attract, retain and motivate talented executive officers who can develop, implement and deliver on long-term value creation strategies
Balance the Short- and Long-Term Perspective
Provide a balance of cash incentive bonuses to motivate execution of near-term objectives while also placing a heavier emphasis on long-term equity compensation to focus our executive officers on our long term strategic and financial goals

Market Competitiveness	Use industry appropriate compensation packages that are competitive with those made available to executives at companies with which we compete for executive talent

Consistent with this philosophy, a significant portion of our NEOs’ target total direct compensation in fiscal 2025 was comprised of variable cash incentives (that is, cash incentive award opportunities) and equity-based compensation, consisting of RSU awards and PSU awards, in order to align compensation with our business performance and the long-term interests of our stockholders.
Compensation Elements
The compensation of our executive officers, including our NEOs, consisted of the following elements in fiscal 2025:

Element	Primary Objectives
Base Salary	• Fairly and competitively compensate our executive officers • Provide a fixed component to the compensation program
Cash Incentives
• Reinforce our performance-based culture
•
Provide our executive officers incentive to achieve our challenging corporate performance objectives
•
Align corporate performance objectives with our business strategy

Long-Term Incentive Compensation
• More closely align our executive officer interests with those of our stockholders
•
Serve as an important retention tool in a highly competitive labor market for key talent
•
Incentivize future performance of our executive officers to execute our long-term strategy and create value for our stockholders
•
Reward past corporate and individual performance

Governance Standards and Executive Compensation Practices
We maintain sound corporate governance standards as reflected in our executive compensation policies and practices. The following policies and practices were in effect in fiscal 2025:

What We Do		What We Do Not Do
✔	“Double-Trigger” Equity Acceleration	✘	No “Single-Trigger” Change in Control Arrangements
✔	Compensation Recovery (“Clawback”) Policy	✘	No Excessive Perquisites
✔	Stock Ownership Requirements	✘	No Special Retirement Plans
✔	Annual Compensation Risk Assessment	✘	No Option Backdating or Repricing
✔	Annual Say-on-Pay Vote	✘	No Hedging or Pledging
✔	Independent Compensation Consultant	✘	No Change in Control Excise Tax Gross Ups
✔	Independent Compensation Committee	✘	No Current Equity Compensation Plans with “Evergreen” Provisions
		✘	No Guaranteed Base Salary Increases
		✘	No Compensation Committee Interlock

•
“Double-Trigger” Equity Acceleration. Our executive officers’ employment agreements contain “double trigger” acceleration provisions for equity awards, which requires both a change in control of the Company and an involuntary termination of employment before the vesting of outstanding and unvested equity awards is accelerated.

•
Compensation Recovery (“Clawback”) Policy. We have adopted a clawback policy applicable to our executive officers, effective November 9, 2023, for compliance with the Nasdaq Listing Rules and Section 10D of the Exchange Act. Each of our Company Bonus Plan, the 2016 Equity Incentive Plan (the “2016 Plan”), and the 2026 Equity Incentive Plan (the “2026 Plan”) include provisions allowing for potential recovery of performance-based or incentive compensation paid to our executive officers (in the case of the 2016 Plan and the 2026 Plan, in the absence of a clawback policy that applies to the equity award) if (i) we are required to restate our financial results or materially reduce publicly disclosed backlog figures and (ii) the compensation received by our executive officers who received awards under such plans is greater than would have been paid or awarded if calculated based on the restated financial results or the materially reduced backlog figures.

•
Stock Ownership Requirements. We have adopted stock ownership requirements for our executive officers and non-employee directors. All of our executive officers and non-employee directors are in compliance with these stock ownership requirements or are on track to be in compliance within the applicable timeframe specified in such requirements.

•
Annual Compensation Risk Assessment. The Compensation Committee directs our independent compensation consultant to conduct an annual review of our compensation policies and practices and respective risk profiles as described in “Corporate Governance and Board of Directors Matters—Compensation Risk Considerations” below.

•
Annual Say-on-Pay Vote. We hold say-on-pay votes annually, which the Compensation Committee reviews to determine support of our executive compensation program as described in “Proposal Three—Advisory Vote to Approve the Compensation of Our Name Executive Officers” above.

•	Independent Compensation Consultant. The Compensation Committee has engaged its own independent compensation consultant.
•
Independent Compensation Committee. Each member of our Compensation Committee is independent under the applicable rules and regulations of the Securities and Exchange Commission and the Nasdaq Listing Rules applicable to Compensation Committee members and each member of the Compensation Committee is also “disinterested” under Rule 16b-3 of the Exchange Act of 1934, as amended.

•	No “Single-Trigger” Change in Control Arrangements. We do not provide our executive officers with single trigger change in control severance payments or benefits.

•
No Excessive Perquisites. We do not provide excessive perquisites or other personal benefits to our executive officers, including our NEOs. Our executive officers participate in our broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees.

•
No Special Retirement Plans. We do not currently offer pension arrangements, retirement plans (other than our Section 401(k) employee savings plan) or nonqualified deferred compensation plans or arrangements to our executive officers, including our NEOs.

•	No Option Backdating or Repricing. We do not allow backdating or repricing of our option awards.
•
No Hedging or Pledging. Our insider trading policy prohibits our employees, including our NEOs, and our non-employee directors from engaging in any speculative transactions in our securities, including purchasing on margin, holding Company securities in margin accounts, purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), engaging in short sales, engaging in transactions in derivative securities or engaging in any other forms of hedging transactions. Our employees, including our NEOs, and our non-employee directors are also prohibited from pledging or using our securities as collateral for loans.

•	No Change in Control Excise Tax “Gross-Ups.” We do not provide change in control excise tax “gross-ups” to our executive officers under any circumstances.
•	No Current Equity Compensation Plans with “Evergreen” Provisions. Our current equity compensation plans do not contain “evergreen” provisions.
•	No Guaranteed Base Salary Increases. We do not guarantee our executive officers base salary increases.
•
No Compensation Committee Interlocks. There is no interlock among our Compensation Committee members as described in “Corporate Governance and Board of Directors Matters—Compensation Committee Interlocks and Insider Participation” below.

Compensation Setting Process
Role of Compensation Committee and the Board
The Compensation Committee oversees our executive compensation philosophy and administers our executive compensation program. The Compensation Committee is responsible for reviewing the performance and approving the compensation of our executive officers, including our NEOs (other than our CEO). The independent members of our Board are responsible for reviewing the performance of our CEO and approving our CEO’s compensation. The Compensation Committee is also responsible for reviewing and recommending to our Board the compensation of our non-employee directors and establishing and regularly reviewing the compensation and benefits policies for our executive officers. For additional information on the Compensation Committee, including the scope of its authority, see “Corporate Governance and Board of Directors Matters—Compensation Committee,” below.
At the beginning of each fiscal year, our Board, after consulting with management, establishes our corporate performance objectives, and the Compensation Committee, after consulting with management, reviews and approves the individual performance objectives for each executive officer (other than our CEO) and makes decisions with respect to any base salary adjustment, target cash incentive award opportunities and equity awards for our executive officers, including our NEOs (other than our CEO), for the upcoming fiscal year. The independent members of our Board, based on the recommendations of the Compensation Committee, approve the individual performance objectives for our CEO and make decisions with respect to our CEO’s base salary adjustment, target cash incentive award opportunity and equity awards. After the end of the fiscal year, the Compensation Committee assesses the performance of our executive officers, including our NEOs (other than our CEO), to determine the payouts for the cash incentive award opportunities for the previous year, and the independent members of our Board assess the performance of our CEO to determine any cash incentive award payout for our CEO in light of the previously established performance objectives.

Role of Management
To aid in its deliberations, each fiscal year our CEO provides recommendations to the Compensation Committee regarding the key compensation elements for each of our executive officers, including our NEOs (other than the CEO). Prior to formulating these recommendations, our CEO conducts an annual performance review of our other executive officers to evaluate their performance for the prior fiscal year based on the objectives previously established by the Compensation Committee. Our CEO then presents the results of these evaluations, along with our CEO’s recommendations with regard to their compensation for the current fiscal year, including base salary adjustments, target cash incentive award opportunities and payouts and equity awards, to the Compensation Committee for its consideration. In advance of making such recommendations, our CEO often reviews competitive market data provided by the Compensation Committee’s independent compensation consultant and takes into consideration such factors as our compensation philosophy, achievement of individual performance goals and objectives and internal pay equity.
Our CEO also assists our Board in formulating our performance objectives for the fiscal year and the Compensation Committee in developing the individual performance objectives for each executive officer. The Compensation Committee reviews such recommendations as it deems appropriate prior to approving them or, in the case of our CEO, prior to recommending them to our Board for approval.
Similarly, our CEO’s performance is reviewed annually by the Compensation Committee as well as the other independent members of our Board as part of their deliberations with respect to our CEO’s compensation. The Compensation Committee makes recommendations regarding the compensation of our CEO to the independent members of our Board, who approve all elements of our CEO’s compensation.
Typically, our CEO is present at Compensation Committee meetings where executive compensation and corporate and individual performance are discussed and evaluated (except when our CEO’s own compensation and performance are determined or reviewed). From time to time, our CFO, Chief Legal Officer, and Chief Human Resources Officer may also attend Compensation Committee meetings at which executive compensation matters are discussed and participate in those discussions (except when their own compensation and performance are determined or reviewed).
Role of Compensation Consultant
The Compensation Committee retained Exequity LLP, a national compensation consulting firm (“Exequity”), as its advisor to provide advice with respect to our executive and non-employee director compensation programs for fiscal 2025. Exequity advised the Compensation Committee with respect to trends in executive compensation, the development of the Compensation Peer Group (as defined below) for fiscal 2025, the determination of compensation programs, the assessment of competitive pay levels and mix (for example, the proportion of fixed pay to incentive pay and the proportion of annual cash pay to long-term incentive pay) and setting compensation levels. Exequity also consulted with the Compensation Committee to formulate, design, and recommend new programs to better align our executive officers’ performance with the interests of our stockholders.
Exequity did not perform any other services for us or the Compensation Committee in fiscal 2025. Based on its review, the Compensation Committee has determined that Exequity’s services did not raise any conflict of interest and, after consideration of the factors set forth in the rules of the Securities and Exchange Commission and the Nasdaq Listing Rules, determined that Exequity was independent within the meaning of those rules and standards.
Compensation Peer Group
For fiscal 2025, the Compensation Committee determined the compensation of our executive officers, including our NEOs, including the allocation between cash and equity compensation based on an analysis of the data reflected in the Radford 2024 High-Tech Industry Survey covering companies within the technology, life sciences, and medical devices industries with $200 million to $500 million in annual revenue, as well as an assessment of our performance and compensation practices against a peer group of 19 medical device companies (the “Compensation Peer Group”) with whom we compete for executive talent, which are in our industry sector or which have comparable financial and organizational characteristics (collectively, the “Relevant Market Data”). The Compensation Peer Group was recommended by Exequity and submitted to the Compensation Committee for its review and approval. Changes to the Compensation Peer Group from the prior year included the removal of three companies, Cardiovascular Systems, Inc., Surgalign Holdings, Inc., and ViewRay, Inc., due to acquisition or bankruptcy. Cue Health, Inc., Glaukos Corporation, Inari Medical, Inc., Inspire Medical Systems, Inc., iRhythm Technologies, Inc., and Nevro Corp. were added to the Compensation Peer Group, as each such company generally fit within the criteria used for fiscal 2025. The Compensation Peer Group for fiscal 2025 was approved by the Compensation Committee in March 2024.
The criteria used to develop the fiscal 2025 Compensation Peer Group included the following:
Primary Factors:
•	Similar industry (i.e., health care equipment and technology);
•	Competitors for executive talent;
•	Annual total revenue of approximately 0.5 to 2.5 times our annual total revenue;
•	Market capitalization of up to approximately 0.5 to 3.0 times our market capitalization;
•	Headcount of approximately 0.5 to 3.5 times our own; and
•	Headquartered in the United States.
The fiscal 2025 Compensation Peer Group is set forth below:

AngioDynamics, Inc.	Inari Medical, Inc.	Orthofix Medical Inc.
Artivion, Inc.	Inogen, Inc.	RadNet, Inc.
Avanos Medical, Inc.	Inspire Medical Systems, Inc.	Tactile Systems Technology, Inc.
CONMED Corporation	iRhythm Technologies, Inc.	Tandem Diabetes Care, Inc.
Cue Health Inc.	Lantheus Holdings, Inc.	Varex Imaging Corporation
Cutera, Inc.	Merit Medical Systems, Inc.
Glaukos Corporation	Nevro Corp.

The following table summarizes our relative positioning to the fiscal 2025 Compensation Peer Group when the Compensation Committee conducted its annual review of our executive compensation program during fiscal 2024.

Criteria	Accuray FY 2024	Target for Peer Group	2025 Peer Group Median (Data as of 1/31/24)
Revenue ($MM)	$447	0.5x – 2.5x	$473
Market Capitalization ($MM)	$251	0.5x – 3.0x	$894
Employees	1024	0.5x – 3.5x	1092

The Compensation Committee annually reviews the composition of the Compensation Peer Group to ensure it is the most relevant set of companies to use for comparison purposes.
In evaluating the base salaries of our executive officers for fiscal 2025, establishing target cash incentive award opportunities and granting equity awards (and with respect to our CEO, recommending such elements of compensation for approval by the independent members of our Board), the Compensation Committee reviewed the Relevant Market Data to inform its decisions on individual compensation elements, in particular the competitive reasonableness of such elements and to ensure that its decisions were consistent with our compensation philosophy and strategy. While the Compensation Committee considered the Relevant Market Data, it did not make its decisions solely based on targeting compensation to specific benchmarks against the Relevant Market Data. Instead, the Compensation Committee took an approach consistent with its intention to (i) set performance objectives for cash incentive compensation so that target level payouts would only be made if our executive officers and the Company performed at a superior level that would be difficult to achieve and (ii) provide our executive officers with the ability to earn above-market compensation for exceptional performance that furthered our long-term financial and strategic goals.

Tally Sheets
As part of our annual executive compensation approval process, with the assistance of Exequity, the Compensation Committee reviews each executive officer’s compensation history for the past five years or, if an executive officer was hired within the past five years, since his or her date of hire, including each compensation element and how it compared to the Relevant Market Data for the most recent fiscal year. The Compensation Committee also reviews tally sheets setting forth the expected value of annual compensation and benefits for each executive officer, including our NEOs, which includes base salaries, potential cash incentive award payouts and minimum and maximum levels, long-term incentive compensation, including the mix of equity awards and the number of shares of our common stock subject to outstanding stock options, RSU awards, and PSU awards granted, including the fair value at grant, and the annualized cost of other benefits.
These tally sheets also set forth the accumulated value of the compensation and benefits for each executive officer, including our NEOs, which includes the accumulated value of equity awards and the accumulated value of potential payouts under different separation from employment scenarios, including under our post-employment compensation arrangements. Reviewing tally sheets each year facilitates the Compensation Committee’s evaluation of the reasonableness of the total accumulated value of the compensation and benefits provided to each executive officer, including our NEOs. For fiscal 2025, the tally sheets served to assist the Compensation Committee and, in the case of our CEO, the independent members of our Board, in understanding the total annual compensation opportunity for each executive officer and relative compensation among our executive officers, but did not affect any specific decision relating to our executive officers’ compensation.
Fiscal 2025 Executive Compensation Program
Base Salary
We believe that a competitive base salary is the essential foundation to providing an appropriate total direct compensation package for our executive officers, including our NEOs. We use base salary to fairly and competitively to compensate our executive officers for the jobs we ask them to perform. We view base salary as the most stable component of our executive compensation program, as this amount is not at risk.
The Compensation Committee and, in the case of our CEO, the independent members of our Board, makes adjustments to base salary when it believes there is a deviation from market-competitive levels based on a review of the Relevant Market Data, when an individual is promoted or assumes an increase in responsibility or when the Compensation Committee determines that an individual’s performance warrants an adjustment. The Compensation Committee (or in the case of our CEO, the independent members of our Board) reviews the base salary levels of our executive officers each year to determine whether an adjustment is warranted.
For fiscal 2025, after considering competitive market data, individual performance and retention, the Compensation Committee (and, in the case of our CEO, the independent members of our Board) increased the base salaries of certain of our executive officers, including our NEOs, based on achievement of individual goals and objectives. In the case of Mr. Chalke’s compensation during the Interim Period, the Compensation Committee considered competitive market data in consultation with the Company’s compensation consultant to recommend Mr. Chalke’s compensation for such period, which was reviewed and approved by the independent members of our Board. Each NEO’s fiscal 2025 base salary and any increase in their final fiscal 2024 base salary levels are shown below:

Named Executive Officer	Fiscal 2024 Base Salary	Fiscal 2025 Base Salary(1)	% Change
Suzanne Winter	$750,000	$750,000	0%
Ali Pervaiz	$450,600	$450,600	0%
Sandeep Chalke(2)	$459,000	$459,000	0%
Jesse Chew	$457,600	$475,904	3.9%

(1)	The fiscal 2025 base salaries set forth in this table were effective October 1, 2024.
(2)	In connection with his appointment as Interim CEO, Mr. Chalke’s annual base salary was increased to $725,000 for the Interim Period after which his base salary reverted back to $459,000.

The annual base salaries earned and paid to our NEOs are reported in the Fiscal 2025 Summary Compensation Table under “Executive Compensation” below.
Cash Incentives
Funded by Bonus Pool Under the Company Bonus Plan
Typically, the cash incentive awards under our Company Bonus Plan serve to reinforce our performance-based culture. The Compensation Committee believes in providing our executive officers, including our NEOs, with a target incentive compensation opportunity near market median and target total cash compensation opportunity above the market median tied to the achievement of challenging, pre-established corporate performance objectives that are aligned with our business strategy. Historically, due to the challenging nature of the objectives that the Compensation Committee established, payouts under our Company Bonus Plan have averaged approximately 57% of their target level from fiscal 2013 through fiscal 2024, excluding fiscal 2020, where cash incentive awards were eliminated for such fiscal year due to the COVID-19 pandemic. As with base salary, each executive officer’s target cash incentive award opportunity is set with reference to his or her performance over the previous fiscal year as evaluated by our CEO or, in the case of our CEO, the independent members of our Board, his or her experience and responsibilities, the critical nature of his or her position relative to our success, our retention needs, the Relevant Market Data, and our CEO’s recommendation with respect to our other NEOs.
At the beginning of the fiscal year, the Compensation Committee reviewed and approved the corporate performance objectives and related target levels for the fiscal 2025 cash incentive awards, as discussed in further detail below under “Fiscal 2025 Company Bonus Plan Performance Objectives” and “Fiscal 2025 Company Bonus Plan Payouts.” Achievement of these corporate performance objectives at requisite levels would result in funding the bonus pool for payout of bonuses to participating employees, including our NEOs. The Compensation Committee approved the cash incentive award payout for each executive officer, including our NEOs, but excluding our CEO, whose target cash incentive award opportunity and payout was reviewed and approved by the independent members of our Board. The table below sets forth, for fiscal 2025, the target cash incentive award opportunity for each of our NEOs as a percentage of base salary and in absolute dollars.
Fiscal 2025 Company Bonus Plan Target Cash Incentive Award Opportunities

	Fiscal 2025
Named Executive Officer	(%)	($)(1)
Suzanne Winter(2)	100	695,264
Ali Pervaiz	70	316,633
Sandeep Chalke(3)	75	390,971
Jesse Chew	70	331,162

(1)	Target cash incentive awards under the Company Bonus Plan for fiscal 2025 are calculated based upon each NEO’s base salary, as defined in the Company Bonus Plan.
(2)
Ms. Winter took a medical leave of absence from the Company from September 3, 2024 through October 15, 2024 (the “Interim Period”). Her target cash incentive award opportunity was calculated based on the salary earned by Ms. Winter during the fiscal year.

(3)	In connection with his appointment as Interim CEO, Mr. Chalke’s target cash incentive award opportunity was increased to 100% during the Interim Period, after which it reverted back to 75%.
Fiscal 2025 Company Bonus Plan Performance Objectives
All employees, including our NEOs, are eligible to participate in the Company Bonus Plan, which was adopted by the Compensation Committee. For fiscal 2025, these cash incentive awards were designed to reward our executive officers, including our NEOs, based on our financial performance. In establishing the fiscal 2025 cash incentive award program for our executive officers, including our NEOs, the Compensation Committee determined that their award opportunities should be directly linked to achieving multiple corporate financial performance objectives that were considered key drivers of the Company’s long-term strategy and stockholder value creation.

The bonus pool for these incentive awards under the Company Bonus Plan would fund only if the corporate financial performance objectives established by our Board or the Compensation Committee were achieved at pre-established threshold levels as of June 30, 2025; provided, however, that such funding will be automatically adjusted to the extent required to maintain compliance with the financial covenants set forth in any credit facility of the Company. Accordingly, if the bonus pool did not fund, no executive officer would be entitled to any cash incentive award payout tied to such bonus pool under the Company Bonus Plan, regardless of his or her individual performance. To the extent that the bonus pool was funded, the Company Bonus Plan would provide each executive officer to an actual cash incentive award payout as determined by the formula below, provided that the Compensation Committee or our Board could exercise positive or negative discretion to increase or reduce the overall funding percentage and/or to increase, reduce or eliminate any individual award payout, including for individual performance in accordance with the terms of the Company Bonus Plan.

For fiscal 2025, the Compensation Committee established three corporate financial performance objectives: orders (net of cancellations), revenue, and adjusted EBITDA for purposes of the Company Bonus Plan. These performance objectives were applied in the same manner to all of our executive officers, including our NEOs. The Compensation Committee established target levels and minimum funding thresholds with respect to each performance objective, thereby requiring that we achieve the minimum threshold set for each objective in order for any funding to occur with respect to that measure.
The performance objectives and their relative weightings, target levels and minimum funding thresholds for fiscal 2025, as well as the actual performance attained, were as follows:

Performance Objective	Weighting	Threshold	Target	Maximum	Actual Results	%Plan Attained	%Weighted Funding(1)
Orders (net of cancellations)(2)	30%	$298.7 million	$331.9 million	$365.1 million	$288 million	97	0
Revenue	35%	$437.0 million	$475.0 million	$498.8 million	$459 million	87	27
Adjusted EBITDA	35%	$37.1 million	$44.5 million	$52.0 million	$28.8 million	65	0

(1)
Such weighted funding for fiscal 2025 was further reduced by our Compensation Committee and Board given that the Company would not have been compliant with the debt covenants in effect at the beginning of fiscal 2025 and to reduce operating expenses and conserve cash in light of the uncertain macroeconomic environment due to tariffs.

(2)	If we do not meet or exceed the threshold metric for the Adjusted EBITDA objective, the payout under the orders objective will not exceed the target payout level of 100%.
The revenue objective was calculated on a GAAP basis, consistent with the GAAP financial measures reported in our quarterly earnings releases. For purposes of the Company Bonus Plan, “orders (net of cancellations),” a non-GAAP financial measure, was calculated by subtracting cancellations from backlog from orders entered into backlog, in each case during the performance period, and “adjusted EBITDA,” a non-GAAP financial measure, was calculated by excluding any bonus accrual amounts. The Compensation Committee could, in its discretion, approve exclusions in the nature of one-time occurrences, extraordinary items or events outside management’s control.
With respect to each performance objective, the Compensation Committee assessed whether and to what extent that such performance was met. The funding with respect to each performance objective was based on a funding slope in a straight line from 50% at the minimum threshold level to 100% at the target level, with the maximum funding opportunity set at 150%.

Based on our actual corporate performance results, the fact that the Company would not have been compliant with the debt covenants in effect at the beginning of fiscal 2025 and to reduce operating expenses and conserve cash in light of the uncertain macroeconomic environment due to tariffs, our Board and our Compensation Committee decided not to pay out cash incentive awards for fiscal 2025 and as a result no Company Bonus Plan payouts were made to our NEOs for fiscal 2025.
Supplemental Targeted Performance Incentives
In addition to the above cash incentive awards funded by the bonus pool under the Company Bonus Plan, in November 2024 our Board approved supplemental targeted cash incentives to each of Ms. Winter, Mr. Pervaiz and Mr. Chalke, in fixed amounts (and not as a percentage of base salary) of $75,000, $50,000 and $50,000, respectively, subject to attainment of specified performance goals. The Board believed these additional bonus opportunities were appropriate in order to further focus these executives’ attention on specific initiatives that the Board believed were important for accelerating the Company’s business growth during the fiscal year. These awards were established under the Company Bonus Plan but were funded separately from the bonus pool for the cash incentive opportunities for employees described above.
The performance criteria for each such NEO are summarized in the following table:

Named Executive Officer	Fiscal 2025 Supplemental Targeted Performance Incentives – Performance Goals
Suzanne Winter
• A specified level of fiscal 2025 revenue for a certain region
•
A specified level of installed base systems in a certain region as of the last day of fiscal 2025 (together with the first bullet point, the “Commercial Goals”)
•
Successful completion of a debt refinancing
•
Certain quality goals relating to audit (together with the bullet point immediately above, the “Capital Structure/Audit Goals”)

Ali Pervaiz	• Successful completion of a debt refinancing • Certain quality goals relating to audit
Sandeep Chalke	• A specified level of fiscal 2025 revenue for a certain region • A specified level of installed base systems in a certain region as of the last day of fiscal 2025

For Ms. Winter, $50,000 was payable upon achievement of the Commercial Goals and $25,000 was payable upon achievement of the Capital Structure/Audit Goals; for Mr. Pervaiz, $50,000 was payable on achievement of all of the performance goals applicable to such NEO; and for Mr. Chalke, $25,000 was payable upon achievement of each performance goal applicable to such NEO. These goals were seen as challenging but attainable based on adept execution of the Company’s business strategy.
Payouts approved under these supplemental targeted bonuses were as shown in the table below; following the Compensation Committee’s determination that each of the Capital Structure/Audit Goals as well as the goal related to installed base systems were achieved and the goal related to a specified level of fiscal 2025 revenue was not achieved. While the Board did not consider these supplemental targeted bonus opportunities to be material compensation for the NEOs, the Board believed that providing such incentives was important for additional incentive as discussed above and to recognize the NEOs’ focused efforts towards achieving these targeted initiatives.
Fiscal 2025 Supplemental Bonus Plan Payouts

Fiscal 2025
Named Executive Officer	($)(1)
Suzanne Winter	25,000
Ali Pervaiz	50,000
Sandeep Chalke	25,000

Transaction Bonus
In June 2025, the Compensation Committee considered the significant efforts by Mr. Chew toward the Company’s successful completion of a debt refinancing during fiscal 2025. The Compensation Committee approved a transaction bonus of $50,000 for him in recognition of such performance and given that, despite such significant contributions, Mr. Chew had not been eligible for and did not receive a supplemental targeted bonus. The Compensation Committee did not consider this discretionary bonus to be material compensation for Mr. Chew but believed that providing such bonus was important for recognizing his contributions similarly to the contributions of the supplemental targeted bonus recipients.
Long-Term Incentive Compensation
We believe that long-term incentive compensation in the form of equity awards promotes a strong alignment between the interests of our stockholders and our executive officers, including our NEOs, and serve as an important retention tool, especially given the highly competitive environment in which we compete to attract and retain talent. Accordingly, the Compensation Committee seeks to motivate and retain our executive officers through the use of equity awards consistent with the reasonable management of our overall equity compensation expense and stockholder dilution. The Compensation Committee and, in the case of our CEO, the independent members of our Board, grants equity awards to our executive officers, including our NEOs, at the beginning of each fiscal year, as a reward for past corporate and individual performance, as an incentive for future performance, and to satisfy our retention objectives.
In the past, our executive officers have been granted service-based RSU awards, performance-based equity in the form of PSU awards, market-based performance unit (“MSU”) awards, and options to purchase shares of our common stock, all of which, to the extent they remain outstanding, continue to provide incentive to our executive officers to drive stockholder value over the relevant vesting or performance period, as applicable.
Historically, the size of an executive officer’s equity award is determined by the Compensation Committee and, in the case of our CEO, the independent members of our Board, after considering his or her performance against his or her individual goals and objectives over the last fiscal year as evaluated by our CEO (or, in the case of our CEO, as evaluated by the independent members of our Board), an evaluation of his or her target total direct compensation, an evaluation of his or her accumulated equity holdings, the critical nature of his or her position relative to our success, our retention needs, the Relevant Market Data, internal parity, role hierarchy and such other factors as the Compensation Committee or the independent members of our Board, as applicable, determines relevant.
Fiscal 2025 Annual “Refresh” Equity Awards
For fiscal 2025, given the continued desire to (i) drive alignment between executive interests and the interests of our stockholders, (ii) properly incentivize our executive officers to effectively execute our growth strategy, and (iii) more closely tie pay and performance, the Compensation Committee, and in the case of our CEO, the independent members of our Board, granted equity awards under our long-term incentive compensation program in November 2024 to our executive officers (including our NEOs) with an equal mix of 50% PSU awards and 50% RSU awards, which is consistent with the mix of awards used for fiscal 2024.
With respect to the PSU awards granted to these NEOs, such awards will vest upon the achievement of one or more of the performance goals, subject to the individual continuing to be a service provider through such date. The three-year performance goals measured at the end of fiscal 2027 require the Company to achieve (i) total revenue, which is weighted at 50%, (ii) adjusted EBITDA, which is weighted at 30%, and (iii) total global system install base, which is weighted at 20%, at certain rigorous, pre-determined threshold, target or maximum levels. If such performance goals meet or exceed the pre-determined threshold, target or maximum levels, the target number of shares subject to the PSU award would vest based on a straight line slope from 50% of the target shares at the minimum threshold level to 100% of the target shares at the target level as well as a straight-line slope from such target to a maximum of 150% of the target shares vesting at the maximum achievement level, all upon certification of such achievement by the Compensation Committee. For purposes of determining whether the performance goals are achieved, total revenue will be calculated based on GAAP numbers and adjusted EBITDA will be calculated by the Company in its reasonable discretion, subject to review and approval by the Compensation Committee.
The Compensation Committee believes this mix of PSU and RSU awards was appropriate for these NEOs because it provides a balance between a meaningful incentive (given that PSU awards only provide value to the recipient in the event that certain long-term performance objectives are met) and retention (given that RSU awards only vest and become payable based upon continued service over time). Service-based RSU awards offer more certainty in value delivery thereby driving executive retention while also providing incentive to build sustainable long-term value in the form of stock appreciation for the benefit of our stockholders. In addition, the Compensation Committee believes that the use of PSUs rather than options establishes a stronger connection between the compensation of these NEOs and the achievement of performance goals that are important for long-term stockholder value creation as well as company growth.
For fiscal 2025, after assessing their individual performance, our CEO recommended equity award amounts to the Compensation Committee for each of our executive officers, including each of these other NEOs, other than herself. The Compensation Committee reviewed our CEO’s recommendations and, after assessing each of the factors described above, including without limitation stockholder dilution, determined the equity awards to be granted for each executive officer as set forth below. For Mr. Chalke, the RSU award and PSU award granted to him were based on his role as Chief Commercial Officer and not as Interim CEO. The Interim Period concluded prior to the grants of these awards. Mr. Chew received awards with a value greater than the prior fiscal year in recognition of individual performance as well as for retention concerns. For our CEO, the independent members of our Board assessed her individual performance and the factors described above to determine the equity awards to be granted to her and granted her an RSU award and a PSU award as set forth below.
In fiscal 2025, the Compensation Committee (or, in the case of our CEO, the independent members of our Board) granted each NEO equity awards in the following amounts (no stock options were granted in fiscal 2025):

Name	Grant Date	Number of Shares Subject to RSUs (#)(1)	Number of Shares Subject to PSUs (#)(2)
Suzanne Winter	11/29/2024	518,867	518,867
Ali Pervaiz	11/29/2024	132,075	132,075
Sandeep Chalke	11/29/2024	150,943	150,943
Jesse Chew	11/29/2024	187,500	187,500

(1)
Except as otherwise noted below, each RSU award vests over a three-year period with 33 1/3% of the shares subject to the award vesting on the first anniversary of the grant date and an additional 33 1/3% of the shares subject to the award vesting on each of the second and third anniversaries of the grant date, subject to the applicable NEO’s continued service with the Company.

(2)
The numbers listed in this column reflect the target number of shares covered by each NEO’s PSU award. Upon certification of the Compensation Committee of the achievement of the applicable performance goals within sixty (60) days following completion of the three-year performance period that ends on the last day of fiscal 2027, the PSU award would vest based on a straight line slope from 50% of the target number of shares at the minimum threshold level to 100% of the target number of shares at the target level as well as a straight-line slope from such target to a maximum of 150% of the target number of shares vesting at the maximum achievement level, subject to the applicable NEO’s continued service with the Company.

The equity awards granted to our NEOs in fiscal 2025 are reported in the Fiscal 2025 Summary Compensation Table under “Executive Compensation” below.
Previously Granted Performance Stock Units
In fiscal 2023, the Compensation Committee and, in the case of our CEO, the Board, approved, as part of the annual “refresh” equity awards for that year, PSUs for our executive officers, including our NEOs. This provided for the grant of PSUs to our executive officers that would vest upon the achievement of one or more of the performance goals, subject to the individual continuing to be a service provider through such date. The three-year performance goals were measured at the end of fiscal 2025 and required the Company to achieve (i) total revenue, which was weighted at 75%, and (ii) adjusted EBITDA margin, which was weighted at 25%, at certain rigorous, pre-determined threshold, target or maximum levels. The target level for the total revenue goal was $539.7 million and the target level of the adjusted EBITDA margin goal was 11.0%. If such performance goals meet or exceed the pre-determined threshold, target or maximum levels, the target number of shares subject to the PSU award would vest based on a straight line slope from 50% of the target shares at the minimum threshold level to 100% of the target shares at the target level as well as a straight-line slope from such target to a maximum of 150% of the target shares vesting at the maximum achievement level, all upon certification of such achievement by the Compensation Committee. With respect to such PSU awards granted in fiscal 2023, the Compensation Committee determined that the performance goals were not met and, accordingly, the shares with respect to such PSU awards were cancelled.

Other Compensation Practices and Policies that Align Our NEOs to our Stockholders
Stock Ownership Requirements
Our Board has adopted Corporate Governance Guidelines to help ensure that we are managed in the best long-term interests of our stockholders, to promote effective functioning of the Board and its committees and to provide a flexible framework within which our Board may conduct its oversight of our business. The Corporate Governance Guidelines require that our executive officers and non-employee members of our Board own shares of our common stock as follows:
•	Non-Employee Directors: the number of shares having a value equal to at least four times the non-employee director’s regular annual board cash retainer (excluding any committee retainer);
•	Chief Executive Officer: the number of shares having a value equal to at least three times his or her annual base salary;
•	All Other Executive Officers: the number of shares having a value equal to at least one times his or her annual base salary.
Our executive officers and non-employee directors have five years from the date of election or appointment to attain such ownership levels. We expect each executive officer and non-employee director to retain at least 25% of the net shares of our common stock he or she receives pursuant to all equity awards granted by us (excluding shares sold to cover (i) the exercise price of any stock options and/or (ii) associated withholding and other taxes), until the foregoing ownership levels are achieved. As of the last day of fiscal 2025, all of our NEOs and all of our non-employee directors were in compliance with such stock ownership requirements or were on track to be in compliance within the appropriate timeframe.
Compensation Recovery (“Clawback”) Policy
On November 9, 2023, our Compensation Committee approved an executive compensation recovery (“clawback”) policy, which applies to certain incentive-based compensation that is received on or after October 2, 2023. The clawback policy applies to all of our executive officers, and any individual who is or was ever designated as an officer by our Board. To the extent permitted by applicable law and subject to certain limited exceptions, the clawback policy requires such individuals to repay to us certain recoverable incentive compensation if (i) we are required to prepare an accounting restatement of our financial statements as a result of a material noncompliance with any financial reporting requirement under securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (an “Accounting Restatement”); (ii) the individual served as an officer at any time during the performance period applicable to such compensation; and (iii) such individual received such compensation (meaning generally that the applicable performance measures were attained) after having become an officer, on or after October 2, 2023, and during the three completed fiscal years immediately preceding the earliest to occur of the date our Board, a committee of the Board or one or more of the officers of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare an Accounting Restatement, or the date a court, regulator or other legally authorized body directs the Company to prepare an Accounting Restatement. Recoverable incentive compensation is defined in the clawback policy but generally includes any incentive-based compensation that was granted, earned or vested based wholly or in part upon attainment of any financial reporting measure (including any stock price or total stockholder return measure), to the extent the compensation amount exceeds the amount that would have been received if determined in accordance with the restated financial statements. To date, there has been no recovery or repayment of compensation from executive officers pursuant to the clawback policy.
In addition, the Company Bonus Plan, the 2016 Plan, and the 2026 Plan (which is subject to stockholder approval pursuant to Proposal Two above) each include a compensation recovery (“clawback”) provision. Under the 2016 Plan, in the absence of a clawback policy of ours that applies to the equity award), in the event we are required to restate our financial results or materially reduce publicly disclosed backlog figures, our Board will review the conduct of our executive officers in relation to the restatement or material reduction. If our Board determines that an executive officer has engaged in misconduct, or otherwise violated our Code of Conduct and Ethics with respect to a restatement, and that such misconduct or violation contributed to the restatement, then our Board may, in its discretion, take appropriate action to remedy the misconduct or violation, such as seeking reimbursement of any portion of any performance-based or incentive compensation paid or awarded to the executive officer that is greater than what would have been paid or awarded if calculated based on the restated financial results, to the extent not prohibited by governing law. If the Board determines that an executive officer has engaged in knowing or reckless misconduct or otherwise violated the Company’s Code of Conduct and Ethics with respect to a material reduction in publicly disclosed backlog figures and that such misconduct or violation led to the improper inclusion of a proposed system sale in publicly disclosed backlog, then our Board shall, in its discretion, take appropriate action to remedy the misconduct or violation, such as seeking reimbursement of any portion of any performance-based or incentive compensation paid or awarded to the executive officer that is greater than what would have been paid or awarded if calculated based on the materially reduced backlog figures, to the extent not prohibited by governing law. Under the Company Bonus Plan, these clawback provisions apply in addition to the provisions of the Company’s Clawback Policy.
The 2026 Plan provides that awards under that plan will be subject to any applicable compensation recoupment policy that we adopt from time to time as required by law, any clawback policy in effect when the award is granted, and any other clawback that is necessary or appropriate to comply with applicable laws. In addition, the administrator of the 2026 Plan may specify in an award agreement that the award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursements or reacquisition upon certain specified events, in addition to any otherwise applicable vesting or performance requirements. These events may include without limitation, termination for cause or any action or inaction by the participant that would constitute cause for termination.
Insider Trading, Anti-Hedging and Pledging Policy
We maintain an insider trading policy that prohibits trading in shares of our common stock while in possession of material, non-public information, unless trading is in connection with a previously established Exchange Act Rule 10b5-1 plan, or if sold automatically by us on the date of vesting to cover and pay the withholding tax requirements in accordance with Company policy.
In addition, our insider trading policy prohibits all of our employees, including our executive officers, consultants and the non-employee members of our Board from engaging any speculative transactions in our securities, including purchasing on margin, holding Company securities in margin accounts, purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), engaging in short sales, engaging in transactions in put options, call options or other derivative securities, or engaging in any other forms of hedging transactions.
Our employees, including our executive officers, consultants and the non-employee members of our Board are also prohibited from pledging or using our securities as collateral for loans.
Equity Award Grant Practices
Historically, the Compensation Committee has granted stock options, RSU awards and/or performance-based equity awards (PSU awards or MSU awards) to our employees, including our executive officers, when they first join us. Typically, new hire stock options, RSU awards and performance-based equity awards are granted via unanimous written consent at the end of the month of the employee’s first day of employment or at the first meeting of the Compensation Committee in the month following an employee’s first day of employment.
Follow-on awards are considered as part of our fiscal review process. We do not seek to time the grant of stock options, RSU awards or performance-based equity awards to take advantage of information, either positive or negative, about the Company that has not been publicly disclosed.
We grant stock options with an exercise price that is equal to the fair market value of a share of our common stock on the date of grant. We do not have a policy of granting stock options with an exercise price that is less than the fair market value of our common stock. The exercise price for our stock options is based on the closing price per share of our common stock as reported on the Nasdaq Global Select Market on the date of grant.
Other Benefits
Post-Employment Compensation—Retirement Plans
Other than our tax-qualified Section 401(k) employee savings plan described in the following paragraph, we do not currently maintain, nor do we have plans to provide, pension arrangements, retirement plans or nonqualified deferred compensation plans or arrangements for our executive officers, including our NEOs.

We maintain a tax-qualified Section 401(k) employee savings plan that provides all regular employees with an opportunity to save for retirement on a tax-advantaged basis. Under this plan, participants may elect to defer a portion of their annual compensation on a pre-tax basis and have it contributed to the plan subject to applicable annual Internal Revenue Code limits. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to such participant’s directions. Typically, we match 50% of each participant’s contributions to the plan, up to a maximum contribution by a participant of six percent of his or her base salary per year. One hundred percent of our matching contributions made to the Section 401(k) employee savings plan on behalf of an employee vest on the first anniversary of such employee’s service. As a tax-qualified retirement plan, contributions to the plan and earnings on those contributions are not taxable to participants until distributed from the plan and all contributions are deductible by us when made.
We view this plan as serving two important objectives. First, it encourages our executive officers, including our NEOs, and other employees to commit to long-term service with us. Second, it enables them to save a portion of their annual compensation for their eventual retirement.
Given that the amounts set aside for retirement under the plan are largely drawn from participants’ annual compensation and our matching contribution is modest, the Compensation Committee does not consider plan participation when making compensation decisions for our executive officers, including our NEOs.
Health, Welfare, and Other Employee Benefits (including Perquisites)
We provide health and welfare benefits to our executive officers, including our NEOs, on the same terms and conditions as all of our full-time, salaried employees. These benefits include group medical, life and disability insurance.
In circumstances where we are recruiting a candidate who would have to move to accept our job offer, we may agree to reimburse certain of such employee’s relocation expenses.
Generally, we do not provide perquisites or other personal benefits to our executive officers, including our NEOs. To the extent that any NEO was granted a perquisite or other personal benefit that is subject to disclosure, such perquisite or other personal benefit has been reported in the Fiscal 2025 Summary Compensation Table below.
Employment, Change in Control and Severance Arrangements
Effective February 3, 2025, to make minor updates and to update for any changes in applicable laws, our Board and Compensation Committee approved, and we entered into amended and restated executive employment agreements with each of our then-current executive officers, including Messrs. Pervaiz, Chalke, and Chew as well as Ms. Winter, to document the material terms and conditions of each executive officer’s employment, including his or her annual base salary and target cash incentive award opportunity. Each executive officer’s employment agreement has a three-year term (with automatic successive three-year term renewal unless we or the executive officer provides timely notice of non-renewal) and specifies the payments and benefits that each executive officer will receive in the event of a termination of his or her employment under certain qualifying circumstances, including in connection with a change in control of the Company.
The employment agreements with our executive officers also protect our interests in the event of a termination of employment by stipulating the rights and responsibilities of the parties and prohibiting these individuals from engaging in certain specific activities harmful to us, including disclosing our confidential information, or using our proprietary information to solicit our employees, customers or other business partners.
These post-employment compensation arrangements were provided for the following reasons:
•	Assist us in retaining talented executives in a competitive market;
•	Permit our executive officers to focus on our business;
•	Eliminate any potential personal bias of an executive officer against a transaction that is in our best interests and the best interests of our stockholders;
•	Avoid the need for, and costs associated with, individually negotiating severance payments and benefits with our executive officers at the time of termination of employment; and
•	Provide us with the flexibility needed to react to a continually changing business environment.

The Compensation Committee believes that these agreements serve several other important objectives. First, they provide a desired level of transparency, both within and outside the Company. They also assure our executive officers that their severance payments and benefits are based on a consistent framework that differentiates the level of payments and benefits between individuals based on their position and level of responsibility. In addition, this approach is easier for us to administer.
Generally, our executive officers, including our NEOs, are eligible for severance payments and benefits in the event of the termination of their employment by us without “cause” or by the executive officer for “good reason,” in each case, provided that the executive officer executes a general release of claims in favor of the Company. In addition, our executive officers, including our NEOs, are eligible for certain enhanced severance payments and benefits in the event such termination of employment without cause or resignation for good reason occurs within three months prior to or 24 months following a change in control of the Company (i.e., a “double-trigger” arrangement). Further, our executive officers, including our NEOs, are not entitled to a “gross-up” payment for excise taxes in connection with a change in control of the Company. We believe that the agreements offer payments and benefits that are generally comparable to the payments and benefits of similarly situated executives at the companies in our compensation peer group.
For additional information, see “—Executive Compensation—Potential Payments and Benefits Upon Termination or Change in Control” below.
Tax and Accounting Considerations
Section 162(m)—Deductibility of Executive Compensation
Generally, Section 162(m) of the Internal Revenue Code disallows a tax deduction to any publicly-held corporation for any remuneration in excess of $1 million paid in any taxable year to its chief executive officer, chief financial officer and certain other highly compensated current and former executive officers. For tax years beginning before January 1, 2018, remuneration in excess of $1 million was exempt from this limit and, therefore, could be deducted if it qualified as “performance-based compensation” within the meaning of Section 162(m).
The exception from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017, that has not been subsequently materially modified. The Compensation Committee seeks to operate our executive compensation program to maximize the deductibility of the remuneration paid to our NEOs to the extent that it believes that doing so is in our best interests. Consequently, in determining which compensation elements are to be paid to our executive officers, and how they are weighted, the Compensation Committee takes into account whether a particular form of compensation will be deductible under Section 162(m), but retains discretion to award compensation that is not deductible under Section 162(m) if it believes that doing so is in the best interests of the Company and our stockholders.
While we cannot predict how the $1 million deduction limit may impact our executive compensation program in future years, the Compensation Committee intends to maintain an approach to executive compensation that strongly links pay to performance. However, the Compensation Committee may, in its judgment, authorize and pay compensation that is not fully tax deductible when it believes that such compensation is in the best interests of the Company and our stockholders.
Accounting for Stock-Based Compensation
We follow ASC Topic 718 for our stock-based awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, RSU awards and performance-based equity awards (PSUs and MSUs), based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.
For performance unit awards, stock-based compensation expense recognized may be adjusted over the performance period based on interim estimates of performance against their pre-established performance objectives.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Beverly A. Huss, Chairperson
Robert C. Kill
Steven F. Mayer
Byron C. Scott
The foregoing Compensation Committee Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under these acts, except to the extent that we expressly incorporate it by reference into such filings.

EXECUTIVE COMPENSATION
Fiscal 2025 Summary Compensation Table
The following table sets forth the compensation for each of fiscal years 2025, 2024, and 2023 paid to and earned by the following persons, who we refer to as our Named Executive Officers or (“NEOs”):
•	two (2) individuals who served as our principal executive officer during fiscal 2025; and
•	our two other most highly compensated executive officers who were serving as executive officers at the end of fiscal 2025.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Suzanne Winter, President and Chief Executive Officer	2025	695,264	—	2,314,147	—	25,000(5)	7,708	3,042,119
	2024	725,000	—	2,708,486	—	72,500	10,053	3,516,039
	2023	652,500	—	1,614,170	—	358,875	10,144	2,635,689
Ali Pervaiz, Senior Vice President, Chief Financial Officer	2025	452,333	—	589,055	—	50,000(6)	6,525	1,097,913
	2024	444,863	—	689,432	—	31,140	11,346	1,176,781
	2023	425,934	—	484,251	—	163,984	11,201	1,085,370
Sandeep Chalke, Senior Vice President, Chief Commercial Officer	2025	491,458	—	673,206	—	25,000(7)	9,670	1,199,334
	2024	459,000	—	787,922	—	34,425	11,561	1,292,908
	2023	458,481	350,395(8)	524,595	—	—	17,301	1,350,773
Jesse Chew, Senior Vice President, Chief Legal Officer and Corporate Secretary	2025	473,088	50,000(9)	836,250	—	—	9,074	1,368,412
	2024	457,600	—	689,432	—	32,032	10,560	1,189,623
	2023	454,892	—	484,251	—	156,352	9,955	1,105,450

(1)	The amounts reported in this column represent the base salary amounts actually paid to each NEO for each respective fiscal year.
(2)
The amounts reported in these columns represent the aggregate grant date fair value of stock awards granted in each respective fiscal year as determined in accordance with FASB ASC Topic 718. These amounts may not actually reflect the actual value that will be realized by our NEOs. The assumptions used to calculate the value of stock awards are set forth under Note 1 and Note 10 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 filed with the SEC on August 28, 2025.

For fiscal years 2025, 2024 and 2023, the amounts shown in the “Stock Awards column” include the grant date fair values of the PSUs granted in those fiscal years based upon the probable outcome of the applicable performance conditions, which were as follows: (i) in Ms. Winter’s case, $1,157,073 for the PSUs granted in fiscal 2025, $1,354,243 for the PSUs granted in fiscal 2024, and $807,085 for the PSUs granted in fiscal 2023, (ii) in Mr. Pervaiz’s case, $294,527 for the PSUs granted in fiscal 2025, $344,716 for the PSUs granted in fiscal 2024, and $242,126 for the PSUs granted in fiscal 2023, (iii) in Mr. Chalke’s case, $336,603 for the PSUs granted in fiscal 2025, $393,961 for the PSUs granted in fiscal 2024, and $262,298 for the PSUs granted in fiscal 2023, and (iv) in Mr. Chew’s case, $418,125 for the PSUs granted in fiscal 2025, $344,716 for the PSUs granted in fiscal 2024, and $242,126 for the PSUs granted in fiscal 2023.
Assuming the highest levels of performance are achieved, the values of the PSUs, based on the closing price for our common stock on the Nasdaq Global Select Market on the grant date of the PSUs were as follows: (i) in Ms. Winter’s case, $1,735,610 for the PSUs granted in fiscal 2025, $2,031,364 for the PSUs granted in fiscal 2024, and $1,210,628 for the PSUs granted in fiscal 2023, (ii) in Mr. Pervaiz’s case, $441,791 for the PSUs granted in fiscal 2025, $517,074 for the PSUs granted in fiscal 2024, and $363,188 for the PSUs granted in fiscal 2023, (iii) in Mr. Chalke’s case, $504,904 for the PSUs granted in fiscal 2025, $590,942 for the PSUs granted in fiscal 2024, and $393,446 for the PSUs granted in fiscal 2023, and (iv) in Mr. Chew’s case, $627,188 for the PSUs granted in fiscal 2025, $517,074 for the PSUs granted in fiscal 2024, and $363,188 for the PSUs granted in fiscal 2023.
The actual value, if any, that an NEO may realize from an award is contingent upon the satisfaction of the conditions to vesting in that award and there is no assurance that the value, if any, eventually realized by the NEO will correspond to the actual amount reported.
(3)
The amounts reported in this column represent the cash incentive awards earned under our Company Bonus Plan for each fiscal year. Amounts earned in any fiscal year were paid in the following fiscal year. For fiscal 2024, our NEOs, including our CEO, all elected to voluntarily forgo receipt of their fiscal 2024 cash incentive awards and as a result, no amounts were paid with respect to non-equity incentive plan compensation in fiscal 2024.

(4)	The amounts reported in the “All Other Compensation” column for fiscal 2025 consist of the following:

Name	Company Matching Contribution to Section 401(k) Plan ($)	Life Insurance Premiums Paid by the Company ($)	Company Contribution to Health Savings Account ($)
Suzanne Winter	6,923	785	—
Ali Pervaiz	4,818	708	1,000
Sandeep Chalke	7,950	720	1,000
Jesse Chew	8,339	735	—

(5)
Represents $25,000 paid to Ms. Winter in connection with achievement of specific, supplemental goals set forth under the Company Bonus Plan. These awards were established under the Company Bonus Plan but were funded separately from the bonus pool for the cash incentive opportunities for employees.

(6)
Represents $50,000 paid to Mr. Pervaiz in connection with achievement of specific, supplemental goals set forth under the Company Bonus Plan. These awards were established under the Company Bonus Plan but were funded separately from the bonus pool for the cash incentive opportunities for employees.

(7)
Represents $25,000 paid to Mr. Chalke in connection with achievement of specific, supplemental goals set forth under the Company Bonus Plan. These awards were established under the Company Bonus Plan but were funded separately from the bonus pool for the cash incentive opportunities for employees.

(8)
Represents (i) the sign-on bonus in the amount of $92,500 paid to Mr. Chalke pursuant to his employment agreement with the Company, which was paid in fiscal 2023, and (ii) the fiscal 2023 cash incentive award in the amount of $257,895, which was guaranteed to Mr. Chalke pursuant to his employment agreement with the Company.

(9)	Represents a transaction bonus in the amount of $50,000 paid to Mr. Chew on July 3, 2025 in recognition of his efforts in closing the Company’s debt refinancing in June 2026.
Outstanding Equity Awards at Fiscal 2025 Year-End Table
The following table sets forth the outstanding and exercisable and unexercisable stock options and other unvested stock awards held by our NEOs as of June 30, 2025. The market value for the stock awards was calculated by multiplying the number of shares of our common stock subject to each award by the closing market price per share of our common stock on June 30, 2025, the last trading day of the fiscal year.

		Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(3)
Suzanne Winter	10/31/19	275,000	—	—	2.60	10/31/29	—	—	—	—
	11/30/20	137,130	—	—	4.46	11/30/30	—	—	—	—
	6/30/21	133,440(5)	—	—	4.52	6/30/31	—	—	—	—
	6/30/22	150,000	50,000	—	1.96	6/30/32	—	—	—	—
	11/30/22	—	—	—	—	—	131,235	179,792	—	—
	11/30/23	—	—	—	—	—	345,913	473,901	—	—
	11/29/24	—	—	—	—	—	518,867	710,848	—	—
	11/30/22	—	—	—	—	—	—	—	196,850(7)	269,685
	11/30/23	—	—	—	—	—	—	—	518,867(8)	710,848
	11/29/24	—	—	—	—	—	—	—	518,867(9)	710,848
Ali Pervaiz	5/31/22	30,588	9,094	—	2.08	5/31/32	—	—	—	—
	11/30/22	—	—	—	—	—	39,370	53,937	—	—
	11/30/23	—	—	—	—	—	88,050	120,629	—	—
	11/29/24	—	—	—	—	—	132,075	180,943	—	—
	11/30/22	—	—	—	—	—	—	—	59,055(7)	80,905
	11/30/23	—	—	—	—	—	—	—	132,075(8)	180,943
	11/29/24	—	—	—	—	—	—	—	132,075(9)	180,943

		Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(3)
Sandeep Chalke	5/31/22	397,652	118,221	—	2.08	5/31/32	—	—	—	—
	5/31/22	—	—	—	—	—	78,125(6)	107,031	—	—
	11/30/22	—	—	—	—	—	42,650	58,431	—	—
	11/30/23	—	—	—	—	—	100,629	137,862	—	—
	11/29/24	—	—	—	—	—	150,943	206,792	—	—
	11/30/22	—	—	—	—	—	—	—	63,975(7)	87,646
	11/30/23	—	—	—	—	—	—	—	150,943(8)	206,792
	11/29/24	—	—	—	—	—	—	—	150,943(9)	206,792
Jesse Chew	11/30/18	215,000	—	—	4.10	11/30/28	—	—	—	—
	10/31/19	122,360	—	—	2.60	10/31/29	—	—	—	—
	11/30/20	94,936	—	—	4.46	11/30/30	—	—	—	—
	11/30/22	—	—	—	—	—	39,370	53,937	—	—
	11/30/23	—	—	—	—	—	88,050	120,629	—	—
	11/29/24	—	—	—	—	—	187,500	256,875	—	—
	11/30/22	—	—	—	—	—	—	—	59,055(7)	80,905
	11/30/23	—	—	—	—	—	—	—	132,075(8)	180,943
	11/29/24	—	—	—	—	—	—	—	187,500(9)	256,875

(1)
Unless otherwise described in the footnotes below, the shares of our common stock subject to stock options will vest over a four-year period, with 25% of the shares to vest upon completion of one year of service measured from the vesting commencement date, and the balance to vest in 36 successive equal monthly installments upon the completion of each additional month of service thereafter; provided, however, if a vesting date falls on a day upon which the U.S. national securities exchanges are not open for trading, such vesting date shall be delayed until the next trading date.

(2)
Unless otherwise described in the footnotes below, 33 1/3% of the shares subject to the award will vest on the first anniversary of the vesting commencement date and the remaining shares subject to the award vest as to 33 1/3% of the RSUs subject to the award on the second and third anniversary of the vesting commencement date, in each case subject to continued service through the vesting date; provided, however, if a vesting date falls on a day upon which the U.S. national securities exchanges are not open for trading, such vesting date shall be delayed until the next trading date.

(3)
Market value of shares or units of common stock that have not vested is computed by multiplying (i) $1.37, the closing market price per share on the Nasdaq Global Select Market of our common stock on June 30, 2025, the last trading day of fiscal year 2025, by (ii) the number of shares or units of common stock.

(4)	The PSU award reported is to be earned based on achieving certain pre-established performance goals.
(5)
1/3rd of the aggregate number of shares subject to the Performance Option will vest each fiscal year over a three-year period beginning July 1, 2021 (the “Winter Performance Period”) upon the date of certification of achievement of the annual revenue target for such fiscal year, subject to Ms. Winter’s continued service through such date. This Performance Option allows for the vesting of such shares in a subsequent fiscal year within the Winter Performance Period if the Company overachieves annual revenue targets during the remaining Winter Performance Period sufficient to make up for any prior shortfall. In August 2024, the Compensation Committee certified that the annual revenue target for fiscal year 2024 was not met.

(6)
25% of the shares subject to the award will vest on the first anniversary of the vesting commencement date and the remaining shares subject to the award vest as to 25% of the RSUs subject to the award on the second, third and fourth anniversary of the vesting commencement date, in each case subject to continued service through the vesting date; provided, however, if a vesting date falls on a day upon which the U.S. national securities exchanges are not open for trading, such vesting date shall be delayed until the next trading date.

(7)
Upon certification of the Compensation Committee of the achievement of the applicable performance goals within 60 days following the completion of the three-year performance period that ends on the last day of fiscal 2025, the PSU award would vest, subject to the NEO’s continued service through the date of such certification, based on a straight line slope from 50% of the target shares at the minimum threshold level to 100% of the target shares at the target level, as well as a straight-line slope from such target to a maximum of 150% of the target shares vesting at the maximum achievement level. The number of shares reported is the number of shares that would be earned if the threshold level of performance (50% of target) is achieved because the level of achievement would have been below the threshold level if the performance period had ended on June 30, 2025. In August 2025, the Compensation Committee certified that the performance goals for the three-year performance period ending on the last day of fiscal 2025 was not met.

(8)
Upon certification of the Compensation Committee of the achievement of the applicable performance goals within 60 days following the completion of the three-year performance period that ends on the last day of fiscal 2026, the PSU award would vest, subject to the

NEO’s continued service through the date of such certification, based on a straight-line slope from 50% of the target shares at the minimum threshold level to 100% of the target shares at the target level, as well as a straight-line slope from such target to a maximum of 150% of the target shares vesting at the maximum achievement level. The number of shares reported is the number of shares that would be earned if the threshold level of performance (50% of target) is achieved because the level of achievement would have been below the threshold level if the performance period had ended on June 30, 2025.
(9)
Upon certification of the Compensation Committee of the achievement of the applicable performance goals within 60 days following the completion of the three-year performance period that ends on the last day of fiscal 2027, the PSU award would vest, subject to the NEO’s continued service through the date of such certification, based on a straight-line slope from 50% of the target shares at the minimum threshold level to 100% of the target shares at the target level, as well as a straight-line slope from such target to a maximum of 150% of the target shares vesting at the maximum achievement level. The number of shares reported is the number of shares that would be earned if the target level of performance (100% of target) is achieved because the level of achievement would have been between the threshold and target levels if the performance period had ended on June 30, 2025.

Potential Payments and Benefits Upon Termination or Change in Control
Employment Agreements
Our employment agreements with each of our executive officers, including our NEOs, among other things, provide for certain payments and benefits upon their termination of employment under specified circumstances, including in connection with a change in control of the Company.
Except as set forth below, our NEOs will forfeit any outstanding and unvested stock options, RSU awards and performance-based equity awards if their employment with us is terminated.
Termination Not in Connection with a Change in Control of the Company
In the event of a termination of employment by us without “Cause” (as defined below) (excluding due to the executive’s death or incapacity) or by an NEO for “Good Reason” (as defined below), the amount of the severance payments and benefits to which each such executive is entitled depends on such executive’s position with the Company. For each executive the severance payments and benefits consist of:
•	a lump sum payment equal to 12 months of the executive’s annual base salary,
•	reimbursement of insurance premiums payable to retain group health coverage as of the termination date for such executive and such executive’s eligible dependents under COBRA for 12 months,
•
either (i) if the termination date is on or after the payment date of the prior fiscal year bonus, then a prorated portion of the bonus such executive would have received for the fiscal year during which termination occurs (without the exercise of any negative discretion to reduce the amount of the bonus), except that such bonus will not be prorated if the termination of employment occurs after the seventh month of the fiscal year, or (ii) if the termination date is before the payment of the prior fiscal year bonus, then the bonus such executive would have received for the prior fiscal year (without the exercise of any negative discretion to reduce the amount of the bonus), and

•	outplacement assistance in accordance with our then-current policies and practices with respect to outplacement assistance for other executives for up to 12 months.
In addition, each NEO’s employment agreement requires us to provide the NEO with 30 days’ written notice of a termination of employment without Cause but allows us to terminate the NEO before the end of that notice period if we pay the NEO his or her base salary for the remainder of the notice period (the “Termination Notice Replacement Payment”).
Our NEOs’ employment agreements define “Cause” generally as (i) material breach of the employment agreement, or of a Company policy or of a law, rule or regulation applicable to the Company or its operations; (ii) demonstrated and material neglect of duties, or failure or refusal to perform the material duties of the NEO’s position, or the failure to follow the reasonable and lawful instructions of the Company (or in the case of our CEO, our Board); (iii) gross misconduct or dishonesty, self-dealing, fraud or similar conduct that the Company (or in the case of our CEO, our Board) reasonably determines has caused, is causing or reasonably is likely to cause harm to the Company; or (iv) the NEO’s conviction of or plea of guilty or nolo contendere to a felony (other than a traffic offense that is not punishable by a sentence of incarceration) or any crime involving fraud, embezzlement, or any other act of moral turpitude, provided that a termination pursuant to (ii) will be effective only if such failure continues after the NEO has been given written notice thereof and 15 business days thereafter in which to cure, unless the Company (or in the case of our CEO, our Board) reasonably determines that the reasons for termination are not capable of being cured.

Our NEOs’ employment agreements define “Good Reason” generally as the occurrence of any one of the following events without the NEO’s written consent, unless the Company cures the circumstances constituting Good Reason within 30 days after notice from the NEO that Good Reason exists: (i) a material reduction in the NEO’s base compensation; (ii) any action or inaction that constitutes a material breach by the Company of the NEO’s employment agreement; (iii) during the Change in Control Period (as defined below), a material diminution in the NEO’s authority, duties or responsibilities such that they are materially inconsistent with his/her then position in the Company or, outside of the Change in Control Period, a material diminution in the NEO’s duties or responsibilities such that they are materially inconsistent with the position to which he/she was originally appointed; or (iv) a relocation of the NEO’s primary work location to a location that increases the NEO’s commute by 30 miles or more. To the extent the NEO’s principal work location is not the Company’s offices or facilities due to a shelter-in-place order, quarantine order, or similar work-from-home requirement that applies to the NEO, the NEO’s principal work location, from which a change in location under the foregoing clause (iv) will be measured, will be considered the Company’s office or facility location where the NEO’s employment with the Company primarily was or would have been based immediately prior to the commencement of such shelter-in-place order, quarantine order, or similar work-from-home requirement. In order for a resignation with Good Reason to be effective, each NEO must provide written notice of his or her resignation for Good Reason to the Company within 60 days after the date the NEO becomes aware of the initial occurrence of any of the foregoing, and the separation date must occur not later than six months after the NEO becomes aware of the initial occurrence of the event constituting Good Reason.
Termination in Connection with a Change in Control of the Company
Each of our NEO’s (including our CEO’s) severance payments and benefits are generally larger in the event that the termination of employment occurs in connection with a change in control of the Company (as defined below).
For each of our NEOs, in the event such executive’s employment is terminated without Cause or such executive resigns for Good Reason, in each case within three months prior to or 24 months following a change in control of the Company, the severance payments and benefits consist of:
•	a lump sum payment equal to 24 months of the executive’s annual base salary;
•
200% of the executive’s target annual bonus for the fiscal year during which termination occurs (but no less than 200% of the target bonus in effect for the fiscal year immediately before the change in control if the change in control occurs within the first three months of the fiscal year);

•	reimbursement of the insurance premiums payable to retain group health coverage as of the termination date for such executive and such executive’s eligible dependents under COBRA for 12 months;
•
with respect to each of the first 12 months following the termination date, a taxable monthly payment (which may be used for any purpose) equal to the amount of COBRA reimbursement the executive actually receives for such month;

•
full and immediate vesting of all outstanding and unvested equity awards, with any equity awards that are scheduled to vest based on the achievement of performance-based conditions (which may include additional service-based conditions) (“Performance-based Equity Awards”) vesting at target unless otherwise specified in the applicable Performance-based Equity Award’s award agreement; and

•	outplacement assistance in accordance with our then-current policies and practices with respect to outplacement assistance for other executives for up to 12 months.
Each NEO’s employment agreement generally defines a “change in control” to include the following:
•
a change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this paragraph, the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a change in control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the

Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of 50% or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a change in control under this paragraph. For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities;
•
a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any 12-month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this paragraph, if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a change in control; or

•
a change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this paragraph, the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in clause (3). For purposes of this paragraph, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Termination as a Result of Incapacity or Death
In the event of the termination of our CEO’s employment because of incapacity or death, our CEO’s employment agreement provides for (i) the acceleration of vesting of all outstanding and unvested equity awards that are scheduled to vest based solely on the achievement of service-based conditions (“Time-based Equity Awards”) that would have vested within 12 months of such termination of employment had such Time-based Equity Awards had vesting schedules that provided for pro-rata vesting on a monthly basis over the entirety of the vesting schedule and (ii) with respect to any Performance-based Equity Awards for which the performance period is scheduled to end within 12 months after the date of termination, each such Performance-based Equity Award will remain outstanding until the date the Compensation Committee determines whether the applicable performance condition is achieved and will vest in accordance with its terms to the extent such performance condition is achieved.
In the event of termination of employment of any of our other NEOs because of incapacity or death, their respective employment agreements provide for (i) the acceleration of vesting of all unvested Time-based Equity Awards that would have vested within six months of such termination of employment had such Time-based Equity Awards had vesting schedules that provided for prorated vesting on a monthly basis over the entirety of the vesting schedule and (ii) with respect to Performance-based Equity Awards for which the performance period is scheduled to end within six months after the date of termination, each such Performance-based Equity Award will remain outstanding until the date the Compensation Committee determines whether the applicable performance condition is achieved and will vest in accordance with its terms to the extent such performance condition is achieved.

Restrictive Covenants and Release of Claims
As a condition to the receipt of payments and benefits (including the Termination Notice Replacement Payment) upon or following termination of employment (other than a termination due to incapacity or death), each of our NEOs is subject to compliance with certain restrictive covenants as set forth in their individual employment agreements. Generally, these covenants prohibit these executives from disclosing our proprietary or confidential information during their employment with us and thereafter, soliciting any of our employees to leave employment with us or any of our customers or suppliers to do business with any of our competitors for the duration of their employment with us and for one year thereafter, and from competing with us for the duration of their employment. These severance payments and benefits may cease in the event of violation of these covenants. In addition, these severance payments and benefits are conditioned upon our NEOs entering into a full release of claims in favor of the Company.
Section 4999 of the Code
If, in connection with a change in control of the Company, any payments or benefits payable to our NEOs would be subject to the excise tax imposed by Section 4999 of the Code, their payments and benefits will be reduced to the extent necessary so that no amount will be subject to this excise tax, provided that the reduction will occur only if the NEO will be in a more favorable after-tax position than if no reduction had been made. We believe that this approach protects the value of compensation already awarded to our NEOs and mitigates any potential personal bias against a potential corporate transaction.
Other Information
The Compensation Committee does not consider the potential payments and benefits under these arrangements when making compensation decisions for our NEOs. These arrangements serve very specific purposes that are unrelated to the determination of our NEOs compensation for a specific year.
Amended and Restated 2016 Equity Incentive Plan
Each of our NEOs has been granted equity awards under our 2016 Plan. Our 2016 Plan provides that in the event of our merger or change in control (as defined in the 2016 Plan), if the successor corporation does not assume or substitute for the award, the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, and all restrictions on restricted stock and restricted stock units will lapse. With respect to awards with performance-based vesting that are not assumed or substituted for, unless the applicable award agreement provides otherwise, all performance goals or other vesting criteria will be deemed achieved at target levels (prorated based on the portion of the performance period that has elapsed as of immediately prior to the transaction), and all other terms and conditions will be deemed met.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the table below includes information to demonstrate the relationship, for fiscal years 2025, 2024, and 2023 between certain financial performance measures and the compensation of each of our principal executive officers (each, a “PEO”) or the average compensation of our named executive officers other than the PEO (the “non-PEO NEOs”). For additional information about our performance-based pay philosophy and how we align executive compensation with our performance, refer to the section entitled “Compensation Discussion and Analysis.”

Fiscal Year(1)	Summary Compensation Table Total for PEO#1 ($)(2)	Compensation Actually Paid to PEO#1 ($)(3)(4)	Summary Compensation Table Total for PEO#2 ($)(2)	Compensation Actually Paid to PEO#2 ($)(3)(4)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(5)	Average Compensation Actually Paid to Non-PEO NEOs ($)(6)	Value of Initial Fixed $100 Investment based on:
							Total Shareholder Return ($)(7)	Net Income (Loss)(8) ($)
2025	3,042,119	1,199,375	1,199,334	602,265	1,233,163	746,671	70	(1.591 million)
2024	3,516,039	(125,703)			1,173,971	(72,097)	93	(15.545 million)
2023	2,635,689	4,503,094			1,141,490	1,914,634	197	(9.280 million)

(1)	The Company’s named executive officers, including its PEO for the applicable years, were as follows:
2025: Suzanne Winter (PEO#1); Sandeep Chalke (PEO#2); and Ali Pervaiz and Jesse Chew (non-PEO NEOs).
2023 and 2024: Suzanne Winter (PEO); and Ali Pervaiz, Sandeep Chalke, Jesse Chew, and Michael Hoge (non-PEO NEOs).
(2)	The dollar amounts reported are the total compensation reported for each PEO (as specified in Footnote 1 above) for each fiscal year in the “Total” column of the Summary Compensation Table.
(3)
Compensation actually paid does not necessarily reflect the amounts of compensation actually earned, realized, or received by our named executive officers in each fiscal year. Rather, compensation actually paid is calculated by making certain adjustments to the amount of compensation reported in the “Total” column of the Summary Compensation Table for each PEO (or the average of the non-PEO NEOs) in accordance with the requirements of Item 402(v) of Regulation S K. We have not reported any amounts in our Summary Compensation Table with respect to, and we do not maintain and have not maintained for the fiscal years shown in the table, any defined benefit or actuarial pension plans for our named executive officers, and accordingly, no adjustments are shown in footnotes (4) and (6) below for any such compensation.

(4)	Compensation actually paid to each PEO for the respective fiscal years reported is calculated as follows:

	2025 PEO#1 ($)	2025 PEO#2 ($)	2024 ($)	2023 ($)
Total compensation reported in Summary Compensation Table	3,042,119	1,199,334	3,516,039	2,635,689
Less: Grant date fair value of equity awarded in the covered fiscal year(a)	2,314,147	673,206	2,708,486	1,614,170
Plus:
Fair value as of June 30th of awards granted during and outstanding and unvested at the end of the covered fiscal year(b)	1,421,696	413,584	1,888,676	2,666,333
Change in fair value as of the end of the covered fiscal year of outstanding awards granted in prior fiscal years that are vested(c)	(666,436)	(328,063)	(2,353,594)	723,795
Vesting date fair value of equity awards granted and vested during the covered fiscal year(d)	—	—	—	—
Change in fair value of awards granted in prior fiscal years and vested during the covered fiscal year(e)	56,355	(9,383)	(468,338)	91,447
Earnings paid on unvested awards for dividends or other earnings (not otherwise reflected in total compensation for the covered fiscal year)	—	—	—	—
Less: Fair value as of June 30th at end of immediately prior fiscal year of awards granted in prior fiscal years that were forfeited during the covered fiscal year(f)	340,212	—	—	—
Compensation Actually Paid to PEO	1,199,375	602,265	(125,703)	4,503,094

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year. See the notes to the Summary Compensation Table and Grants of Plan-Based Awards table for more information on how we determine fair value for equity awards.

(b)
Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested option awards and stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(c)
Represents the change in fair value, measured from the prior fiscal year-end to the last day of the indicated fiscal year, of each option award and stock award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(d)	Our PEOs did not have any option or stock awards that were granted and vested during the covered fiscal year.
(e)
Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each option award and stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(f)
Represents the fair value as of the last day of the prior fiscal year of the option award and stock awards that were granted in a prior fiscal year and which were forfeited or failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(5)
The dollar amounts reported are average of the total compensation reported our non-PEO NEOs for the respective fiscal year (as specified in Footnote 1 above) in the “Total” column of the Summary Compensation Table.

(6)	Compensation actually paid on average to our non-PEO NEOs (as specified in Footnote 1 above) for the respective fiscal years reported is calculated as follows:

	2025 ($)	2024 ($)	2023 ($)
Average total compensation reported in Summary Compensation Table	1,233,163	1,173,971	1,141,490
Less: Average grant date fair value of equity awarded in the covered fiscal year(a)	712,653	689,432	494,337
Plus:
Average fair value as of June 30th of awards granted during and outstanding and unvested at the end of the covered fiscal year(b)	437,818	480,753	816,560
Average change in fair value as of the end of the covered fiscal year of outstanding awards granted in prior fiscal years that are unvested(c)	(173,881)	(895,539)	369,474
Average vesting date fair value of equity awards granted and vested during the covered fiscal year(d)	—	—	—
Average change in fair value of awards granted in prior fiscal years and vested during the covered fiscal year(e)	29,060	(141,850)	81,447
Earnings paid on unvested awards for dividends or other earnings (not otherwise reflected in total compensation for the covered fiscal year)	—	—	—
Less: Fair value as of June 30th at end of immediately prior fiscal year of awards granted in prior fiscal years that were forfeited during the covered fiscal year(f)	66,835	—	—
Average Compensation Actually Paid to Non-PEO NEOs	746,671	(72,097)	1,914,634

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year. See the notes to the Summary Compensation Table and Grants of Plan-Based Awards table for more information on how we determine fair value for equity awards.

(b)
Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested option awards and stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(c)
Represents the change in fair value, measured from the prior fiscal year-end to the last day of the indicated fiscal year of each option award and stock award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(d)	Our non-PEO NEOs did not have any option or stock awards that were granted and vested during the covered fiscal year.
(e)
Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each option award and stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(f)
Represents the fair value as of the last day of the prior fiscal year of the option award and stock awards that were granted in a prior fiscal year and which were forfeited or failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(7)	As calculated in the manner prescribed by Item 201(e) of Regulation S-K. Represents the cumulative total stockholder return of the Company over the applicable measurement period.
(8)	The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year.

Analysis of Information Presented in the Pay Versus Performance Table
The graphs that follow present the relationship between: (i) the “Compensation Actually Paid” (or “CAP”) to our PEOs and the average CAP to our non-PEO NEOs compared to our total shareholder return and (ii) CAP to our PEOs and the average CAP to our non-PEO NEOs compared to net income (loss), over the three most recently completed fiscal years, as disclosed in the table above.

.

COMPENSATION OF NON-EMPLOYEE DIRECTORS
Director Compensation Table for Fiscal 2025
The following table sets forth summary information concerning the compensation of our non-employee directors for their service during fiscal 2025:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
James M. Hindman	82,500	126,225	208,725
Beverly A. Huss	72,500	126,225	198,725
Anne B. Le Grand	101,168	126,225	227,393
Steven F. Mayer	3,606	62,499	66,105
Robert C. Kill	60,000	126,225	186,225
Mika Nishimura	62,500	126,225	188,725
Byron C. Scott	65,000	126,225	191,225
Joseph E. Whitters	156,168	126,225	282,393

(1)
Unless otherwise described in the footnotes below, the amounts reported in this column represent the grant date fair value of the RSU awards granted in fiscal 2025, measured in accordance with FASB ASC Topic 718. See Note 1 and Note 12 of the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 filed with the SEC on August 28, 2025 for a discussion of the assumptions made by us in determining the grant date fair values of our equity awards. None of our directors had any options outstanding as of June 30, 2025. The following table provides additional information regarding each RSU award granted to the individuals who served as our non-employee directors in fiscal 2025, as well as RSU awards held by them at the end of fiscal 2025:

Name	Grant Date	RSU Awards Granted during fiscal 2025	Outstanding RSU Awards at June 30, 2025
James M. Hindman	11/29/24	56,603	56,603
Beverly A. Huss	11/29/24	56,603	56,603
Anne B. Le Grand	11/29/24	56,603	56,603
Steven F. Mayer	06/30/25	45,620	45,620
Mika Nishimura	11/29/24	56,603	56,603
Robert C. Kill	11/29/24	56,603	56,603
Byron C. Scott	11/29/24	56,603	56,603
Joseph E. Whitters	11/29/24	56,603	56,603

Director Compensation Program
The compensation program for our non-employee directors is designed to attract and retain high quality directors and to align director interests with those of our stockholders. The compensation of our outside directors is reviewed regularly by the board of directors upon recommendation from the Compensation Committee, which review includes a market assessment and an analysis by Exequity conducted generally every other year. For fiscal 2025, our Compensation Committee consulted with Exequity regarding our non-employee director compensation program. Exequity provided the Compensation Committee relevant market data on non-employee director compensation derived from the same Compensation Peer Group and Relevant Market Data used for evaluating compensation for our executive officers. The Compensation Committee reviewed such director compensation information and concluded that in light of our non-employee director compensation program generally aligning with competitive market practices, no change in director compensation would be recommended for fiscal 2025. Our non-employee directors receive compensation in the form of equity granted under the terms of our 2016 Plan and cash, as described below:
Cash Compensation
Each non-employee director, other than the Chairperson of our Board, receives an annual cash retainer of $52,500, paid quarterly. The Chairperson of our Board receives an annual cash retainer of $112,500, paid quarterly. The additional annual cash retainer for non-employee directors who serve on the standing committees of our Board and the additional annual retainer for serving as the chairperson of such committee are set forth in the table below:

Committee	Chairperson retainer	Member retainer
Audit Committee	$25,000	$10,000
Compensation Committee	$15,000	$7,500
Nominating and Corporate Governance Committee	$10,000	$5,000
Science & Technology Committee	$10,000	$5,000

The annual retainers set forth above apply regardless of the number of meetings and no additional fees are paid for additional meetings in excess of the regularly scheduled meetings.
Additionally, in August 2024, an Executive Committee comprised of Mr. Whitters and Ms. Le Grand was established to support the Interim CEO during and after our CEO’s medical leave of absence and each member of such committee received $28,668.48 for their service on the committee in fiscal 2025. Such compensation was determined based upon an analysis of market data by and recommendation of the Company’s compensation consultants, which was taken into consideration when the Compensation Committee recommended and the independent members of our Board approved such compensation.
In addition to the foregoing, all of our non-employee directors are reimbursed for the reasonable expenses incurred in connection with participating in the meetings of our Board and committees of our Board. Employee directors are not compensated for Board service in addition to their regular employee compensation.
Equity Compensation
Pursuant to guidelines for annual equity awards adopted by our Board in November 2017 and affirmed in November 2024, each of our non-employee directors receives an annual RSU award covering the number of shares of our common stock obtained by dividing $150,000 by the fair market value of one share of our common stock, with the grant of such RSU awards effective on the last day of the month in which our Annual Meeting of Stockholders occurs, and with a vesting commencement date of the date of the Annual Meeting. In accordance with these guidelines, on November 29, 2024, each then-current non-employee director was granted an RSU award covering 56,603 shares of our common stock under the 2016 Equity Incentive Plan, with a vesting commencement date of November 21, 2024. In calculating the number of shares for the annual RSU awards, the Board was mindful of stockholder dilution and share burn and approved a deviation to the guidelines to keep the number of shares of our common stock covered by each non-employee director annual RSU award granted in November 2024 at the same level as the analogous awards granted in November 2023, resulting in a grant date fair market value of less than $150,000 for each annual RSU award granted in November 2024. The annual RSU awards vest in full on the first anniversary of the vesting commencement date and are subject to full acceleration of vesting in the event of a change in control of the Company.

Our Board revised the equity compensation for newly elected non-employee directors in November 2017 such that upon initial appointment to our Board, a non-employee director will receive an RSU award covering the number of shares of our common stock obtained by dividing $150,000 by the fair market value (as of the date of grant) of one share of our common stock. This RSU award will be prorated for the number of months the newly elected non-employee director will serve on our Board prior to the next Annual Meeting of Stockholders. The vesting commencement date for the initial RSU award is the date of appointment for the new director, with full vesting on the next Annual Meeting of Stockholders. Vesting of the initial RSU award will be accelerated in full in the event of a change in control of the Company.
No additional stock options or RSU awards are provided for committee membership or for serving as the chairperson of a committee.
In September 2025, our Board revised the annual equity awards to be granted each of our non-employee directors to provide that such annual restricted stock unit awards will be scheduled to vest in full on the earlier of the one-year anniversary from grant and the next annual meeting of stockholders provided that such meeting occurs at least 50 weeks after the most recent annual meeting.
Stock Ownership Requirements
Our Corporate Governance Guidelines require our non-employee directors to own the number of shares of our common stock having a value equal to at least four times his or her regular annual cash retainer. Non-employee directors have five years from the date of election or appointment to attain the foregoing ownership levels. We expect each non-employee director to retain at least 25% of the net shares he or she receives pursuant to all Company equity awards (excluding shares sold to cover (i) the exercise price of any stock options and/or (ii) associated taxes), until the foregoing ownership levels are achieved. All of the non-employee directors who have served in that capacity for at least one year are in compliance with the ownership levels provided in the Corporate Governance Guidelines or are on track to be in compliance within the time period provided by the guidelines.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth as of June 30, 2025 certain information regarding our equity compensation plans.

	A	B	C
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A)
Equity compensation plans approved by security holders	12,727,350(2)	$4.46	5,823,545(4)
Equity compensation plans not approved by security holders	1,124,483(3)	$2.94	—
Total	13,851,833	$3.03(5)	5,823,545

(1)	The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding restricted stock units and performance stock units, which have no exercise price.
(2)
Includes 942,548 shares subject to outstanding stock options, 6,936,716 shares subject to outstanding RSU awards, and 4,848,086 shares subject to outstanding performance-based awards (at the maximum amount of shares issuable under such awards), all under our 2016 Equity Incentive Plan. Payout of PSUs is contingent on the Company reaching certain levels of performance during the relevant performance period. If the performance criteria for these awards are not fully satisfied, the award recipient will receive less than the maximum number of shares available under these grants and may receive nothing from these grants.

(3)
Includes 896,358 shares subject to outstanding stock options and 228,125 shares subject to outstanding RSU awards under (i) the Company’s Stand-Alone Inducement Restricted Stock Unit Agreement and Stand-Alone Inducement Stock Option Agreement for Suzanne Winter; (ii) the Company’s Stand-Alone Inducement Restricted Stock Unit Agreement and Stand-Alone Inducement Stock Option Agreement for Jim Dennison; and (iii) the Company’s Stand-Alone Inducement Restricted Stock Unit Agreement and Stand-Alone Inducement Stock Option Agreement for Sandeep Chalke.

(4)
Includes 3,199,003 shares available for future issuance under the 2016 Equity Incentive Plan (assuming the maximum amount of shares issuable under outstanding performance-based awards) and 2,624,542 shares reserved for issuance under the Company’s Amended and Restated 2007 Employee Stock Purchase Plan, including 593,111 shares subject to purchase during the purchase periods in effect as of June 30, 2025. Shares available for future issuance under the 2016 Equity Incentive Plan is 4,815,031 shares assuming the target amount of shares issuable under outstanding performance-based awards.

(5)	Weighted average remaining contractual life of all outstanding options and rights as of June 30, 2025 is 5.62 years.
Policies and Practices for Granting Certain Equity Awards
We do not have any formal plan or obligation that requires us to award equity or equity-based compensation to any executive officer on specified dates. Under the Company’s historical practices, the approval of long-term equity incentive compensation for the Company’s regular annual equity awards to its executive officers is typically made early in the second quarter of each fiscal year (in November) and the Company intends to continue doing so at this time (although the Compensation Committee may change the timing of such annual grants in the future). These grants are then made effective at the end of the month of grant, which occurs after the date of filing of the Company’s Form 10-Q for its prior fiscal quarter and after the Company’s annual meeting of stockholders.
This equity grant approach is used by the Compensation Committee in order to best help ensure the grants to executive officers are made only during an open window, and after the release of the Company’s material non-public information regarding its most recently-completed fiscal quarter. Additionally, the Compensation Committee does not factor any material non-public information into its design and approval of the terms of such regular annual equity awards. Including with respect to grants made during fiscal 2025, the Company does not time the disclosure of material non-public information for purposes of affecting the value of executive compensation.
During fiscal 2025, the Company did not grant stock options (or similar awards) to any named executive officer during any period beginning four business days before and ending one business day after the filing of any Company periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Company Form 8-K that disclosed any material non-public information.

SECURITY OWNERSHIP
Security Ownership of Certain Beneficial Owners and Management
The following table presents information as to the beneficial ownership of our common stock as of August 31, 2025 by:
•	each of our NEOs;
•	each of our directors and our director nominees;
•	all of our current directors and executive officers as a group; and
•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options, warrants, RSUs and other convertible securities that are currently exercisable or releasable or will become exercisable or releasable within 60 days of August 31, 2025 are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants, RSUs or other convertible securities for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Accuray Incorporated, 1240 Deming Way, Madison, WI 53717

This table lists applicable percentage ownership based on 112,677,147 shares of common stock outstanding as of August 31, 2025

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
The TCW Group, Inc., on behalf of the TCW Business Unit(1) 515 South Flower Street Los Angeles, CA 90071	11,909,357	10.6%
Blackrock, Inc.(2) 50 Hudson Yards New York, NY 10001	6,718,114	6.0%

Named Executive Officers and Directors
Suzanne Winter(3)	1,435,136	1.27%
Ali Pervaiz(4)	270,154	*
Sandeep Chalke(5)	690,707	*
Jesse Chew(6)	631,700	*
Joseph E. Whitters(7)	611,053	*
Robert C. Kill(8)	106,206	*
James M. Hindman(9)	238,201	*
Beverly A. Huss(10)	187,362	*
Chan W. Galbato	—	*
Anne B. Le Grand(11)	202,896	*
Steven F. Mayer	—	*
Mika Nishimura(12)	156,056	*
Byron C. Scott(13)	119,333	*
All current executive officers, directors, and director nominees as a group (15 persons)(14)	4,983,693	4.36%

*	Less than 1%.
(1)
Based upon a Schedule 13D filed with the SEC on June 17, 2025 reporting beneficial ownership as of June 6, 2025, the TCW Group, Inc., on behalf of the TCW Business Unit, has shared voting and dispositive power over all shares listed through ownership of warrants issued by Accuray Incorporated to TCW Rescue Financing and TCW Direct Lending. The TCW Business Unit is primarily engaged in the provision of investment management services. The TCW Business Unit is managed separately and operated independently. Investment funds affiliated with The Carlyle Group, L.P. (“The Carlyle Group”) hold a minority indirect ownership interest in TCW that technically constitutes an indirect controlling interest in TCW. The principal business of The Carlyle Group is acting as a private investment firm with affiliated entities that include certain distinct specialized business units that are independently operated including the TCW Business Unit. Entities affiliated with The Carlyle Group may be deemed to share beneficial ownership of the securities reported herein. Information barriers are in place between the TCW Business Unit and The Carlyle Group. Therefore, in accordance with Rule 13d-4 under the Exchange Act, The Carlyle Group disclaims beneficial ownership of the shares beneficially owned by the TCW Business Unit and reported herein. The TCW Business Unit disclaims beneficial ownership of any shares which may be owned or reported by The Carlyle Group and its affiliates.

(2)
Based solely upon a Schedule 13GA filed with the SEC on April 17, 2025 reporting beneficial ownership as of March 31, 2025, Blackrock, Inc. has sole voting power over 6,663,014 of these shares and sole dispositive power over 6,718,114 of these shares.

(3)
Amount shown includes (i) 722,899 shares of our common stock held of record by Ms. Winter and (ii) 712,237 shares of our common stock that may be acquired under stock options that are currently exercisable or exercisable within 60 days of August 31, 2025.

(4)
Amount shown includes (i) 236,259 shares of our common stock held of record by Mr. Pervaiz and (ii) 33,895 shares of our common stock that may be acquired under stock options that are currently exercisable or exercisable within 60 days of August 31, 2025.

(5)
Amount shown includes (i) 250,065 shares of our common stock held of record by Mr. Chalke and (ii) 440,642 shares of our common stock that may be acquired under stock options that are currently exercisable or exercisable within 60 days of August 31, 2025.

(6)
Amount shown includes (i) 199,404 shares of our common stock held of record by Mr. Chew and (ii) 432,296 shares of our common stock that may be acquired under stock options that are currently exercisable or exercisable within 60 days of August 31, 2025. Mr. Chew resigned from the Company effective September 19, 2025.

(7)	Amount shown includes 611,053 shares of our common stock held of record by Mr. Whitters.
(8)	Amount shown includes 106,206 shares of our common stock held of record by Robert C Kill Revocable Trust, with respect to which Mr. Kill has sole voting rights.

(9)	Amount shown includes 238,201 shares of our common stock held of record by Mr. Hindman.
(10)	Amount shown includes 187,362 shares of our common stock held of record by Ms. Huss.
(11)	Amount shown includes 202,896 shares of our common stock held of record by Ms. Le Grand.
(12)	Amount shown includes 156,056 shares of our common stock held of record by Ms. Nishimura.
(13)	Amount shown includes 119,333 shares of our common stock held of record by Dr. Scott.
(14)
Amount shown includes (i) 3,364,623 shares of our common stock held of record and (ii) 1,619,070 shares of our common stock that may be acquired under stock options that are currently exercisable or exercisable within 60 days of August 31, 2025.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our common stock to file reports of ownership and reports of changes in ownership of our common stock and other equity securities with the SEC. Directors, executive officers and beneficial owners of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all these forms they file.
Based solely upon our review of the copies of Forms 3, 4 and 5 received by us, or written representations from reporting persons that no forms were required of such persons, we believe that during our fiscal year ended June 30, 2025, all Section 16(a) reports were timely filed.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS
Director Independence
Our Board currently consists of nine directors. Other than Suzanne Winter, our President and Chief Executive Officer (“CEO”), our Board has determined that each of our current directors is independent under the director independence standards of the Nasdaq Listing Rules. Our Board also determined that Mr. Galbato, who is a nominee not currently on the Board, will be independent under the same standards if elected at the Annual Meeting.
Board Leadership Structure
Our Board has a general policy as set forth in our Corporate Governance Guidelines that the positions of Chairperson of the Board and CEO should be held by separate persons as an aid in our Board’s oversight of management and to allow our CEO to focus on managing the day-to-day responsibilities to the Company. Our Board believes that there may be advantages to having an independent chairperson for matters such as: communications and relations between our Board, our CEO, and other senior management; assisting our Board in reaching consensus on particular strategies and policies; and facilitating robust director, Board and CEO evaluation processes. Our Board Chair also helps shape the agenda of Board meetings and ensures that key topics are addressed at the Board level to facilitate the Board’s oversight, including over risk management, Board and committee composition and structure, and the longer-term strategy of the Company. We have operated with these roles separated for several years and continue to believe separation of the two roles is in the best interests of our stockholders. Our CEO serves as a member of our Board, and the remaining board members, including Joseph E. Whitters, our current Chairperson of our Board, are independent.
The Corporate Governance Guidelines provide that in determining whether a single individual or two individuals should fill these roles, our Board should consider factors that include, but are not limited to, the size of the Company’s business, the current composition of our Board, the current director candidates for Board seats, applicable regulations and the Company’s succession planning goals. In the event our Board determines that it is in the best interests of the Company and its stockholders to have these roles filled by one individual, or if the Chairperson of our Board is otherwise not independent, then the Corporate Governance Guidelines provide that the independent members of our Board shall appoint a Lead Independent Director who shall lead executive sessions.
Majority Voting
Our Bylaws provide for a majority voting standard (i.e., votes “for” must exceed votes “against”) in the election of directors in uncontested elections.
Under our Corporate Governance Guidelines, in advance of his or her nomination, each director submits a contingent, irrevocable resignation that the Board may accept if that director fails to be elected by a majority of votes cast. In that situation, our Nominating and Corporate Governance Committee would make a recommendation to the Board about whether to accept such resignation, which the Board will promptly consider. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.
Board Oversight of Risk
Our Board, as a whole and through the Audit Committee, oversees the Company’s risk management process, including operational, financial, legal and regulatory, cybersecurity, strategic and reputational risks. Our Board’s approach to risk oversight is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of our risk oversight is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. In setting our short and long-term business strategy, our Board assesses the various risks and mitigation strategies implemented by management and determines the appropriate level of risk for the Company.
Our Board believes that open communication between management and our Board is essential for effective risk management and oversight. Our Board meets with our CEO and other members of the executive team at quarterly meetings of our Board, where, among other topics, they discuss strategy and risks facing the Company, as well at such other times as they deemed appropriate. Oversight of human capital management is an important role of our Board. Management updates our Board periodically on our human capital management initiatives and progress. In addition, cybersecurity is a critical part of risk management at the Company and is part of our overall enterprise risk management process. Management regularly engages with our full Board and our Audit Committee on the Company’s cybersecurity program and its related priorities and controls. In addition, management regularly engages with our Science and Technology Committee related to product cybersecurity. We engage in the periodic assessment of our policies, standards, processes, and practices that are designed to address cybersecurity threats and incidents, internally and through assessments by external providers. The results of such internal and external assessments, audits, and reviews are reported to the Audit Committee and the Board, and we adjust our cybersecurity policies, standards, processes, and practices as necessary based on the information provided by these assessments, audits, and reviews.
While our Board is ultimately responsible for risk oversight, our Board committees assist our Board in fulfilling its oversight responsibilities in certain areas of risk as described below and the respective committee chairs advise our Board of any significant risks and management’s response via periodic committee reports to the full Board.

Board/Committee	Primary Areas of Risk Oversight
Full Board of Directors
Strategic, financial, business and operational, legal and regulatory, compliance, reputational and execution risks and exposures associated with our business strategy, policy matters, succession planning, conflicts of interest, significant litigation and regulatory exposures and other current matters that may present material risk to our financial performance, operations, infrastructure, plans, prospects or reputation, acquisitions and divestitures and our operational infrastructure.

Audit Committee
Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure controls and procedures, internal control over financial reporting, investment guidelines and credit and liquidity matters; compliance with securities laws and other legal and regulatory requirements; cybersecurity and other information technology risks, controls and procedures. Discussions with management and the independent auditor, guidelines and policies with respect to risk assessment and risk management pertaining to financial and accounting matters. Receives regular reports from management on key cybersecurity issues, including related priorities and controls.

Compensation Committee
Risks and exposures associated with leadership assessment, retention and succession; human capital management matters; executive compensation programs and arrangements, including incentive and equity plan structures and practices; and our compensation philosophy and practices.

Nominating and Corporate Governance Committee
Risks and exposures associated with board organization, membership and structure; director and executive succession planning; overall board and committee effectiveness; and environmental, social, corporate governance (ESG) and corporate social responsibility matters, including climate-related, environmental, health and safety, and social matters as well as the company’s approach to human rights, diversity and inclusion.

Science and Technology Committee	Risks and exposures related to areas affecting research and development, product cybersecurity, artificial intelligence and regulatory requirements and actions.

While our Board oversees risk management and has delegated a portion of its responsibility to its committees, the Company’s management is charged with managing risk on a day-to-day basis. Management has reporting processes that are designed to provide visibility to our Board regarding the identification, assessment and management of risks and management’s strategic approach to risk mitigation. The Company believes it has strong internal processes and a robust internal control environment, which facilities the identification and management of risks and regular communication with our Board. As part of our overall risk management process, we conduct an enterprise risk assessment on an annual basis through the enterprise risk management committee chaired by our Chief Legal Officer, which is shared and discussed with our Audit Committee and reported to our Board. Other processes include quarterly management disclosure committee meetings, a Code of Conduct and Ethics and a robust compliance program. In addition, our Audit Committee’s responsibilities related to oversight of the Company’s risk management framework and programs include a routine evaluation of the processes, as well as discussions with key management to identify, assess, monitor and report on risks across the organization and the setting and communication of the organization’s implementation and measurement of risk tolerances, limits and mitigation. In addition, we have implemented a cybersecurity risk assessment program, which includes policies and processes that are designed to provide visibility, and information about the identification, assessment, and management of critical risks and management’s risk mitigation strategies, to our Board and personnel that are responsible for risk assessment and information about the identification, assessment, and management of critical risks and management’s risk mitigation strategies.
The results of the compensation risk assessment described below under “Compensation Risk Consideration” is reported back to our full Board.
Meetings Attended by Directors
Our Board held a total of 15 meetings during our fiscal year ended June 30, 2025. During fiscal 2025, all of our directors attended at least 75% of the aggregate of (i) the total number of meetings held by our Board during the period for which he or she has been a director and (ii) the total number of meetings held by all of the committee(s) of our Board on which he or she served during the period for which he or she was a director.
The independent directors hold meetings on a periodic basis. The meetings of the independent directors typically take place in connection with the regularly scheduled meetings of the full Board. The independent directors may also meet at such other times as they deem necessary or appropriate. The Chairperson of our Board, who is independent, generally chairs each meeting.
Pursuant to our Corporate Governance Guidelines, our directors are encouraged to attend our annual meeting of stockholders. All of our then-current directors attended our 2025 Annual Meeting of Stockholders.
Committees of the Board
Our Board has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Science and Technology Committee.
Excluding membership in the Executive Committee discussed above under “Compensation of Non-Employee Directors”, the current membership of each of the four standing committees of our Board, as well as the number of meetings and actions by written consent of each such committee during the fiscal year ended June 30, 2025, is set forth below.

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Science and Technology Committee
Joseph E. Whitters	Member		Member
James M. Hindman	Chairperson		Member
Beverly A. Huss		Chairperson		Member
Robert C. Kill(1)		Member
Anne B. Le Grand				Chairperson
Steven F. Mayer		Member
Mika Nishimura	Member		Chairperson
Byron C. Scott		Member		Member
Number of meetings	12	6	4	4

(1)	The term of office for Robert C. Kill will expire at the Annual Meeting.

Audit Committee
The Audit Committee oversees our corporate accounting and financial reporting processes and internal controls. Among other matters, the Audit Committee evaluates the independent auditors’ qualifications, independence, performance and tenure; determines the engagement of the independent auditors; reviews and discusses with management the scope of the annual audit and the audit fee; discusses with management and the independent auditors the results of the audited annual financial statements and the quarterly financial statements; discusses the Company’s earnings releases with management; approves the retention of the independent auditor to render non-audit services; monitors the rotation of partners of the independent auditors as required by law; discusses with the independent auditor our critical accounting policies and practices used in the audit; reviews and discusses with management and the independent auditor, the Company’s internal controls; oversees our internal audit function; reviews the Company’s cybersecurity and other information technology risks, controls and procedures as well as cybersecurity issues that could affect the adequacy of the Company’s internal controls; and annually reviews the Audit Committee charter and the Audit Committee’s performance.
The members of the Audit Committee are Ms. Nishimura, who joined the committee in August 2025, Mr. Whitters, and Mr. Hindman, the chairperson of the committee. Ms. Le Grand served on the Audit Committee through August 2025. Each of the members of the Audit Committee is independent as defined under the rules and regulations of the SEC and the Nasdaq Listing Rules applicable to Audit Committees. All members of the Audit Committee meet the requirements for financial literacy under the Nasdaq Listing Rules. Our Board has determined that each of Messrs. Hindman and Whitters is an Audit Committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the Nasdaq Listing Rules. Our Audit Committee operates under a written charter that was adopted by our Board. A copy of the Audit Committee Charter is available on our investor website at https://investors.accuray.com/corporate-governance.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board and each of its committees. In addition, the Nominating and Corporate Governance Committee is responsible for reporting and making recommendations to our Board concerning governance matters and for overseeing the performance evaluations of the members of our Board.
The members of the Nominating and Corporate Governance Committee are Ms. Nishimura, the chairperson of the committee, Mr. Whitters and Mr. Hindman. Each of the members of the Nominating and Corporate Governance Committee is independent under the Nasdaq Listing Rules. Our Nominating and Corporate Governance Committee operates under a written charter that was adopted by our Board. A copy of the Nominating and Corporate Governance Committee Charter is available on our investor website at https://investors.accuray.com/corporate-governance.
Compensation Committee
The Compensation Committee reviews and recommends policies relating to compensation and benefits of our executive officers and employees. The Compensation Committee reviews our compensation philosophy, reviews and approves corporate and individual goals and objectives relating to compensation of our CEO and other executive officers, evaluates the performance of these individuals in light of those goals and objectives, and approves the compensation of these individuals (other than the CEO, whose compensation is set by the independent members of our Board) based on such evaluations. The Compensation Committee also manages, reviews and approves the grant of stock options and other equity awards under our stock plans (other than awards granted to the non-employee members of our Board, which are granted by the entire Board).
The 2007 Incentive Award Plan permits delegation by the Compensation Committee to a committee of one or more members of our Board or one or more of our executive officers the authority to grant or amend awards to participants under the plan other than (i) senior executives of the Company who are subject to Section 16 of the Exchange Act, (ii) “Covered Employees” under Section 162(m) of the Code, or (iii) direct reports of our CEO (or the non-employee members of our Board) to whom authority to grant or amend awards has been delegated thereunder. The Compensation Committee may at any time rescind the authority so delegated or appoint a new delegate. The Compensation Committee has delegated to a committee consisting of our CEO, CFO and Chief Human Resources Officer (the “management committee”), the authority to grant routine stock options and other awards under our stock plans, within guidelines determined by the Compensation Committee, to newly hired employees and employees for the purpose of promotion or special recognition (other than awards granted to employees who report directly to our CEO). The Compensation Committee has made corresponding delegations of authority to the management committee under our 2016 Equity Incentive Plan.
The Compensation Committee also reviews and recommends policies relating to the compensation of the non-employee members of our Board. The Compensation Committee reviews and evaluates, at least annually, the performance of the Compensation Committee as a whole and of its members, including compliance of the Compensation Committee with its charter.
The members of the Compensation Committee are Ms. Huss, the chairperson of the committee, Mr. Kill, Dr. Scott, and Mr. Mayer, who joined the Compensation Committee effective as of July 10, 2025. The term of office for Mr. Kill will expire at the Annual Meeting. Each of the members of the Compensation Committee is independent under the applicable rules and regulations of the SEC and Nasdaq applicable to Compensation Committee members, and is a non-employee director under Rule 16b-3 of the Exchange Act. Our Compensation Committee operates under a written charter that was adopted by our Board. A copy of the Compensation Committee Charter is available on our investor website at https://investors.accuray.com/corporate-governance.
Science and Technology Committee
The Science and Technology Committee was formed by our Board to provide oversight of the ongoing scientific and technological innovation activities of the Company and the Company’s strategy to comply with regulatory requirements. The Science and Technology Committee reviews the overall strategy of the Company’s research and development activities, assists the Board in staying abreast of new science and technology trends, assists the Audit Committee with its oversight responsibility for enterprise risk management in areas affecting the Company’s research and development and product cybersecurity, reviews the Company’s strategy to comply with regulatory trends in the industry, reviews the performance of the Company’s quality management system, and oversees and monitors the effectiveness of, and risks related to, artificial intelligence.
The members of the Science and Technology Committee are Ms. Le Grand, the chairperson of the committee, Dr. Scott and Ms. Huss. Each of the members of the Science and Technology Committee is independent under the Nasdaq Listing Rules. Our Science and Technology Committee operates under a written charter that was adopted by our Board. A copy of the Science and Technology Committee Charter is available on our investor website at https://investors.accuray.com/corporate-governance.
Compensation Risk Considerations
At the direction of the Compensation Committee, Exequity, with the assistance of our management, conducted a review of our compensation policies and practices and their respective risk profiles for fiscal 2025. Exequity presented the findings to the Compensation Committee for consideration. After consideration of the information presented, the Compensation Committee concluded that our compensation programs are designed with an appropriate balance of risk and reward in relation to our overall business strategy and do not encourage excessive or unnecessary risk-taking behavior.
In making this determination, the Compensation Committee considered our pay mix, our base salaries and the attributes of our incentive and other variable compensation programs, including our annual cash incentive compensation plan, our equity compensation plans and our sales compensation plans. We also have in place numerous business controls such as maximum payout levels in our annual bonus plan, a sales compensation committee, a compensation recovery (“clawback”) policy, stock ownership requirements and other internal business and operational approval processes.
The Compensation Committee believes that the design of our executive compensation program as described in the “Compensation Discussion and Analysis” above places emphasis on long-term incentives and competitive base salaries, while a portion of the annual total compensation is tied to short-term performance in the form of annual bonuses. The Compensation Committee concluded that this mix of incentives appropriately balances risk and also properly aligns our executive officers’ motivations for the Company’s long-term success, including stock price performance.
The results of the foregoing compensation risk assessment are reported to our full Board by the Compensation Committee.

Consideration of Director Nominees
Stockholder Nominations and Recommendations. The policy of the Nominating and Corporate Governance Committee is to consider recommendations and properly submitted stockholder nominations for candidates for membership on our Board. A stockholder may make such a recommendation or nomination by following the procedures set forth below in the “Recommendations and Nominations of Director Candidates” section of this Proxy Statement. We did not receive any director nominations or recommendations from stockholders for the Annual Meeting.
Director Qualifications. The Nominating and Corporate Governance Committee believes that the members of our Board should have the highest professional and personal ethics and values and conduct themselves in a manner that is consistent with our Code of Conduct and Ethics. While the Nominating and Corporate Governance Committee has not established specific minimum qualifications for director candidates, the Nominating and Corporate Governance Committee may consider any applicable rules or legislation and the following criteria, among others, for candidates and nominees: (i) personal and professional integrity, ethics and values; (ii) experience in corporate management and a general understanding of marketing, finance and other elements relevant to the success of a publicly held company; (iii) experience in our industry and with relevant social policy concerns; (iv) experience as a director of a publicly held company; (v) academic expertise in an area of our operations; and (vi) practical and mature business judgment, including ability to make independent analytical inquiries.
Identifying and Evaluating Director Nominees. Candidates for nomination to our Board typically come to the attention of our Board through professional search firms who are paid a fee for their services, although they may also be suggested by existing directors or executive officers, stockholders or other persons. The Nominating and Corporate Governance Committee reviews the qualifications of any candidates who have been properly brought to the Committee’s attention. Such review generally includes discussions with persons familiar with the candidate and an interview with the candidate, and may include other actions that the Nominating and Corporate Governance Committee deems proper. The Nominating and Corporate Governance Committee considers the suitability of each candidate, including the current members of our Board, in light of the current size and composition of our Board. In evaluating the qualifications of the candidates, the Nominating and Corporate Governance Committee considers many factors, including issues of character, judgment, independence, age, expertise, skills and experience, particularly in light of the specific skills and strengths discussed above, length of service, other commitments and other similar factors. The Company’s Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee and our Board should see that our Board has the benefit of a wide range of skills, expertise, industry knowledge and other attributes, including cultural, gender and ethnic diversity, experience in industries beyond healthcare and age diversity, accordingly the Nominating and Corporate Governance Committee and the Board considers all of these factors in the consideration of candidates for the Board. The Nominating and Corporate Governance Committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. The Nominating and Corporate Governance Committee expects that it would evaluate candidates properly recommended by stockholders using the same criteria as other candidates.
Hedging and Pledging Transactions
Our insider trading policy prohibits all of our employees, including our NEOs, and non-employee directors from engaging in any speculative transactions in Company securities, including purchasing on margin, holding Company securities in margin accounts, purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), engaging in short sales, engaging in transactions in derivative securities or engaging in any other forms of hedging transactions. Our employees, including our NEOs, and our non-employee directors are also prohibited from pledging or using Company securities as collateral for loans.
Code of Conduct and Ethics
We are committed to maintaining the highest standards of business conduct and ethics. Our Code of Conduct and Ethics reflects our values and the business practices and principles of behavior that support this commitment. The code applies to all of our officers, directors and employees, as well as our agents, distributors and contractors. Our Code of Conduct and Ethics can be found on our website, www.accuray.com, under the section titled “Investors” and under the subsection “Governance.”

Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee during fiscal 2025 has at any time been one of our executive officers or employees. None of our current executive officers currently serves, or in the past fiscal year has served, as a member of the Board or Compensation Committee of any entity that has one or more of its executive officers serving on our Board or Compensation Committee. None of the members of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K.
Stockholder Communications
We have established a process by which stockholders and other stakeholders may send communications to our Board, any committee of our Board or any individual director, including non-employee directors. Stockholders and other stakeholders may so communicate by writing to: Board of Directors, c/o Corporate Secretary, Accuray Incorporated, 1240 Deming Way, Madison, WI 53717 or by sending an e-mail to investor.relations@accuray.com. The non-executive chair or lead independent director shall facilitate the review and response to such communications and shall inform, as necessary, such committee of our Board or independent director, as the case may be.

EXECUTIVE OFFICERS
Set forth below is certain information regarding each of our executive officers as of August 31, 2025:

Name	Age	Position(s)
Suzanne Winter	62	President, Chief Executive Officer and Director
Ali Pervaiz	45	Senior Vice President, Chief Financial Officer
Sandeep Chalke	59	Senior Vice President, Chief Commercial Officer
Jesse Chew(1)	44	Senior Vice President, Chief Legal Officer and Corporate Secretary
Leonel Peralta	55	Senior Vice President, Chief Operations Officer

(1)	Mr. Chew resigned from the Company effective September 19, 2025.
Further information with respect to Ms. Winter, our President and CEO, is provided above under “Proposal One—Election of Directors.”
Ali Pervaiz has served as our Senior Vice President, Chief Financial Officer since May 2022. Previously, Mr. Pervaiz served as our Vice President, Global Commercial Operations from August 2020 through May 2022. Prior to joining the Company, Mr. Pervaiz was with GE Healthcare, a global medical technology, pharmaceutical diagnostics, and digital solutions innovator and subsidiary of General Electric Company, for over 15 years in senior financial and operating leadership roles, most recently as Executive – Margin Growth PMO Leader focused on Margin Expansion for the Global Imaging business from September 2018 to January 2020 and Executive – Advance Leader focused on Commercial Strategy & Finance Transformation from January 2017 to September 2018. During his tenure at GE Healthcare, Mr. Pervaiz, who was selected for and graduated from the Corporate Audit Staff program, also previously held business unit Chief Financial Officer roles at GE Healthcare for the US Commercial Diagnostic Imaging Equipment and US Commercial Life Support Solutions businesses. Mr. Pervaiz holds an M.B.A. from the University of Chicago Booth School of Business with focus on finance and operations, an M.S. in healthcare technologies management from the Medical College of Wisconsin and a B.S. from Marquette University.
Sandeep Chalke has served as our Senior Vice President, Chief Commercial Officer since May 2022. He also served as Interim CEO of the Company from September 3, 2024 through October 15, 2024 while Ms. Winter took a medical leave of absence from the Company. Prior to joining the Company, Mr. Chalke served as President, Asia-Pacific and Latin America regions at Vyaire Medical, Inc., a private global respiratory care manufacturer, from April 2020 to May 2022. Prior to that, he was Vice President of the Diabetes Group in Asian Pacific for Medtronic plc, a medical device company, from February 2017 to July 2019. From May 2015 to January 2017, Mr. Chalke served as Vice President, Advanced Wound Dressing at Acelity L.P, a private medical device company. Mr. Chalke started his career at General Electric Company, a public high tech industrial company, where he served in many leadership positions, including at GE Healthcare. Mr. Chalke holds an M.B.A. from the University of Leicester and a Medical Electronics degree from the University of Mumbai.
Jesse Chew has served as our Senior Vice President, Chief Legal Officer and Corporate Secretary since April 2023 and our Senior Vice President, General Counsel and Corporate Secretary from October 2018 to March 2023. Previously, Mr. Chew served as our Vice President, Associate General Counsel as well as our Interim General Counsel and Corporate Secretary from July 2018 to October 2018, Senior Corporate Counsel from July 2017 to July 2018 and Corporate Counsel from January 2014 to June 2017. Prior to joining the Company, Mr. Chew was an associate at the law firm Wilson Sonsini Goodrich and Rosati, P.C. Mr. Chew holds a B.A. in English and Political Science from the University of California, Davis and a J.D. from the University of Southern California.
Leonel Peralta has served as our Senior Vice President, Chief Operations Officer since February 2025. Previously, Mr. Peralta served as Vice President, Head of Global Operations for the ultrasound division at Siemens Healthineers, a medical technology manufacturer, from September 2021 to January 2025. Prior to that, he served as VP, Global Operations, Diabetes at Medtronic plc, a global healthcare technology company, from February 2015 to September 2021. Prior to joining Medtronic, Mr. Peralta also served in various management positions at Hill-Rom (Baxter), KCI Medical (3M), and GE Healthcare. Mr. Peralta received an M.B.A. from the University of Chicago, an M.S. in Mechanical Engineering, Engineering and Management from the University of Miami, and a B.S. in Mechanical Engineering from Florida International University.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
In addition to compensation arrangements, including employment, termination of employment and change in control arrangements discussed above in the sections titled “Compensation of Non Employee Directors” and “Executive Compensation,” there have not been any transactions or series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:
•	the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of our outstanding common stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities (each, a related person), had or will have a direct or indirect material interest.

Review, Approval or Ratification of Transactions with Related Parties
Any transaction or proposed transaction in which we were, or are to be, a participant in which the amount involved exceeds $120,000 and in which any director, executive officer or holder of more than 5% of our common stock, or members of any such person’s immediate family, had or will have a direct or indirect material interest is required to be approved by the Audit Committee and we intend that such transactions will be on terms no less favorable to us than could be obtained from unaffiliated third parties. Our Code of Conduct and Ethics contains a written policy to the effect that any transaction of the nature described above must be approved by the Audit Committee or other independent committee of the Board.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov and through our website at www.accuray.com.
We will deliver promptly, without charge, upon written or oral request a separate copy of the annual report to any stockholder requesting a copy. To receive a copy of our annual report, you may write or call our Corporate Secretary at Accuray Incorporated, 1240 Deming Way, Madison, Wisconsin 53717, Attention: Corporate Secretary, telephone: 608-824-2800.
Stockholders Sharing the Same Address
We have adopted a procedure called “householding.” Under this procedure, we are delivering only one copy of the Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from an affected stockholder.
We will deliver promptly upon written or oral request a separate copy of the Notice of Internet Availability of Proxy Materials, Annual Report or the Proxy Statement to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials, Annual Report or Proxy Statement, you may write or call our Corporate Secretary at the contact information set forth above under “Where You Can Find Additional Information.” You may also access our Notice of Internet Availability of Proxy Materials, Annual Report and Proxy Statement on our website, www.accuray.com, under the section titled “Investors” and under the subsection “SEC Filings.”
If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the Annual Report or Proxy Statement in the future, please contact Computershare, 250 Royall Street, Canton, MA 02021, telephone: (800) 851-9677. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.
Any stockholders of record who share the same address and currently receive multiple copies of our Notice of Internet Availability of Proxy Materials, Annual Report and Proxy Statement who wish to receive only one copy of these materials per household in the future should contact our Corporate Secretary at the contact information listed above to participate in the householding program. Stockholders who participate in householding will continue to receive separate proxy cards.
A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.
Stockholder Proposals
For a stockholder proposal to be considered for possible inclusion in our proxy statement for the Annual Meeting to be held in 2026, the proposal must be in writing and received by our Corporate Secretary at our principal executive offices no later than 5:00 p.m., Central Time, on June 3, 2026. If, however, the date of next year’s Annual Meeting is more than 30 days before or 30 days after the anniversary date of this year’s Annual Meeting, the deadline for receipt by the Corporate Secretary of stockholder proposals intended to be included in our proxy statement will instead be a reasonable time before we begin to print and mail our proxy materials. To be included in our proxy statement, stockholder proposals must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act and any other applicable rules established by the SEC.
For stockholder proposals that are not intended by the stockholder to be included in our proxy materials for next year’s Annual Meeting, our Bylaws establish an advance notice procedure in order to permit such proposals to be brought before an annual meeting of stockholders. In general, notice must be received at our principal executive offices not later than 5:00 p.m., Central Time, on the 90th day nor earlier than 8:00 a.m., Central Time, on the 120th day before the one-year anniversary of the date on which we first mailed our proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s Annual Meeting of stockholders. Therefore, to be presented at our 2026 Annual Meeting of stockholders, such a proposal must be received by us on not earlier than 8:00 a.m., Central Time, on June 3, 2026 but no later than 5:00 p.m., Central Time, on July 3, 2026. If, however, the date of the Annual Meeting is more than 25 days earlier or more than

25 days later than such anniversary date, the Corporate Secretary must receive the notice not earlier than 8:00 a.m., Central Time, on the 120th day prior to such Annual Meeting and not later than 5:00 p.m., Central Time, on the later of (i) the 90th day prior to such Annual Meeting, or (ii) the 10th day following the date on which public announcement of the date of the Annual Meeting is first made. Our Bylaws also specify additional requirements as to the form and content of a stockholder’s notice.
Recommendations and Nominations of Director Candidates
If a stockholder or stockholder group wishes to recommend a nominee or nominees for director for possible inclusion in our proxy statement and proxy card relating to our 2026 Annual Meeting, the stockholder(s) should submit such recommendation in writing, including the nominee’s name and qualifications for Board membership, to our Corporate Secretary at our principal executive offices. The stockholder(s) should also provide the written consent of each recommended nominee to serve as a member of our Board, if so elected, as well as a written statement that the recommended nominee intends to tender his or her irrevocable resignation upon his or her election or re-election, which resignation shall become effective only upon the nominee’s failure to receive the requisite number of votes and the acceptance by our Board of such resignation.
If a stockholder desires to nominate a candidate for election of our Board, the stockholder must give timely notice to our Corporate Secretary at our principal executive offices. Under our Bylaws, the notice is timely if our Corporate Secretary receives it no earlier than 8:00 a.m., Central Time, on June 3, 2026 (120 days prior to the anniversary of the mailing date of this year’s proxy materials) and no later than 5:00 p.m., Central Time, on July 3, 2026 (90 days prior to the anniversary of the mailing date of this year’s proxy materials). If, however, the date of the Annual Meeting is more than 25 days earlier or more than 25 days later than the anniversary date of the prior Annual Meeting, notice must be received not earlier than 8:00 a.m., Central Time, on the 120th day prior to such Annual Meeting and not later than 5:00 p.m., Central Time, on the later of (i) the 90th day prior to such Annual Meeting, or (ii) the 10th day following the date on which public announcement of the date of the Annual Meeting is first made. The notice must be in writing and must include the nominee’s name and qualifications for service on our Board. Our Bylaws also require that the notice include the written consent of each nominee to serve as a member of our Board, if so elected, as well as a written statement that the director nominee intends to tender his or her irrevocable resignation upon his or her election or re-election, which resignation shall become effective only upon the nominee’s failure to receive the requisite number of votes and the acceptance by our Board of such resignation. Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to the nomination of directors by stockholders. In addition, the notice of nomination must comply with Rule 14a-19 under the Exchange Act. Please note that the notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under the advance notice provisions of our amended and restated bylaws as described above.

OTHER MATTERS
As of the date of this Proxy Statement, no stockholder had advised us of the intent to present any other matters, and we are not aware of any other matters to be presented, at the Annual Meeting. Accordingly, the only items of business that our Board intends to present at the Annual Meeting are set forth in this Proxy Statement.
If any other matter or matters are properly brought before the Annual Meeting, the persons named as proxyholders will use their discretion to vote on the matters in accordance with their best judgment as they deem advisable.

THE BOARD OF DIRECTORS

Madison, Wisconsin
October 1, 2025

Appendix A
ACCURAY INCORPORATED

2026 EQUITY INCENTIVE PLAN
1. Purposes of the Plan. The purposes of this Plan are:
•	to attract and retain the best available personnel for positions of substantial responsibility,
•	to provide additional incentive to Employees, Directors and Consultants, and
•	to promote the success of the Company’s business.
The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, and Performance Shares.
2. Definitions. As used herein, the following definitions will apply:
2.1 “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4.
2.2 “Affiliate” means any entity that, directly or indirectly, controls, is controlled by, or is under common control with, the Company.
2.3 “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to the related issuance of shares of Common Stock, including but not limited to, under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.
2.4 “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, and Performance Shares.
2.5 “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
2.6 “Board” means the Board of Directors of the Company.
2.7 “Change in Control” means the occurrence of any of the following events:
(a) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (a), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company, will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in Control under this subsection (a). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or
(b) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (b), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(c) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (c), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (i) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (ii) a transfer of assets by the Company to: (A) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (C) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (D) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (c)(ii)(C). For purposes of this subsection (c), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.
Further and for purposes of clarity, a transaction will not constitute a Change in Control if: (x) its primary purpose is to change the jurisdiction of the Company’s incorporation, or (y) its primary purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
2.8 “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation or other formal guidance of general or direct applicability promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
2.9 “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or by a duly authorized committee of the Board, in accordance with Section 4.
2.10 “Common Stock” means the common stock of the Company.
2.11 “Company” means Accuray Incorporated, a Delaware corporation, or any successor thereto.
2.12 “Consultant” means any natural person, including an advisor, engaged by the Company or any Parent, Subsidiary or Affiliate of the Company to render bona fide services to such entity, provided the services (a) are not in connection with the offer or sale of securities in a capital-raising transaction, and (b) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.
2.13 “Director” means a member of the Board.
2.14 “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

2.15 “Employee” means any person, including Officers and Directors, employed by the Company or any Parent, Subsidiary or Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
2.16 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
2.17 “Exchange Program” means a program under which (a) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (b) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (c) the exercise price of an outstanding Award is reduced. The Administrator will not implement any Exchange Program under the Plan.
2.18 “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of a Share determined as follows:
(a) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, or the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last Trading Day such closing sales price was reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(b) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(c) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
Notwithstanding the foregoing, for purposes of determining the fair market value of any Shares for any reason other than the determination of the exercise price of Options or Stock Appreciation Rights, fair market value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently for such purpose. The determination of fair market value for purposes of tax withholding may be made in the Administrator’s sole discretion subject to Applicable Laws and is not required to be consistent with the determination of fair market value for other purposes.
2.19 “Fiscal Year” means the fiscal year of the Company.
2.20 “Full Value Award” means any award granted under the Prior Plan and any Award under this Plan which results in the issuance of Shares other than options, stock appreciation rights or other awards that are based solely on an increase in value of the Shares following the grant date.
2.21 “GAAP” means U.S. generally accepted accounting principles.
2.22 “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
2.23 “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
2.24 “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
2.25 “Option” means a stock option granted pursuant to the Plan.
2.26 “Outside Director” means a Director who is not an Employee.

2.27 “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
2.28 “Participant” means the holder of an outstanding Award.
2.29 “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 11. Unless determined otherwise by the Administrator, each Performance Share will have an initial value equal to the Fair Market Value of a Share.
2.30 “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine (which for clarity may be cash- or stock-denominated) and may be settled for cash, Shares or other securities or a combination of the foregoing under Section 11.
2.31 “Period of Restriction” means the period (if any) during which the transfer of Shares of Restricted Stock is subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, continued service, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
2.32 “Plan” means this Accuray Incorporated 2026 Equity Incentive Plan, as may be amended from time to time.
2.33 “Prior Plan” means the Company’s Amended and Restated 2016 Equity Incentive Plan, as amended from time to time.
2.34 “Restatement Effective Date” means November 10, 2022, which is the date that the Company’s stockholders approved an amendment and restatement of the Prior Plan at the 2022 annual meeting of the Company’s stockholders.
2.35 “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 or issued pursuant to the early exercise of an Option.
2.36 “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the fair market value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
2.37 “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
2.38 “Section 16b” means Section 16(b) of the Exchange Act.
2.39 “Section 409A” means Section 409A of the Code and the U.S. Treasury Regulations and guidance thereunder, and any applicable state law equivalent, as each may be promulgated, amended or modified from time to time.
2.40 “Securities Act” means the U.S. Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.
2.41 “Service Provider” means an Employee, Director or Consultant.
2.42 “Share” means a share of the Common Stock, as adjusted in accordance with Section 15.
2.43 “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 10 is designated as a Stock Appreciation Right.
2.44 “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
2.45 “Trading Day” means a day that the primary stock exchange, national market system or other trading platform, as applicable, upon which the Common Stock is listed (or otherwise trades regularly, as determined by the Administrator, in its sole discretion) is open for trading.

2.46 “U.S. Treasury Regulations” means the Treasury Regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code will include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.
3. Stock Subject to the Plan.
3.1 Stock Subject to the Plan. Subject to adjustment upon changes in capitalization of the Company as provided in Section 15 and adjustment as any Shares return to the Plan under Section 3.2 below, the maximum aggregate number of Shares that may be subject to Awards and issued under the Plan will be (a) 3,896,000 Shares, plus (b) any Shares that, as of immediately prior to the Effective Date, have been reserved but have not been issued pursuant to any awards granted under the Prior Plan, plus (c) any Shares subject to awards granted under the Prior Plan that, on or after the Effective Date, with respect to any options and stock appreciation rights, expire or become unexercisable without having been exercised in full, or with respect to any other types of awards under the Prior Plan, are forfeited to or repurchased by the Company due to failure to vest, or are not issued under an award due to the award being paid out in cash rather than Shares; provided, however, that (i) Shares used to pay for any tax withholdings related to the award or exercise price of the award under the Prior Plan will not become available pursuant to the preceding clause (c), and (ii) the maximum number of Shares to be added to the Plan pursuant to the preceding clauses (b) and (c) shall not in the aggregate exceed 21,058,021. In addition, Shares may become available for issuance under Section 3.3. The Shares may be authorized, but unissued, or reacquired Common Stock.
3.2 Full Value Awards. To the extent any Shares subject to Full Value Awards granted under the Prior Plan before the Restatement Effective Date counted against the numerical limits set forth in Section 3(b) of the Prior Plan as 1.71 Shares for every 1 Share subject thereto and such Shares are forfeited to or repurchased by the Company and otherwise would rollover to the Plan pursuant to Section 3.1, then 1.71 times the number of Shares so forfeited or repurchased will become available for issuance under the Plan. To the extent any Shares subject to Full Value Awards granted under the Prior Plan on or after the Restatement Effective Date counted against the numerical limits set forth in Section 3(b) of the Prior Plan as 1.38 Shares for every 1 Share subject thereto and such Shares are forfeited to or repurchased by the Company and otherwise would rollover to the Plan pursuant to Section 3.1, then 1.38 times the number of Shares so forfeited or repurchased will rollover or return to the Plan and will become available for issuance under the Plan.
3.3 Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, then the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) that were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, the gross number of Shares exercised (i.e., Shares actually issued pursuant to the Stock Appreciation Right, as well as the Shares that represent payment of the exercise price and any applicable tax withholdings) pursuant to a Stock Appreciation Right will cease to be available under the Plan. Shares that actually have been issued under the Plan pursuant to any Award will not be returned to the Plan and will not become available for future distribution under the Plan, other than if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares are repurchased by the Company or are forfeited to the Company due to the failure to vest (which Shares will become available for future grant under the Plan). Shares otherwise issuable under an Award that are used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. For purposes of clarification, no Shares purchased by the Company with proceeds received from the exercise of an Option or Stock Appreciation Right will become available for issuance under this Plan.

3.4 Incentive Stock Options. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3.1 plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan pursuant to Section 3.3.
3.5 Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.
4. Administration of the Plan.
4.1 Procedure.
4.1.1 Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
4.1.2 Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.
4.1.3 Other Administration. Other than as provided above, the Plan will be administered by (a) the Board or (b) a Committee, which Committee will be constituted to comply with Applicable Laws.
4.1.4 Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Laws, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in the Plan. Such delegation may be revoked at any time.
4.2 Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:
4.2.1 to determine the Fair Market Value;
4.2.2 to determine the Awards to be granted and select the Service Providers to whom Awards may be granted hereunder;
4.2.3 to determine the number of Shares or dollar amounts to be covered by each Award granted hereunder;
4.2.4 to approve forms of Award Agreements for use under the Plan;
4.2.5 to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto (including but not limited to temporarily suspending the exercisability of an Award if the Administrator deems such suspension necessary or appropriate for administrative purposes or to comply with Applicable Laws, provided that, except where the exercise of the Award would result in noncompliance with Applicable Laws, such suspension must be lifted prior to the expiration of the maximum term and post-termination exercisability period of an Award), based in each case on such factors as the Administrator may determine;
4.2.6 to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
4.2.7 to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of facilitating compliance with applicable non-U.S. laws, easing the administration of the Plan and/or for qualifying for favorable tax treatment under applicable non-U.S. laws, in each case as the Administrator may deem necessary or advisable;

4.2.8 to modify or amend each Award (subject to Sections 5.3 and 20.3), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option or Stock Appreciation Right (subject to Sections 7.4 and 10.4);
4.2.9 to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 16 of the Plan;
4.2.10 to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
4.2.11 to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award;
4.2.12 to determine whether Awards will be settled in Shares, cash or in any combination thereof; and
4.2.13 to make all other determinations deemed necessary or advisable for administering the Plan.
For the avoidance of doubt, the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, all Awards of the same type, or all portions of Awards, similarly including but not limited to with respect to the number of Shares covered by such Award, the price applicable to such Award, or the vesting, forfeiture or other terms and conditions applicable to such award.
4.3 Effect of Administrator’s Decisions. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.
5. Limits.
5.1 Limits for Outside Director Compensation. In any Fiscal Year, no Outside Director may be granted equity awards (including any Awards granted under this Plan), the value of which will be based on their grant date fair value determined in accordance with GAAP, and be provided any cash retainers or fees in amounts that, in the aggregate, exceed $750,000; provided that such amount is increased to $1,000,000 in the Fiscal Year of his or her initial service as an Outside Director. Any equity awards (including Awards granted under the Plan) or other compensation provided to an individual for his or her services as an Employee, or for his or her services as a Consultant other than as an Outside Director, will be excluded for purposes of this Section 5.1. For purposes of determining when cash retainers or fees are provided, any deferral elections to delay payout timing will be disregarded.
5.2 Minimum Vesting Requirements.
5.2.1 General. Except as specified in Section 5.2.2, Awards will vest no earlier than the one (1)-year anniversary of such Award’s grant date (except if accelerated pursuant to a Change in Control or a termination of Participant’s status as a Service Provider under certain circumstances, a Participant’s death, or a Participant’s Disability) (each, an “Acceleration Event”).
5.2.2 Exception. Awards may be granted to any Service Provider without regard to the minimum vesting requirements set forth in Section 5.2.1 if the Shares subject to such Awards would not result in more than five percent (5%) of the maximum aggregate number of Shares reserved for issuance pursuant to all outstanding Awards granted under the Plan (the “5% Limit”). Further, Awards (or applicable portion(s) thereof) granted to Outside Directors that vest on the earlier of the one-year anniversary of the grant date of such Award and the next annual meeting of stockholders of the Company which is at least fifty (50) weeks after the immediately preceding year’s annual meeting of stockholders of the Company will not be subject to such minimum vesting period requirements set forth in Section 5.2.1 and will not count against the 5% Limit. Any Awards that have their vesting discretionarily accelerated (except if accelerated pursuant to an Acceleration Event) are subject to the 5% Limit. For purposes of clarification, the Administrator may accelerate the vesting of any Award pursuant to an Acceleration Event without such vesting acceleration counting toward the 5% Limit. The 5% Limit applies in the aggregate to Awards that do not satisfy the minimum vesting requirements set forth in Section 5.2.1 and to the discretionary vesting acceleration of Awards as specified in this Section 5.2.2.

5.3 No Exchange Program. The Administrator may not implement an Exchange Program under the Plan.
5.4 Dividends. With respect to any Options and Stock Appreciation Rights, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) thereunder, no right to receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to such Award, including without limitation notwithstanding any exercise of such Award. Further, no adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued under an Option or Stock Appreciation Right, except as provided in Section 15. Unless the Administrator provides otherwise, during any applicable Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, provided that any such dividends or distributions payable with respect to such Shares will be subject to the same vesting criteria and forfeitability provisions as the Shares of Restricted Stock with respect to which they were paid. With respect to Awards of Restricted Stock Units, Performance Units, and Performance Shares, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent of the Company), no right to receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to such Award, unless determined otherwise by the Administrator; provided, however, that any such dividends or distributions that the Administrator determines will be payable with respect to such Shares will be subject to the same vesting criteria and forfeitability provisions as the Shares subject to such Award with respect to which they were paid.
6. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and such other cash or stock awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to Employees of the Company or any Parent or Subsidiary of the Company.
7. Stock Options.
7.1 Grant of Options. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
7.2 Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option and such other terms and conditions as the Administrator, in its sole discretion, may determine, subject to the terms of the Plan.
7.3 Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate fair market value of the Shares with respect to which incentive stock options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary of the Company) exceeds one hundred thousand dollars ($100,000), such options will be treated as nonstatutory stock options. For purposes of this Section 7.3, incentive stock options will be taken into account in the order in which they were granted, the fair market value of the Shares will be determined as of the time the option with respect to such Shares is granted, and calculation will be performed in accordance with Section 422 of the Code.
7.4 Term of Option. The term of each Option will be stated in the Award Agreement but will not exceed ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the maximum term of the Incentive Stock Option will be five (5) years from the date of grant.

7.5 Option Exercise Price and Consideration.
7.5.1 Exercise Price. The per-Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to a Employee who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per-Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, Options may be granted with a per-Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
7.5.2 Waiting Period and Exercise Dates. At the time an Option is granted and subject to the terms of this Plan, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.
7.5.3 Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist of: (a) cash (including cash equivalents); (b) check; (c) promissory note, to the extent permitted by Applicable Laws, (d) other Shares, provided that such Shares have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (e) consideration received by the Company under a cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (f) by net exercise; (g) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (h) any combination of the foregoing methods of payment.
7.6 Exercise of Option.
7.6.1 Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement, subject to the terms of this Plan. An Option may not be exercised for a fraction of a Share.
An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form and in accordance with such procedures as the Administrator may specify from time to time) from the person entitled to exercise the Option; and (b) full payment of the exercise price for the Shares with respect to which the Option is exercised (together with applicable tax withholdings). Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse.
Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan (except as provided otherwise under Section 3) and for sale under the Option, by the number of Shares as to which the Option is exercised.
7.6.2 Termination of Relationship as a Service Provider other than Death or Disability. If a Participant ceases to be a Service Provider other than as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within three (3) months of such cessation, or such shorter or longer period of time as may be specified in the Award Agreement, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 7.4. However, unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries, Parents or Affiliates, as applicable, if on such date of cessation the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately. If after such cessation the Participant does not exercise his or her Option within the time specified by the Administrator, such Option will terminate, and the Shares covered by such Option will revert to the Plan.

7.6.3 Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within twelve (12) months following such cessation, or such longer or shorter period of time as may be specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 7.4, as applicable). However, unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries, Parents or Affiliates, as applicable, if on the date of cessation the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately. If after such cessation the Participant does not exercise his or her Option within the time specified herein, such Option will terminate, and the Shares covered by such Option will revert to the Plan.
7.6.4 Death of Participant. If a Participant dies while a Service Provider, his or her Option may be exercised within twelve (12) months following the Participant’s death, or within such longer or shorter period of time as may be specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 7.4, as applicable), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form (if any) acceptable to the Administrator. If the Administrator has not permitted the designation of a beneficiary or if no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution (each, a “Legal Representative”). If the Option is exercised pursuant to this Section 7.6.4, the Participant’s designated beneficiary or Legal Representative shall be subject to the terms of the Plan and the Award Agreement, including but not limited to the restrictions on transferability and forfeiture that otherwise would be applicable to the Participant but for his or her death. However, unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries, Parents or Affiliates, as applicable, if at the time of death a Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately. If the Option is not so exercised within the time specified herein, such Option will terminate, and the Shares covered by such Option will revert to the Plan (except as provided otherwise under Section 3).
7.6.5 Tolling Expiration. A Participant’s Award Agreement may also provide that:
(a) if the exercise of the Option following the cessation of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16b, then the Option will terminate on the earlier of (i) the expiration of the term of the Option set forth in the Award Agreement or (ii) the tenth (10th) day after the last date on which such exercise would result in liability under Section 16b; or
(b) if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (i) the expiration of the term of the Option or (ii) the expiration of a period of thirty (30) days after the cessation of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.
8. Restricted Stock.
8.1 Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, may determine.
8.2 Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction (if any), the number of Shares granted and such other terms and conditions as the Administrator, in its sole discretion, may determine, subject to the terms of the Plan. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of

Restricted Stock until the restrictions on such Shares have lapsed. For purposes of clarity and subject to the terms of the Plan, the Administrator, in its sole discretion, may determine that an Award of Restricted Stock will not be subject to any Period of Restriction and consideration for such Award is paid for by past services rendered as a Service Provider.
8.3 Transferability. Except as provided in this Section 8 or as the Administrator may determine, Shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction, subject to the terms of Section 14.
8.4 Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
8.5 Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.
8.6 Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
8.7 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan in accordance with Section 3.3 of the Plan.
9. Restricted Stock Units.
9.1 Grant of Restricted Stock Units. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Units to Service Providers in such amounts as the Administrator, in its sole discretion, will determine. After the Administrator determines that it will grant Restricted Stock Units, it will advise the Participant in an Award Agreement of the terms, conditions and restrictions related to the grant, including the number of Restricted Stock Units.
9.2 Vesting Criteria and Other Terms. Subject to the terms of the Plan, the Administrator will set vesting criteria in its discretion that, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion. For purposes of clarity and subject to the terms of the Plan, the Administrator, in its sole discretion, may determine that an Award of Restricted Stock Units will not be subject to any vesting criteria and consideration for such Award is paid for by past services rendered as a Service Provider.
9.3 Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as set forth in the Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.
9.4 Form and Timing of Payment. Payment of earned Restricted Stock Units will be made at the time(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares or a combination of both.
9.5 Cancellation. On the date set forth in the Award Agreement, all unearned or unvested Restricted Stock Units will be forfeited to the Company and any Shares covered by such Restricted Stock Units will revert to the Plan (except as provided otherwise under Section 3).

10. Stock Appreciation Rights.
10.1 Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Stock Appreciation Rights to Service Providers in such amounts as the Administrator, in its sole discretion, will determine. Subject to the terms and conditions of the Plan, the Administrator will have complete discretion to determine the number of Shares subject to any Award of Stock Appreciation Rights.
10.2 Exercise Price and Other Terms. The per-Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Stock Appreciation Right as set forth in Section 10.5 will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, Stock Appreciation Rights may be granted with a per-Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Otherwise, the Administrator, subject to the terms of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.
10.3 Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, may determine.
10.4 Term and Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 7.4 relating to the maximum term (other than the restrictions applicable only to Incentive Stock Options) and Section 7.6 relating to exercise also will apply to Stock Appreciation Rights.
10.5 Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
(a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times
(b) The number of Shares with respect to which the Stock Appreciation Right is exercised.
At the discretion of the Administrator, such payment may be in cash, in Shares of equivalent value, or in some combination thereof.
11. Performance Units and Performance Shares.
11.1 Grant of Performance Units/Shares. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Performance Units or Performance Shares (each such Award, a “Performance Award”) to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
11.2 Award Agreement. Each Performance Award will be evidenced by an Award Agreement that will specify any time period during which any performance objectives or other vesting provisions will be measured (“Performance Period”), and such other terms and conditions as the Administrator may determine, subject to the terms of this Plan. Each Performance Award will have an initial value that is determined by the Administrator on or before its date of grant.
11.3 Vesting Provisions and Other Terms. Subject to the terms of the Plan, the Administrator will set any vesting provisions (which may include, without limitation, any performance objectives and continued status as a Service Provider) that, depending on the extent to which any such vesting provisions are met, will determine the amount or value of the payout for the Performance Award. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

11.4 Earning Performance Awards. The holder of a Performance Award will be entitled to receive a payout for the Performance Award to the extent earned by the Participant based on any applicable performance goal achieved over the Performance Period and satisfaction of any other vesting provisions under such Award. Subject to the terms of the Plan, the Administrator, in its discretion, may reduce or waive any vesting provisions for such Performance Award.
11.5 Form and Timing of Payment. Payment of earned Performance Awards will be made at the time(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Performance Awards in cash, Shares or a combination of both.
11.6 Cancellation. On the date set forth in the Award Agreement, all unearned or unvested Performance Awards will be forfeited to the Company, and any Shares covered by such Performance Awards will revert to the Plan (except as provided otherwise under Section 3).
12. Compliance With Section 409A. The Plan and Awards issued hereunder are intended to be designed and operated in such a manner that is exempt from the application of, or complies with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. Except as expressly determined otherwise by the Administrator, each payment or benefit under the Plan and under each Award Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the U.S. Treasury Regulations. The Plan, each Award and each Award Agreement under the Plan is intended to be exempt from or meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent (including with respect to any ambiguities or ambiguous terms), except to the extent the Administrator, in its sole discretion, expressly determines otherwise. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. Notwithstanding the foregoing, in no event will the Company or any of its Subsidiaries, Parents or Affiliates have any responsibility, liability or obligation to reimburse, indemnify or hold harmless a Participant (or any other person) in respect of Awards, for any taxes, penalties or interest that may be imposed on, or other costs incurred by, a Participant (or any other person) as a result of or in connection with Section 409A. The Administrator in its sole discretion will be permitted, in accordance with the terms of U.S. Treasury Regulation Section 1.409A-3(j)(4) and in such manner that complies with Section 409A, to make any accelerated payment of an Award constituting deferred compensation within the meaning of Section 409A.
13. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of, or between, the Company or any Subsidiary, Parent or Affiliate of the Company. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
14. Limited Transferability of Awards. Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution (which, for purposes of clarity, shall be deemed to include through a beneficiary designation if available in accordance with Section 7.6.4), and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.
15. Adjustments; Dissolution or Liquidation; Merger or Change in Control.
15.1 Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the

Shares, occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, as well as numerical Share limits in Section 3. Notwithstanding the foregoing, the Company will have no obligation to effect any adjustment in a manner that may require the issuance of fractional Shares, and any fractional Shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Administrator, in its sole discretion, subject to any Applicable Laws.
15.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. Unless provided otherwise by the Administrator, to the extent it has not been previously exercised (with respect to an Option or Stock Appreciation Right), vested (with respect to Restricted Stock) or settled (with respect to any other Awards), an Award will terminate immediately prior to the consummation of such proposed action.
15.3 Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without a Participant’s consent, which may include, without limitation, that the outstanding Award will be: (a) assumed, or a substantially equivalent award(s) will be substituted, by the acquiring or succeeding entity (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (b) continued by the Company, subject to any adjustment pursuant to Section 15.1; (c) upon written notice to the Participant, terminate upon or immediately prior to the consummation of such merger or Change in Control; (d) vest and become exercisable, realizable or payable, or restrictions applicable to the Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (e) (i) terminated in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for purposes of clarity, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award will be terminated by the Company without payment), or (ii) replaced with other rights or property selected by the Administrator in its sole discretion; or (f) treated in any combination of the foregoing. In taking any of the actions permitted under this Section 15.3, the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, all Awards of the same type, or all portions of Awards, similarly.
In the event that the successor (or an affiliate thereof) does not assume the Award (or portion thereof) pursuant to the preceding clause (a) and as described below, or substitute for the Award (or portion thereof) pursuant to the preceding clause (a), and the Company does not continue the Award (or portion thereof) as described above (and for the avoidance of doubt, notwithstanding the vesting limitations under Section 5.2), the Participant will fully vest in and have the right to exercise his or her outstanding Options and Stock Appreciation Rights (or portions thereof) not so assumed, substituted for, or continued, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares (or portions thereof) not so assumed, substituted for, or continued will lapse, and, with respect to Awards with performance-based vesting (or portions thereof) not so assumed, substituted for, or continued, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels, and all other terms and conditions met, in each case, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries Parents or Affiliates, as applicable. In addition, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries, Parents or Affiliates, as applicable, to the extent an Option or Stock Appreciation Right (or portion thereof) is not so assumed, substituted for, or continued in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right (or its applicable portion) will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right (or its applicable portion) will terminate upon the expiration of such period.
For the purposes of this Section 15.3 and Section 15.4 below, an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor or its Parent, the Administrator may, with the consent of the successor, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.
Notwithstanding anything in this Section 15.3 to the contrary, and unless otherwise provided under an Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries, Parents or Affiliates, as applicable, an Award that vests, is earned or paid out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, that a modification to such performance goals only to reflect the successor’s post-merger or post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
Notwithstanding anything in this Section 15.3 to the contrary, and unless otherwise provided in an Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries, Parents or Affiliates, as applicable, if a payment under an Award Agreement is subject to Section 409A and if the change in control definition contained in the Award Agreement (or other agreement related to the Award, as applicable) does not comply with the definition of “change in control” for purposes of a distribution under Section 409A, then any payment of an amount that otherwise would be accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties thereunder.
15.4 Outside Director Awards. With respect to any Award granted to an Outside Director while such individual was an Outside Director that is assumed, substituted for, or continued, in a merger or Change in Control, if on the date of or following such assumption, substitution or continuation, nor substitution the Participant’s status as a Director or a director of a successor, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquiror), then such Award will fully vest and the Participant will have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which otherwise would not be vested or exercisable prior to such, all restrictions on Restricted Stock, Restricted Stock Units, Performance Units, and Performance Shares will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries, Parents or Affiliates, as applicable.
16. Tax Withholding.
16.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholdings are due, the Company (or any of its Parents, Subsidiaries or other affiliates employing or retaining the services of a Participant, as applicable) will have the power and the right to deduct or withhold, or require a Participant to remit to the Company

(or any of its Parents, Subsidiaries, or other affiliates, as applicable) or a relevant tax authority, an amount sufficient to satisfy U.S. federal, state, local, non-U.S. and other taxes (including the Participant’s FICA or other social insurance contribution obligation) required to be withheld or paid with respect to such Award (or exercise thereof).
16.2 Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax liability or withholding obligation, in whole or in part, by such methods as the Administrator shall determine, including, without limitation: (a) paying cash, check or other cash equivalents; (b) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion; (c) delivering to the Company already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine; provided, in each case, that the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion; (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld or such greater amount as the Administrator may determine; provided, in each case, that the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion; (e) such other consideration and method of payment for the meeting of tax liabilities or withholding obligations as the Administrator may determine to the extent permitted by Applicable Laws; or (f) any combination of the foregoing. The amount of the withholding obligation will be deemed to include any amount that the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
17. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or its Subsidiaries, Parents or Affiliates, as applicable, nor will they interfere in any way with the Participant’s right or the right of the Company and its Subsidiaries, Parents or Affiliates, as applicable, to terminate such relationship at any time with or without cause, free from any liability or claim under the Plan, to the extent permitted by Applicable Laws.
18. Date of Grant. The grant date of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as may be determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
19. Term of Plan. Subject to Section 23, the Plan will become effective upon the later to occur of (a) the date of its initial adoption by the Board, and (b) the date of its initial approval by the Company’s stockholders (such later date, the “Effective Date”). The Plan will continue in effect for a term of ten (10) years from its effectiveness, unless terminated earlier under Section 20. Notwithstanding the foregoing, no Options that qualify as incentive stock options within the meaning of Section 422 of the Code may be granted after ten (10) years from the earlier of the Board or stockholder approval of the Plan (or if earlier, upon termination of the Plan pursuant to Section 20).
20. Amendment and Termination of the Plan.
20.1 Amendment and Termination. The Administrator, in its sole discretion, may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason.
20.2 Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

20.3 Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant under an outstanding Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company; provided that the conversion of the Participant’s Incentive Stock Options into Nonstatutory Stock Options as a result of any actions taken by the Administrator will neither constitute nor contribute toward constituting an impairment of the Participant’s rights under an outstanding Award for purposes of this Section 20.3. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
21. Conditions Upon Issuance of Shares.
21.1 Legal Compliance. Shares will not be issued pursuant to an Award, including without limitation upon exercise or vesting thereof, as applicable, unless the issuance and delivery of such Shares and unless the exercise or vesting of the Award, if and as applicable, will comply with Applicable Laws. If required by the Administrator, issuance will be further subject to the approval of counsel for the Company with respect to such compliance.
21.2 Investment Representations. As a condition to the exercise or vesting of an Award, the Company may require the person exercising or vesting in such Award to represent and warrant at the time of any such exercise or vesting that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
22. Inability to Obtain Authority. If the Company determines it to be impossible or impractical to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any U.S. state or federal law or non-U.S. law or under the rules and regulations of the U.S. Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, the Company will be relieved of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.
23. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
24. Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, without limitation, termination of such Participant’s status as an employee or other service provider for cause or any specified action or inaction by a Participant, whether before or after such termination of employment or other service, that would constitute cause for termination of such Participant’s status as an employee or other service provider. Notwithstanding any provisions to the contrary under the Plan, all Awards granted under the Plan will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement or reacquisition under any Company clawback policy that may be in effect at grant and any other clawback policy that the Company is required to adopt to comply with Applicable Laws, including without limitation pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (collectively, the “Clawback Policy”). The Administrator may require a Participant to forfeit, return or reimburse the Company for all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws, including without limitation any reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 24 specifically is mentioned and waived in an Award Agreement or other document, no recovery of compensation under a Clawback Policy or otherwise will constitute an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Subsidiary, Parent or Affiliate of the Company.
*   *   *

ACCURAY

ACCURAY INCORPORATED
ATTN: CORPORATE SECRETARY
1240 DEMING WAY
MADISON, WI 53717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ARAY2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V80359-P36101 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ACCURAY INCORPORATED

The Board of Directors recommends you vote FOR the following:

Nominees:	**For**	**Against**	**Abstain**
1a. Anne B. Le Grand	☐	☐	☐
1b. Joseph E. Whitters	☐	☐	☐
1c. Chan W. Galbato	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on November 13, 2025:
The Notice and Proxy Statement and 2025 Annual Report are available at www.proxyvote.com.

V80360-P36101

ACCURAY INCORPORATED
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS NOVEMBER 13, 2025 9:00 AM (PST)

The undersigned stockholder of ACCURAY INCORPORATED, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and hereby appoints Suzanne Winter, Ali Pervaiz, and Zhimin Yang, and each of them, jointly and severally, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in name of the undersigned, to represent the undersigned at the 2025 Annual Meeting of Stockholders of Accuray Incorporated to be held on Thursday, November 13, 2025, at 9:00 AM (PST), and at any adjournment or postponement thereof, and to vote all shares of common stock which the undersigned would be entitled to vote on the matters set forth on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby. The 2025 Annual Meeting of Stockholders will take place as a virtual meeting via the Internet at www.virtualshareholdermeeting.com/ARAY2025.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 THROUGH 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side